Filed Pursuant to Rule 424(b)(5)

Registration No. 333-261328

Prospectus Supplement
(To Prospectus dated November 24, 2021)

Reaves Utility Income Fund

Up to 6,130,817 Common Shares of Beneficial Interest

Reaves Utility Income Fund (the “Fund”) has entered into a distribution agreement, dated November 14, 2019, with ALPS Distributors, Inc. (the “Distributor”), as amended by Amendment No. 1 thereto, dated October 6, 2020, Amendment No. 2 thereto, dated June 21, 2021 and Amendment No. 3 thereto, dated November 22, 2021 (collectively, the “Distribution Agreement”) relating to the Fund’s common shares of beneficial interest, no par value (the “Common Shares”), offered by this Prospectus Supplement and the accompanying Prospectus. In accordance with the terms of the Distribution Agreement, the Fund may offer and sell up to 23,000,000 of the Fund’s Common Shares, from time to time through the Distributor for the offer and sale of the Common Shares. Under the Investment Company Act of 1940, as amended (the “1940 Act”), the Fund may not sell any Common Shares at a price below the current net asset value (“NAV”) of such Common Shares, exclusive of any distributing commission or discount. The Fund is a diversified, closed-end management investment company which commenced investment operations in February 2004. The Fund’s investment objective is to provide a high level of after-tax income and total return consisting primarily of tax-advantaged dividend income and capital appreciation. As of November 19, 2021, 16,869,183 Common Shares have been sold through the Distributor.

The Fund’s Common Shares are listed on the NYSE American LLC (the “NYSE American”) under the symbol “UTG.” As of October 31, 2021, the last reported sale price for the Fund’s Common Shares was $33.96 per share. As of October 31, 2021, the last reported NAV for the Fund’s Common Shares was $33.09.

Sales of the Fund’s Common Shares, if any, under this Prospectus Supplement and the accompanying Prospectus may be made in negotiated transactions or transactions that are deemed to be “at the market” as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), including sales made directly on the NYSE American or sales made to or through a market maker other than on an exchange. The minimum price on any day at which Common Shares may be sold will not be less than the then current NAV per Common Share plus the per Common Share amount of the commission to be paid to the Distributor (the “Minimum Price”). The Fund and the Distributor will determine whether any sales of Common Shares will be authorized on a particular day. The Fund and the Distributor, however, will not authorize sales of Common Shares if the price per share of the Common Shares is less than the Minimum Price. The Fund and the Distributor may elect not to authorize sales of Common Shares on a particular day even if the price per share of the Common Shares is equal to or greater than the Minimum Price, or may only authorize a fixed number of Common Shares to be sold on any particular day. The Fund and the Distributor will have full discretion regarding whether sales of Common Shares will be authorized on a particular day and, if so, in what amounts.

The Distributor may enter into sub-placement agent agreements with one or more selected dealers. The Distributor has entered into a sub-placement agent agreement, dated November 14, 2019, with UBS Securities LLC (the “Sub-Placement Agent”), as amended by Amendment No. 1 thereto, dated August 12, 2020, Amendment No. 2 thereto, dated October 6, 2020, Amendment No. 3 thereto, dated June 21, 2021 and Amendment No. 4 thereto, dated November 22, 2021 (collectively, the “Sub-Placement Agent Agreement”), relating to the Common Shares offered by this Prospectus Supplement and the accompanying Prospectus. In accordance with the terms of the Sub-Placement Agent Agreement, the Fund may offer and sell Common Shares from time to time through the Sub-Placement Agent as sub-placement agent for the offer and sale of Common Shares. The Fund will compensate the Distributor with respect to sales of Common Shares at a commission rate of 1.00% of the gross proceeds of the sale of Common Shares. Out of this commission, the Distributor will compensate the Sub-Placement Agent at a rate of up to 0.80% of the gross sales proceeds of the sale of the Common Shares sold by the Sub-Placement Agent.

Investing in the Fund’s Common Shares involves certain risks. You could lose some or all of your investment. See “Risk Factors” beginning on page 27 of the accompanying Prospectus. You should consider carefully these risks together with all of the other information contained in this Prospectus Supplement and the accompanying Prospectus before making a decision to purchase the Fund’s Common Shares.

Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus Supplement or the accompanying Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus Supplement dated November 24, 2021

(continued on following page)

Principal Investment Strategies. The Fund’s investment objective is to provide a high level of after-tax income and total return consisting primarily of tax-advantaged dividend income and capital appreciation. The Fund pursues this objective by investing at least 80% of its total assets in the securities of domestic and foreign companies involved to a significant extent in providing products, services or equipment for (i) the generation or distribution of electricity, gas or water, (ii) telecommunications activities or (iii) infrastructure operations, such as airports, toll roads and municipal services (“Utilities” or the “Utility Industry”).

A company will be deemed to be involved in the Utility Industry to a significant extent if at least 50% of its assets, gross income or profits are committed to or derived from activities in the areas described above. The remaining 20% of the Fund’s total assets may be invested in other securities including stocks, debt obligations and money market instruments, as well as certain derivative instruments (described below) and other investments.

As used in this Prospectus Supplement and the accompanying Prospectus and Statement of Additional Information, the terms “debt securities” and “debt obligations” refer to bonds, debentures and similar long and intermediate term debt investments and do not include short-term fixed income securities such as money market instruments in which the Fund may invest temporarily pending investment of the proceeds of an offering and during periods of abnormal market conditions. The Fund may invest in preferred stocks and bonds of below investment grade quality (i.e., “junk bonds”).

Under normal market conditions, the Fund invests at least 80% of its total assets in dividend-paying common and preferred stocks of companies in the Utility Industry. In pursuing its objective, the Fund invests primarily in common and preferred stocks that pay dividends that qualify for federal income taxation at rates applicable to long-term capital gains (“tax-advantaged dividends”).

The Fund may invest in the securities of both domestic and foreign issuers, including those located in emerging market countries (i.e., a country not included in the MSCI World Index, a free float-adjusted market capitalization weighted index that is designed to measure the equity market performance of developed markets).

As an alternative to holding foreign-traded securities, the Fund may invest in dollar-denominated securities of foreign companies that trade on U.S. exchanges or in the U.S. over-the-counter market (including depositary receipts, which evidence ownership in underlying foreign securities).

To date, the Fund’s derivatives usage has been limited to equity options, including writing covered calls, the purchase of calls and the sale of puts. Options may be used as both hedges against the value of existing holdings or as speculative trades as part of the Fund’s overall investment strategy.

In addition, the Fund may choose to use interest rate swaps (or options thereon) from time to time for hedging purposes. Although the Fund does not currently use interest rate swaps (or options thereon), the Fund may do so in the future, depending on the interest rate outlook of W.H. Reaves & Co., Inc. (the “Investment Adviser”) and other factors. Such usage would be limited to no more than 20% of the Fund’s total assets. The Fund may choose to use other derivatives from time to time, as described in the Statement of Additional Information.

There is no assurance that the Fund will achieve its investment objective. Further, the Fund’s ability to pursue its investment objective, the value of the Fund’s investments and the Fund’s NAV may be adversely affected by changes in tax rates and policies. Because the Fund’s investment objective is to provide a high level of after-tax yield and total return consisting primarily of dividend and interest income and capital appreciation, the Fund’s ability to invest, and the attractiveness of investing in, equity securities that pay qualified dividend income in relation to other investment alternatives will be affected by changes in federal income tax laws and regulations, including changes in the qualified dividend income provisions. Any proposed or actual changes in such rates, therefore, can significantly and adversely affect the after-tax returns of the Fund’s investments in equity securities. Any such changes also could significantly and adversely affect the Fund’s NAV, as well as the Fund’s ability to acquire and dispose of equity securities at desirable returns and price levels and the Fund’s ability to pursue its investment objective. The Fund cannot assure you as to the portion, if any, of the Fund’s dividends that will be qualified dividend income.

Leverage. The Fund currently uses leverage through borrowing. More specifically, the Fund has entered into a credit agreement (the “Credit Agreement”) with Pershing LLC (“Bank”). As of April 30, 2021, the Fund had outstanding $395,000,000 in principal amount of borrowings from the Credit Agreement representing approximately 19.72% of the Fund’s net assets (including assets attributable to the Fund’s use of leverage). The Bank has the ability to terminate the Credit Agreement upon 180-days’ notice or following an event of default. The Fund has no present intention of issuing preferred shares, although it has done so in the past and may choose to do so in the future. The Fund also may borrow money as a temporary measure for extraordinary or emergency purposes. The provisions of the 1940 Act further provide that the Fund may borrow or issue notes or debt securities in an amount up to 33 1/3% of its total assets or may issue preferred shares in an amount up to 50% of the Fund’s total assets (including the proceeds from leverage).

Capitalized terms used herein that are not otherwise defined shall have the meanings assigned to them in the accompanying Prospectus.

This Prospectus Supplement, together with the accompanying Prospectus, sets forth concisely the information that you should know before investing. You should read this Prospectus Supplement and the accompanying Prospectus, which contain important information, before deciding whether to invest in the Fund’s Common Shares. You should retain the accompanying Prospectus and Prospectus Supplement for future reference. A Statement of Additional Information (“SAI”), dated November 24, 2021, as supplemented from time to time, containing additional information, has been filed with the (“SEC”) and is incorporated by reference in its entirety into this Prospectus Supplement and the accompanying Prospectus. This Prospectus Supplement, the accompanying Prospectus and the SAI are part of a “shelf” registration statement that the Fund filed with the SEC. This Prospectus Supplement describes the specific details regarding this offering, including the method of distribution. If information in this Prospectus Supplement is inconsistent with the accompanying Prospectus or the SAI, you should rely on this Prospectus Supplement. You may request a free copy of the SAI, the table of contents of which is on page 43 of the accompanying Prospectus, request a free copy of the Fund’s annual and semi-annual reports, and request other information or make shareholder inquiries, by calling toll-free 1-855-830-1222 or by writing to the Fund at 1290 Broadway, Suite 1000, Denver, Colorado 80203. The Fund’s annual and semi-annual reports also are available on the Fund’s website, free of charge, at www.utilityincomefund.com (information included on the website does not form a part of this Prospectus Supplement or accompanying Prospectus), or from the SEC’s website (http://www.sec.gov). You can get the same information free from the SEC’s website (http://www.sec.gov). You may also e-mail requests for these documents to publicinfo@sec.gov.

The Fund’s securities do not represent a deposit or obligation of, and are not guaranteed or endorsed by, any bank or other insured depository institution and are not federally insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other government agency.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

You should rely only on the information contained or incorporated by reference in this Prospectus Supplement and the accompanying Prospectus. The Fund has not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The Fund is not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information provided by this Prospectus Supplement and the accompanying Prospectus is accurate as of any date other than the date on the front of this Prospectus Supplement and the accompanying Prospectus. The Fund’s business, financial condition and results of operations may have changed since that date.

CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus Supplement, the accompanying Prospectus and the SAI contain “forward-looking statements.” Forward-looking statements can be identified by the words “may,” “will,” “intend,” “expect,” “estimate,” “continue,” “plan,” “anticipate,” and similar terms and the negative of such terms. By their nature, all forward-looking statements involve risks and uncertainties, and actual results could differ materially from those contemplated by the forward-looking statements. Several factors that could materially affect the Fund’s actual results are the performance of the portfolio of securities the Fund holds, the price at which the Fund’s Common Shares will trade in the public markets and other factors discussed in the Fund’s periodic filings with the SEC. Currently known risk factors that could cause actual results to differ materially from the Fund’s expectations include, but are not limited to, the factors described in the “Risks” section of the accompanying Prospectus. The Fund urges you to review carefully that section for a more detailed discussion of the risks of an investment in the Fund’s securities.

Although the Fund believes that the expectations expressed in the Fund’s forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in the Fund’s forward-looking statements. The Fund’s future financial condition and results of operations, as well as any forward-looking statements, are subject to change and are subject to inherent risks and uncertainties, such as those disclosed in the “Risks” section of the accompanying Prospectus. All forward-looking statements contained or incorporated by reference in this Prospectus Supplement or the accompanying Prospectus are made as of the date of this Prospectus Supplement or the accompanying Prospectus, as the case may be. Except for the Fund’s ongoing obligations under the federal securities laws, the Fund does not intend, and the Fund undertakes no obligation, to update any forward-looking statement.

PROSPECTUS SUPPLEMENT SUMMARY

This is only a summary of information contained elsewhere in this Prospectus Supplement and the accompanying Prospectus. This summary does not contain all of the information that you should consider before investing in the Fund’s common shares of beneficial interest (the “Common Shares”). You should carefully read the more detailed information contained in this Prospectus Supplement and the accompanying Prospectus and the SAI, dated November 24, 2021, especially the information set forth under the heading “Risk Factors.”

The Fund

Reaves Utility Income Fund (the “Fund”) is a Delaware statutory trust registered as a diversified, closed-end management investment company under the Investment Company Act of 1940, as amended (the “1940 Act”). An investment in the Fund may not be appropriate for all investors. There can be no assurance that the Fund will achieve its investment objective.

Investment Adviser

W.H. Reaves & Co., Inc. serves as the Fund’s investment adviser (the “Investment Adviser” or “Reaves”). As of October 31, 2021, Reaves had approximately $3.5 billion of assets under management. The Investment Adviser’s address is 10 Exchange Place, Jersey City, New Jersey 07302.

The Fund pays the Investment Adviser a management fee payable on a monthly basis at the annual rate of 0.575% of the Fund’s average daily total assets on assets up to and including $2.5 billion and 0.525% of the Fund's average daily total assets on assets over $2.5 billion. As a result, the Investment Adviser is paid more if the Fund uses leverage directly, which creates a potential conflict of interest for the Investment Adviser. The Investment Adviser will seek to manage that potential conflict by utilizing leverage only when it determines such action is in the best interests of the Fund. For more information on the Adviser, as well as the fees and expenses, see “Summary of Fund Expenses” and “Management of the Fund” on pages S-3 and 44 of the accompanying Prospectus.

The Offering

The Fund has entered into a distribution agreement, dated November 16, 2019, with ALPS Distributors, Inc. (the “Distributor”), as amended by Amendment No. 1 thereto, dated October 6, 2020, Amendment No. 2 thereto, dated June 21, 2021 and Amendment No. 3 thereto, dated November 22, 2021 (collectively, the “Distribution Agreement”), pursuant to which the Fund may offer and sell up to 23,000,000 Common Shares, from time to time, through the Distributor, in transactions that are deemed to be “at the market” as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”). The minimum price on any day at which Common Shares may be sold will not be less than the then current NAV per Common Share plus the per Common Share amount of the commission to be paid to the Distributor (the “Minimum Price”). The Fund and the Distributor will determine whether any sales of Common Shares will be authorized on a particular day. The Fund and the Distributor, however, will not authorize sales of Common Shares if the price per share of the Common Shares is less than the Minimum Price. The Fund and the Distributor may elect not to authorize sales of Common Shares on a particular day even if the price per share of the Common Shares is equal to or greater than the Minimum Price, or may only authorize a fixed number of Common Shares to be sold on any particular day. The Fund and the Distributor will have full discretion regarding whether sales of Common Shares will be authorized on a particular day and, if so, in what amounts. As of November 19, 2021, 16,869,183 Common Shares have been sold through the Distributor.

The Distributor may enter into sub-placement agent agreements with one or more selected dealers. The Distributor has entered into a sub-placement agent agreement, dated November 16, 2019, with UBS Securities LLC (the “Sub-Placement Agent”), as amended by Amendment No. 1 thereto, dated August 12, 2020, Amendment No. 2 thereto, dated October 6, 2020, Amendment No. 3 thereto, dated June 21, 2021 and Amendment No. 4 thereto, dated November 22, 2021 (collectively, the “Sub-Placement Agent Agreement”), relating to the Common Shares offered by this Prospectus Supplement and the accompanying Prospectus. In accordance with the terms of the Sub-Placement Agent Agreement, the Fund may offer and sell Common Shares from time to time through the Sub-Placement Agent as sub-placement agent for the offer and sale of Common Shares. The Fund will compensate the Distributor with respect to sales of Common Shares at a commission rate of 1.00% of the gross proceeds of the sale of Common Shares. Out of this commission, the Distributor will compensate the Sub-Placement Agent at a rate of up to 0.80% of the gross sales proceeds of the sale of the Common Shares sold by the Sub-Placement Agent.

Use of Proceeds

Unless otherwise specified in this Prospectus Supplement, Reaves anticipates that investment of the proceeds will be made in accordance with the Fund’s investment objective and policies as appropriate investment opportunities are identified. It is currently anticipated that the Fund will be able to invest substantially all of the net proceeds of an offering of Common Shares in accordance with its investment objective and policies within three months after the completion of such offering. Pending such investment, the proceeds will be held in high quality short-term debt securities and instruments. A delay in the anticipated use of proceeds could lower returns and reduce the Fund’s distribution to holders of Common Shares (“Common Shareholders”).

DIVIDENDS

The Fund intends to make a level dividend distribution each month to Common Shareholders after payment of interest on any outstanding borrowings. The level dividend rate is determined, and may be modified by the Board of Trustees, from time to time. As of April 30, 2021, the distribution rate was $0.18 per Common Share. Any net capital gains earned by the Fund are distributed at least annually. Distributions to Common Shareholders are recorded by the Fund on the ex-dividend date. Common Shareholders who elect not to participate in the Fund’s dividend reinvestment plan will receive all distributions in cash paid by check mailed directly to the shareholder of record (or, if the Common Shares are held in street or other nominee name, then to such nominee).

CAPITALIZATION

Pursuant to the Distribution Agreement with the Distributor, the Fund may offer and sell up to 23,000,000 Common Shares from time to time through the Distributor for the offer and sale of the Common Shares under this Prospectus Supplement and the accompanying Prospectus. There is no guarantee that there will be any sales of the Fund’s Common Shares pursuant to this Prospectus Supplement and the accompanying Prospectus. The table below shows the Fund’s historical capitalization as of April 30, 2021 and the estimated capitalization of the Fund assuming the sale of all 6,804,476 Common Shares that were remaining to be sold as of October 31, 2021 under the Distribution Agreement on a pro forma, as adjusted basis as of April 30, 2021. Actual sales, if any, of the Fund’s Common Shares, and the actual application of the proceeds thereof, under this Prospectus Supplement and the accompanying Prospectus may be different than as set forth in the table below. In addition, the price per share of any such sale may be greater or less than $33.96 depending on the market price of the Fund’s Common Shares at the time of any such sale. The Fund and the Distributor will determine whether any sales of Common Shares will be authorized on a particular day. The Fund and the Distributor, however, will not authorize sales of Common Shares if the price per share of the Common Shares is less than the Minimum Price. The Fund and the Distributor may elect not to authorize sales of Common Shares on a particular day even if the price per share of the Common Shares is equal to or greater than the Minimum Price, or may only authorize a fixed number of Common Shares to be sold on any particular day. The Fund and the Distributor will have full discretion regarding whether sales of Common Shares will be authorized on a particular day and, if so, in what amounts.

The following table sets forth the Fund’s capitalization:

•	on a historical basis as of April 30, 2021

•	on a pro forma as adjusted basis to reflect (1) the assumed sale of 6,804,476 of the Fund’s Common Shares at $33.96 per share (the last reported sale price of the Fund’s Common Shares on NYSE American on October 31, 2021) in an offering under this Prospectus Supplement and the accompanying Prospectus, and (2) the investment of net proceeds assumed from such offering in accordance with the Fund’s investment objective and policies, after deducting the assumed aggregate commission of $2,310,800 (representing an estimated commission paid to the Distributor of 1.00% of the gross sales price per share in connection with the sale of Common Shares effected by the Distributor in each offering) and offering costs payable by the Fund of $274,120.

	Actual	As Adjusted
Paid-in capital	$1,447,449,345	$1,675,944,430
Total Distributable Earnings	$555,138,902	$555,138,902
Net assets applicable to Common Shareholders	$2,002,588,247	$2,231,083,332

Total Capitalization	$2,002,588,247	$2,231,083,332

SUMMARY OF FUND EXPENSES

The following table is intended to assist investors in understanding the fees and expenses (annualized) that an investor in Common Shares would bear, directly or indirectly. The table is based on the capital structure of the Fund as of April 30, 2021.

The table shows Fund expenses as a percentage of net assets attributable to Common Shares. The following table should not be considered a representation of the Fund’s future expenses. Actual expenses may be greater or less than those shown below.

Shareholder Transaction Expenses	As a Percentage of Offering Price
Sales Load(1)	1.00%
Expenses Borne by Common Shareholders of the Fund(1)	0.01%
Dividend Reinvestment Plan Fees(2)	None

As a Percentage of Net Assets Attributable to Common Shares (1)
Annual Expenses
Investment Advisory Fees(3)	0.69%
Interest Payments on Borrowed Funds(4)	0.18%
Other Expenses(5)	0.36%
Total Annual Fund Operating Expenses	1.23%

Example

The purpose of the following table is to help a Common Shareholder understand the fees and expenses that such holder would bear directly or indirectly. The following example illustrates the expenses that you would pay on a $1,000 investment in Common Shares, assuming (1) that the Fund incurs total annual expenses of 1.23% of its net assets in years 1 through 10 (assuming borrowing equal to 19.72% of the Fund’s net assets) and (2) a 5% annual return.

	1 year	3 years	5 years	10 years
Total Expenses Incurred	$22	$49	$77	$157

The example should not be considered a representation of future expenses. Actual expenses may be greater or less than those assumed. The example assumes that the estimated “Other Expenses” set forth in the Annual Expenses tables are accurate and that all dividends and distributions are reinvested at NAV. Moreover, the Fund’s actual rate of return may be greater or less than the hypothetical 5% annual return shown in the example.

(1)	Represents the estimated commission with respect to the Common Shares being sold under this Prospectus Supplement and the accompanying Prospectus. There is no guarantee that there will be any sales of Common Shares under this Prospectus Supplement and the accompanying Prospectus. Actual sales of Common Shares under this Prospectus Supplement and the accompanying Prospectus, if any, may be less than as set forth under “Capitalization” below. In addition, the price per Common Share of any such sale may be greater or less than the price set forth under “Capitalization” above, depending on market price of the Common Shares at the time of any such sale.

(2)	There will be no brokerage charges with respect to Common Shares issued directly by the Fund under the dividend reinvestment plan. You will pay brokerage charges in connection with open market purchases or if you direct the plan agent to sell your Common Shares held in a dividend reinvestment account.

(3)	The investment advisory fee is charged as a percentage of the Fund’s average daily total assets.

(4)	Assumes the use of leverage in the form of borrowing under the Credit Agreement representing 19.72% of the Fund’s net assets as of April 30, 2021 (including any additional leverage obtained through the use of borrowed funds) at an average annual interest rate cost to the Fund of 0.93%.

(5)	Other Expenses are estimated based on the Fund’s current six-month period ended on April 30, 2021.

The purpose of the table and the example above is to help investors understand the fees and expenses that they, as Common Shareholders, would bear directly or indirectly. For additional information with respect to the Fund’s expenses, see “Management of the Fund” on page 27 of the accompanying Prospectus.

USE OF PROCEEDS

Unless otherwise specified in this Prospectus Supplement and the accompanying Prospectus, the Investment Adviser anticipates that investment of the proceeds will be made in accordance with the Fund’s investment objective and policies as appropriate investment opportunities are identified. It is currently anticipated that the Fund will be able to invest substantially all of the net proceeds of an offering of Common Shares pursuant to this Prospectus Supplement and the accompanying Prospectus in accordance with its investment objective and policies within three months after the completion of such offering. Pending such investment, the proceeds will be held in high quality short-term debt securities and instruments. A delay in the anticipated use of proceeds could lower returns and reduce the Fund’s distribution to Common Shareholders.

PLAN OF DISTRIBUTION

The Fund has entered into the Distribution Agreement with ALPS Distributors, Inc., pursuant to which the Fund may offer and sell up to 23,000,000 Common Shares, from time to time, through the Distributor, in transactions that are deemed to be “at the market” as defined in Rule 415 under the Securities Act. The minimum price on any day at which Common Shares may be sold will not be less than the Minimum Price, which will be equal to the then current NAV per Common Share plus the per Common Share amount of the commission to be paid to the Distributor. The Fund and the Distributor will determine whether any sales of Common Shares will be authorized on a particular day. The Fund and the Distributor, however, will not authorize sales of Common Shares if the price per share of the Common Shares is less than the Minimum Price. The Fund and the Distributor may elect not to authorize sales of Common Shares on a particular day even if the price per share of the Common Shares is equal to or greater than the Minimum Price, or may only authorize a fixed number of Common Shares to be sold on any particular day. The Fund and the Distributor will have full discretion regarding whether sales of Common Shares will be authorized on a particular day and, if so, in what amounts.

The Distributor may enter into sub-placement agent agreements with one or more selected dealers. The Distributor has entered into the Sub-Placement Agent Agreement, with UBS Securities LLC relating to the Common Shares offered by this Prospectus Supplement and the accompanying Prospectus. In accordance with the terms of the Sub-Placement Agent Agreement, the Fund may offer and sell Common Shares from time to time through the Sub-Placement Agent as sub-placement agent for the offer and sale of Common Shares.

The Distributor (or the Sub-Placement Agent) will provide written confirmation to the Fund not later than the opening of the trading day on the NYSE American following any trading day on which Common Shares are sold. Each confirmation will include the number of Common Shares sold on the preceding day, the net proceeds to the Fund and the compensation payable by the Fund to the Distributor in connection with the sales.

The Fund will compensate the Distributor with respect to sales of Common Shares at a commission rate of 1.00% of the gross proceeds of the sale of Common Shares. Out of this commission, the Distributor will compensate the Sub-Placement Agent at a rate of up to 0.80% of the gross sales proceeds of the sale of the Common Shares sold by the Sub-Placement Agent. There is no guarantee that there will be any sales of Common Shares under this Prospectus Supplement and the accompanying Prospectus.

Settlement for sales of Common Shares will occur on the second trading day following the date on which such sales are made in return for payment of the net proceeds to the Fund. There is no arrangement for funds to be deposited in escrow, trust or similar arrangement.

In connection with the sale of Common Shares on behalf of the Fund, the Distributor may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to the Distributor may be deemed to be underwriting commissions or discounts.

The Fund has agreed to indemnify the Distributor against certain civil liabilities, including liabilities under the Securities Act. The Distributor has agreed to indemnify the Sub-Placement Agent against certain civil liabilities, including liabilities under the Securities Act.

The offering of Common Shares pursuant to the Distribution Agreement will terminate upon the earlier of (1) the sale of all Common Shares subject to the Distribution Agreement or (2) the termination of the Distribution Agreement. The Distribution Agreement may be terminated at any time, without the payment of any penalty, by the Fund or by the Distributor, on sixty days’ written notice to the other party.

The Common Shares may not be sold through the Distributor or the Sub-Placement Agent without delivery or deemed delivery of this Prospectus Supplement and the accompanying Prospectus describing the method and terms of the offering of the Common Shares.

The Sub-Placement Agent, its affiliates or their respective employees hold or may hold in the future, directly or indirectly, investment interests in the Fund. The interests held by the Sub-Placement Agent, its affiliates or their respective employees are not attributable to, and no investment discretion is held by, the Sub-Placement Agent, its affiliates or their respective affiliates.

The principal business address of ALPS Distributors, Inc. is 1290 Broadway, Suite 1000, Denver, Colorado 80203. The principal business address of UBS Securities LLC is 1285 Avenue of the America, New York, New York 10019.

ADDITIONAL INFORMATION

The Fund will be subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and the 1940 Act and in accordance therewith files reports and other information with the SEC. Reports, proxy statements and other information filed by the Fund with the SEC pursuant to the informational requirements of such Acts can be inspected and copied at the public reference facilities maintained by the SEC, 100 F Street, N.E., Washington, D.C. 20549. The SEC maintains a web site at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants, including the Fund, that file electronically with the SEC.

This Prospectus Supplement and accompanying Prospectus constitutes part of a Registration Statement filed by the Fund with the SEC under the Securities Act and the 1940 Act. This Prospectus Supplement and accompanying Prospectus omits certain of the information contained in the Registration Statement, and reference is hereby made to the Registration Statement and related exhibits for further information with respect to the Fund and the Common Shares offered hereby. Any statements contained herein concerning the provisions of any document are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the SEC. Each such statement is qualified in its entirety by such reference. The complete Registration Statement may be obtained from the SEC upon payment of the fee prescribed by its rules and regulations or free of charge through the SEC’s website (http://www.sec.gov).

Up to 6,130,817 Common Shares of Beneficial Interest

Reaves Utility Income Fund

PROSPECTUS

SUPPLEMENT

November 24, 2021

Until December 19, 2021 (25 days after the date of this prospectus supplement), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters.

November 24, 2021

Reaves Utility Income Fund

$600,000,000

Common Shares of Beneficial Interest

Subscription Rights for Common Shares of Beneficial Interest

Follow-on Offerings

The Reaves Utility Income Fund (the “Fund”) is a diversified, closed-end management investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”). The Fund’s investment objective is to provide a high level of after-tax income and total return consisting primarily of tax-advantaged dividend income and capital appreciation. The Fund pursues this objective by investing at least 80% of its total assets in the securities of domestic and foreign companies involved to a significant extent in providing products, services or equipment for (i) the generation or distribution of electricity, gas or water, (ii) telecommunications activities or (iii) infrastructure operations, such as airports, toll roads and municipal services (“Utilities” or the “Utility Industry”). A company will be deemed to be involved in the Utility Industry to a significant extent if at least 50% of its assets, gross income or profits are committed to or derived from activities in the areas described above. As of October 31, 2021, the last reported sale price for the Fund’s common shares on the NYSE American was $33.96 per common share, and the net asset value (“NAV”) of the Fund’s common shares was $33.09 per common share, representing a premium to NAV of 2.63%.

W.H. Reaves & Co., Inc. (the “Investment Adviser” or “Reaves”) serves as the Fund’s investment adviser. As of October 31, 2021, Reaves had approximately $3.5 billion of assets under management. The Investment Adviser’s address is 10 Exchange Place, Jersey City, New Jersey 07302. The Fund’s address is 1290 Broadway, Suite 1000, Denver, Colorado 80203, and its telephone number is 800-644-5571.

The Fund may offer, from time to time, up to $600,000,000 aggregate initial offering price of common shares of beneficial interest, no par value, subscription rights to purchase common shares (“Rights”) and/or any follow-on offering (“Follow-on Offering” and together with the common shares and Rights, “Securities”) in one or more offerings in amounts, at prices and on terms set forth in one or more supplements to this Prospectus (each a “Prospectus Supplement”). Follow-on Offerings may include offerings of common shares, offerings of Rights, and offerings made in transactions that are deemed to be “at the market” as defined in Rule 415 under the Securities Act, including sales made directly on the NYSE American LLC (“NYSE American”) or sales made to or through a market maker other than on an exchange. You should read this Prospectus and any related Prospectus Supplement carefully before you decide to invest in the Securities.

The Fund may offer Securities (1) directly to one or more purchasers, (2) through agents that the Fund may designate from time to time or (3) to or through underwriters or dealers. The Prospectus Supplement relating to a particular offering of Securities will identify any agents or underwriters involved in the sale of Securities, and will set forth any applicable purchase price, fee, commission or discount arrangement between the Fund and agents or underwriters or among underwriters or the basis upon which such amount may be calculated. The Fund may not sell Securities through agents, underwriters or dealers without delivery of this Prospectus and a Prospectus Supplement. See “Plan of Distribution.”

An investment in the Fund is not appropriate for all investors. No assurances can be given that the Fund will achieve its investment objective. Further, the Fund’s ability to pursue its investment objective, the value of the Fund’s investments and the Fund’s net asset value may be adversely affected by changes in tax rates and policies. Because the Fund’s investment objective is to provide a high level of after-tax yield and total return consisting primarily of dividend and interest income and capital appreciation, the Fund’s ability to invest, and the attractiveness of investing in, equity securities that pay qualified dividend income in relation to other investment alternatives will be affected by changes in federal income tax laws and regulations, including changes in the qualified dividend income provisions. Any proposed or actual changes in such rates, therefore, can significantly and adversely affect the after-tax returns of the Fund’s investments in equity securities. Any such changes also could significantly and adversely affect the Fund’s net asset value, as well as the Fund’s ability to acquire and dispose of equity securities at desirable returns and price levels and the Fund’s ability to pursue its investment objective. The Fund cannot assure you as to the portion, if any, of the Fund’s dividends that will be qualified dividend income.

Investing in the Fund’s common shares involves certain risks. See “Risk Factors” beginning on page 27 of this Prospectus.

This Prospectus sets forth concisely the information about the Fund and the Securities that a prospective investor ought to know before investing in the Fund and participating in an offer. You should read this Prospectus, which contains important information about the Fund, before deciding whether to invest in the Fund’s common shares, and retain it for future reference. A Statement of Additional Information dated November 24, 2021 (the “SAI”), containing additional information about the Fund, has been filed with the Securities and Exchange Commission (“SEC”) and is incorporated by reference in its entirety into this Prospectus, which means that it is part of this Prospectus for legal purposes. You may request a free copy of the SAI, the Fund’s Annual and Semi-Annual Reports, request other information about the Fund and make shareholder inquiries by calling (800) 644-5571 (toll-free) or by writing to ALPS Fund Services, Inc., 1290 Broadway, Suite 1000, Denver, Colorado 80203, or obtain a copy of such documents (and other information regarding the Fund) by visiting the Fund’s website (www.utilityincomefund.com) or the SEC’s web site (http://www.sec.gov).

The amount of distributions that the Fund may pay is not guaranteed. The Fund may pay distributions in a significant part from sources that may not be available in the future and that are unrelated to the Fund’s performance such as a return of capital.

This Prospectus is part of a registration statement on Form N-2 that the Fund filed with the SEC using a “shelf” registration process. Under this process, the Fund may offer, from time to time, up to $600,000,000 aggregate initial offering price of Securities in one or more offerings in amounts, at prices and on terms set forth in one or more Prospectus Supplements. The Prospectus Supplement may also add, update or change information contained in this Prospectus. You should carefully read this Prospectus and any accompanying Prospectus Supplement, together with the additional information described under the heading “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this Prospectus and any accompanying Prospectus Supplement. The Fund has not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The Fund is not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained or the representations made herein are accurate only as of the date on the cover page of this Prospectus. The Fund’s business, financial condition and prospects may have changed since that date. The Fund will amend this Prospectus and any accompanying Prospectus Supplement if, during the period that this Prospectus and any accompanying Prospectus Supplement is required to be delivered, there are any subsequent material changes.

WHERE YOU CAN FIND MORE INFORMATION

The Fund is subject to the informational requirements of the Securities Exchange Act of 1934 (the “Exchange Act”) and the Investment Company Act of 1940 (“1940 Act”) and in accordance therewith files, or will file, reports and other information with the SEC. Reports, proxy statements and other information filed by the Fund with the SEC pursuant to the informational requirements of the Exchange Act and the 1940 Act can be inspected and copied at the public reference facilities maintained by the SEC, 100 F Street, N.E., Washington, D.C. 20549. The SEC maintains a web site at www.sec.gov containing reports, proxy and information statements and other information regarding registrants, including the Fund, that file electronically with the SEC

This Prospectus constitutes part of a Registration Statement filed by the Fund with the SEC under the Securities Act of 1933, as amended (“Securities Act”) and the 1940 Act. This Prospectus omits certain of the information contained in the Registration Statement, and reference is hereby made to the Registration Statement and related exhibits for further information with respect to the Fund and the Common Shares offered hereby. Any statements contained herein concerning the provisions of any document are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the SEC. Each such statement is qualified in its entirety by such reference. The complete Registration Statement may be obtained from the SEC upon payment of the fee prescribed by its rules and regulations or free of charge through the SEC’s website (www.sec.gov).

The Fund will provide without charge to each person, including any beneficial owner, to whom this Prospectus is delivered, upon written or oral request, a copy of any and all of the information that has been incorporated by reference in this Prospectus or any accompanying Prospectus Supplement. You may request such information by calling toll-free 1-800-644-5571 or you may obtain a copy (and other information regarding the Fund) from the SEC’s website (www.sec.gov). Free copies of the Fund’s Prospectus, SAI and any incorporated information will also be available from the Fund’s website at www.utilityincomefund.com. Information contained on the Fund’s website is not incorporated by reference into this Prospectus or any Prospectus Supplement and should not be considered to be part of this Prospectus or any Prospectus Supplement.

INCORPORATION BY REFERENCE

This Prospectus is part of a registration statement that the Fund has filed with the SEC. The Fund is permitted to “incorporate by reference” the information that it files with the SEC, which means that the Fund can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this Prospectus, and later information that the Fund files with the SEC will automatically update and supersede this information.

The documents listed below, and any reports and other documents subsequently filed with the SEC pursuant to Rule 30(b)(2) under the 1940 Act and Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering, are incorporated by reference into this Prospectus and deemed to be part of this Prospectus from the date of the filing of such reports and documents:

●	the Fund’s Statement of Additional Information, dated November 24, 2021, filed with this Prospectus (“SAI”);

●	the Fund’s Annual Report on Form N-CSR for the fiscal year ended October 31, 2020, filed with the SEC on January 5, 2021 (“Annual Report”);

●	the Fund’s Semi-Annual Report on Form N-CSRS for the period ended April 30, 2021, filed with the SEC on July 7, 2021;

●	the Fund’s definitive proxy statement on Schedule 14A for our 2021 annual meeting of shareholders, filed with the SEC on February 22, 2021 (“Proxy Statement”); and

●	the Fund’s description of common shares contained in our Registration Statement on Form 8-A (File No. 333-109089) filed with the SEC on February 20, 2004.

To obtain copies of these filings, see “Where You Can Find More Information.”

The Fund’s securities do not represent a deposit or obligation of, and are not guaranteed or endorsed by, any bank or other insured depository institution and are not federally insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other government agency.

The Securities and Exchange Commission has not approved or disapproved these securities or passed upon the adequacy of this prospectus. Any representation to the contrary is a criminal offense.

You should rely only on the information contained or incorporated by reference in this Prospectus. The Fund has not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The Fund is not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information provided by this Prospectus and any related Prospectus Supplement is accurate as of any date other than the date on the cover page of this Prospectus and any related Prospectus Supplement. The Fund’s business, financial condition and prospects may have changed since that date.

PROSPECTUS SUMMARY

The following summary is qualified in its entirety by reference to the more detailed information appearing elsewhere in this Prospectus. This summary does not contain all of the information that you should consider before exercising your Rights and investing in the Fund. You should review the more detailed information contained in this Prospectus and in the Statement of Additional Information, especially the information set forth under the heading “Risk Factors.”

The Fund

Reaves Utility Income Fund (the “Fund”) is a diversified, closed-end management investment company. The Fund’s outstanding common shares are listed on the NYSE American LLC (the “NYSE American”) under the symbol “UTG”. As of October 31, 2021, the net assets of the Fund were $2,155,236,447. As of October 31, 2021, the Fund had outstanding 65,126,164 common shares. The Fund has no other outstanding securities. See “The Fund.” As of October 31, 2021, the last reported sale price for the Fund’s common shares on the NYSE American was $33.96 per common share, and the net asset value (“NAV”) of the Fund’s common shares was $33.09 per common share, representing a premium to NAV of 2.63%. In connection with any offering of Rights, the Fund will provide information in the Prospectus Supplement of the expected trading market, if any, for Rights.

The Offering

The Fund may offer, from time to time, up to $600,000,000 aggregate initial offering price of common shares, subscription rights to purchase common shares (“Rights”) and/or any follow-on offering (“Follow-on Offering” and together with the common shares and Rights, “Securities”) in one or more offerings in amounts, at prices and on terms set forth in one or more supplements to this Prospectus (each a “Prospectus Supplement”). Follow-on Offerings may include offerings of common shares, offerings of Rights, and offerings made in transactions that are deemed to be “at the market” as defined in Rule 415 under the Securities Act of 1933, as amended (the “1933 Act”), including sales made directly on the NYSE American or sales made to or through a market maker other than on an exchange. You should read this Prospectus and any related Prospectus Supplement carefully before you decide to invest in the Securities.

The Fund may offer Securities (1) directly to one or more purchasers, (2) through agents that the Fund may designate from time to time or (3) to or through underwriters or dealers. The Prospectus Supplement relating to a particular offering of Securities will identify any agents or underwriters involved in the sale of Securities, and will set forth any applicable purchase price, fee, commission or discount arrangement between the Fund and agents or underwriters or among underwriters or the basis upon which such amount may be calculated. The Fund may not sell Securities through agents, underwriters or dealers without delivery of this Prospectus and a Prospectus Supplement. See “Plan of Distribution.”

Use of Proceeds	Unless otherwise specified in a Prospectus Supplement, W.H. Reaves & Co., Inc. (the “Investment Adviser” or “Reaves”), the Fund’s investment adviser, anticipates that investment of the proceeds will be made in accordance with the Fund’s investment objective and policies as appropriate investment opportunities are identified. It is currently anticipated that the Fund will be able to invest substantially all of the net proceeds of an offering of Securities in accordance with its investment objective and policies within three months after the completion of such offering. Pending such investment, the proceeds will be held in high quality short-term debt securities and instruments. A delay in the anticipated use of proceeds could lower returns and reduce the Fund’s distribution to holders of common shares (“Common Shareholders”).

Investment objective and policies

The Fund’s investment objective is to provide a high level of after-tax income and total return consisting primarily of tax-advantaged dividend income and capital appreciation. The Fund pursues this objective by investing at least 80% of its total assets in the securities of domestic and foreign companies involved to a significant extent in providing products, services or equipment for (i) the generation or distribution of electricity, gas or water, (ii) telecommunications activities or (iii) infrastructure operations, such as airports, toll roads and municipal services (“Utilities” or the “Utility Industry”).

A company will be deemed to be involved in the Utility Industry to a significant extent if at least 50% of its assets, gross income or profits are committed to or derived from activities in the areas described above. The remaining 20% of the Fund’s total assets may be invested in other securities including stocks, debt obligations and money market instruments, as well as certain derivative instruments (described below) and other investments.

As used in the Prospectus and the Statement of Additional Information, the terms “debt securities” and “debt obligations” refer to bonds, debentures and similar long and intermediate term debt investments and do not include short-term fixed income securities such as money market instruments in which the Fund may invest temporarily pending investment of the proceeds of an offering and during periods of abnormal market conditions. The Fund may invest in preferred stocks and bonds of below investment grade quality (i.e., “junk bonds”).

Under normal market conditions, the Fund invests at least 80% of its total assets in dividend-paying common and preferred stocks of companies in the Utility Industry. In pursuing its objective, the Fund invests primarily in common and preferred stocks that pay dividends that qualify for federal income taxation at rates applicable to long-term capital gains (“tax-advantaged dividends”).

The Fund may invest in the securities of both domestic and foreign issuers, including those located in emerging market countries (i.e., a country not included in the MSCI World Index, a free float-adjusted market capitalization weighted index that is designed to measure the equity market performance of developed markets).

As an alternative to holding foreign-traded securities, the Fund may invest in dollar-denominated securities of foreign companies that trade on U.S. exchanges or in the U.S. over-the-counter market (including depositary receipts, which evidence ownership in underlying foreign securities).

To date, the Fund’s derivatives usage has been limited to equity options, including writing covered calls, the purchase of calls and the sale of puts. Options may be used as both hedges against the value of existing holdings or as speculative trades as part of the Fund’s overall investment strategy.

In addition, the Fund may choose to use interest rate swaps (or options thereon) from time to time for hedging purposes. Although the Fund does not currently use interest rate swaps (or options thereon), the Fund may do so in the future, depending on the Investment Adviser’s interest rate outlook and other factors. Such usage would be limited to no more than 20% of the Fund’s total assets. The Fund may choose to use other derivatives from time to time, as described in the Statement of Additional Information.

There is no assurance that the Fund will achieve its investment objective. Further, the Fund’s ability to pursue its investment objective, the value of the Fund’s investments and the Fund’s NAV may be adversely affected by changes in tax rates and policies. Because the Fund’s investment objective is to provide a high level of after-tax yield and total return consisting primarily of dividend and interest income and capital appreciation, the Fund’s ability to invest, and the attractiveness of investing in, equity securities that pay qualified dividend income in relation to other investment alternatives will be affected by changes in federal income tax laws and regulations, including changes in the qualified dividend income provisions. Any proposed or actual changes in such rates, therefore, can significantly and adversely affect the after-tax returns of the Fund’s investments in equity securities. Any such changes also could significantly and adversely affect the Fund’s NAV, as well as the Fund’s ability to acquire and dispose of equity securities at desirable returns and price levels and the Fund’s ability to pursue its investment objective. The Fund cannot assure you as to the portion, if any, of the Fund’s dividends that will be qualified dividend income.

Investment Adviser

Reaves is registered with the Securities and Exchange Commission (“SEC”) as an investment adviser under the Investment Advisers Act of 1940, as amended. As of October 31, 2021, Reaves had approximately $3.5 billion of assets under management.

Reaves is entitled to receive a monthly fee at the annual rate of 0.575% on the first $2.5 billion of the average daily total assets of the Fund and 0.525% on any amount in excess of $2.5 billion of the average daily total assets of the Fund.

Administrator

ALPS Fund Services, Inc. (“ALPS”), located at 1290 Broadway, Suite 1000, Denver, Colorado 80203, serves as administrator to the Fund. Under an administration agreement between ALPS and the Fund, ALPS is responsible for calculating the NAV of the common shares, and generally managing the business affairs of the Fund. The administration agreement provides that ALPS will pay all expenses incurred by the Fund, with the exception of advisory fees, trustees’ fees, chief compliance officer fees, portfolio transactions expenses, litigation expenses, taxes, costs of preferred shares, costs of borrowings, expenses of conducting repurchase offers for the purpose of repurchasing Fund shares and extraordinary expenses. ALPS is entitled to receive a monthly fee at the annual rate of 0.265% on the first $2.5 billion of the average daily total assets of the Fund and 0.240% on any amount in excess of $2.5 billion of the average daily total assets of the Fund.

Use of leverage

The Fund currently uses leverage through borrowing. More specifically, the Fund has entered into a credit agreement (the “Credit Agreement”) with Pershing LLC (“Bank”). As of April 30, 2021, the Fund had outstanding $395,000,000 in principal amount of borrowings from the Credit Agreement representing approximately 19.72% of the Fund’s total net assets (including assets attributable to the Fund’s use of leverage). The Bank has the ability to terminate the Credit Agreement upon 180-days’ notice or following an event of default.

The Fund has no present intention of issuing preferred shares, although it has done so in the past and may choose to do so in the future.

The Fund also may borrow money as a temporary measure for extraordinary or emergency purposes.

Leverage creates risks for common shareholders, including the likelihood of greater volatility of NAV and market price of, and dividends paid on, the common shares. There is a risk that fluctuations in the dividend rates on any preferred shares issued by the Fund may adversely affect the return to the common shareholders. If the income from the securities purchased with such funds is not sufficient to cover the cost of leverage, the return on the Fund will be less than if leverage had not been used, and therefore the amount available for distribution to common shareholders as dividends and other distributions will be reduced.

Changes in the value of the Fund’s portfolio (including investments bought with the proceeds of the leverage program) will be borne entirely by the common shareholders. If there is a net decrease (or increase) in the value of the Fund’s investment portfolio, the leverage will decrease (or increase) the NAV per share to a greater extent than if the Fund were not leveraged.

The issuance of a class of preferred shares or incurrence of borrowings having priority over the common shares creates an opportunity for greater return per common share, but at the same time such leveraging is a speculative technique in that it will increase the Fund’s exposure to capital risk. Unless the income and appreciation, if any, on assets acquired with leverage proceeds exceed the associated costs of the leverage program (and other Fund expenses), the use of leverage will diminish the investment performance of the common shares compared with what it would have been without leverage.

The fees received by Reaves and ALPS are based on the total assets of the Fund, including assets represented by leverage. During periods in which the Fund is using leverage, the fees paid to Reaves for investment advisory services and to ALPS for administrative services will be higher than if the Fund did not use leverage because the fees paid will be calculated on the basis of the Fund’s total assets, including proceeds from borrowings and the issuance of any preferred shares. Therefore, Reaves and ALPS may have a financial incentive to use leverage, which creates a conflict of interest between Reaves and ALPS and common shareholders. Reaves and ALPS will seek to manage this conflict of interest by utilizing leverage only when they determine such action is in the best interests of the Fund. The Board of Trustees of the Fund (the “Board”) reviews the Fund’s leverage on a periodic basis, and the Fund’s use of leverage may be increased or decreased subject to the Board’s oversight and applicable law.

Under the Investment Company Act of 1940, as amended, and the rules and regulations thereunder (the “1940 Act”), the Fund is not permitted to issue preferred shares unless immediately after such issuance the total asset value of the Fund’s portfolio is at least 200% of the liquidation value of the outstanding preferred shares (i.e., such liquidation value may not exceed 50% of the Fund’s total assets). In addition, the Fund is not permitted to declare any cash dividend or other distribution on its common shares unless, at the time of such declaration, the NAV of the Fund’s portfolio (determined after deducting the amount of such dividend or other distribution) is at least 200% of such liquidation value.

To qualify for federal income taxation as a “regulated investment company,” the Fund must satisfy certain requirements relating to sources of its income and diversification of its assets, and must distribute in each taxable year at least 90% of its net investment income (including net interest income and net short-term gain). The Fund also will be required to distribute annually substantially all of its income and capital gain, if any, to avoid imposition of a nondeductible 4% federal excise tax.

The Fund’s willingness to issue new securities for investment purposes, and the amount the Fund will issue, depends on many factors, the most important of which are market conditions and interest rates.

There is no assurance that a leveraging strategy will be successful during any period in which it is employed.

The Fund may increase the amount of leverage following the completion of an offering, subject to applicable law.
Risk Factors

This is a summary of only certain of the risks associated with an offering of the Fund’s common shares and with an investment in the Fund. See “Risk Factors” below.

Risk is inherent in all investing. Investing in any investment company security involves risk, including the risk that you may receive little or no return on your investment or even that you may lose part or all of your investment. Therefore, before investing you should consider carefully the following risks that you assume when you invest in the Fund’s common shares:

Risks Associated with Offerings of Additional Common Shares. The voting power of current Common Shareholders will be diluted to the extent that current Common Shareholders do not purchase common shares in any future offerings of common shares or do not purchase sufficient common shares to maintain their percentage interest. If the Fund is unable to invest the proceeds of such offering as intended, the Fund’s per common share distribution may decrease and the Fund may not participate in market advances to the same extent as if such proceeds were fully invested as planned. If the Fund sells common shares at a price below NAV pursuant to the consent of Common Shareholders, shareholders will experience a dilution of the aggregate NAV per common share because the sale price will be less than the Fund’s then-current NAV per common share. Similarly, were the expenses of the offering to exceed the amount by which the sale price exceeded the Fund’s then current NAV per common share, shareholders would experience a dilution of the aggregate NAV per common share. This dilution will be experienced by all shareholders, irrespective of whether they purchase common shares in any such offering. See “Description of the Common Shares–Common Shares.”

Additional Risks of Rights. There are additional risks associated with an offering of Rights. Shareholders who do not exercise their Rights may, at the completion of such an offering, own a smaller proportional interest in the Fund than if they exercised their Rights. As a result of such an offering, a shareholder may experience dilution in NAV per share if the subscription price per share is below the NAV per share on the expiration date. If the subscription price per share is below the NAV per share of the Fund’s common shares on the expiration date, a shareholder will experience an immediate dilution of the aggregate NAV of such shareholder’s common shares if the shareholder does not participate in such an offering and the shareholder will experience a reduction in the NAV per share of such shareholder’s common shares whether or not the shareholder participates in such an offering. Such a reduction in NAV per share may have the effect of reducing market price of the common shares. The Fund cannot state precisely the extent of this dilution (if any) if the shareholder does not exercise such shareholder’s Rights because the Fund does not know what the NAV per share will be when the offer expires or what proportion of the Rights will be exercised. If the subscription price is substantially less than the then current NAV per common share at the expiration of a rights offering, such dilution could be substantial. Any such dilution or accretion will depend upon whether (i) such shareholders participate in the rights offering and (ii) the Fund’s NAV per common share is above or below the subscription price on the expiration date of the rights offering. In addition to the economic dilution described above, if a Common Shareholder does not exercise all of their rights, the Common Shareholder will incur voting dilution as a result of this rights offering. This voting dilution will occur because the Common Shareholder will own a smaller proportionate interest in the Fund after the rights offering than prior to the rights offering. There is a risk that changes in market conditions may result in the underlying common shares purchasable upon exercise of the subscription rights being less attractive to investors at the conclusion of the subscription period. This may reduce or eliminate the value of the subscription rights. If investors exercise only a portion of the rights, the number of common shares issued may be reduced, and the common shares may trade at less favorable prices than larger offerings for similar securities. Subscription rights issued by the Fund may be transferable or non-transferable rights. In a non-transferable rights offering, Common Shareholders who do not wish to exercise their rights will be unable to sell their rights. In a transferrable rights offering, the Fund will use its best efforts to ensure an adequate trading market for the rights; however, investors may find that there is no market to sell rights they do not wish to exercise.

Investment and Market Risk. An investment in common shares is subject to investment risk, including the possible loss of the entire principal amount invested. An investment in common shares represents an indirect investment in the securities owned by the Fund, which are generally traded on a securities exchange or in the over-the-counter markets. The value of these securities, like other market investments, may move up or down, sometimes rapidly and unpredictably. The Fund anticipates using leverage, which will magnify the Fund’s investment, market and certain other risks. The common shares at any point in time may be worth less than the original investment, even after taking into account any reinvestment of dividends and distributions.

Issuer Risk. The value of common and preferred stocks may decline for a number of reasons which directly relate to the issuer, such as management performance, financial leverage and reduced demand for the issuer’s goods and services.

Income Risk. The income that common shareholders receive from the Fund is based primarily on the dividends and interest it earns from its investments, which can vary widely over the short and long-term. If prevailing market interest rates drop, distribution rates of the Fund’s holdings and common shareholder’s income from the Fund could drop as well. The Fund’s income also would likely be affected adversely if prevailing short-term interest rates increase and the Fund is utilizing leverage.

Tax Risk. The Fund’s investment program and the tax treatment of Fund distributions may be affected by Internal Revenue Service (“IRS”) interpretations of the Internal Revenue Code of 1986, as amended (the “Code”), future changes in tax laws and regulations. There can be no assurance that any portion of the Fund’s income distributions will not be fully taxable as ordinary income. The Fund’s ability to pursue its investment objective, the value of the Fund’s investments and the Fund’s NAV may be adversely affected by changes in tax rates and policies. Because the Fund’s investment objective is to provide a high level of after-tax yield and total return consisting primarily of dividend and interest income and capital appreciation, the Fund’s ability to invest, and the attractiveness of investing in, equity securities that pay qualified dividend income in relation to other investment alternatives will be affected by changes in federal income tax laws and regulations, including changes in the qualified dividend income provisions. Any proposed or actual changes in such rates, therefore, can significantly and adversely affect the after-tax returns of the Fund’s investments in equity securities. Any such changes also could significantly and adversely affect the Fund’s NAV, as well as the Fund’s ability to acquire and dispose of equity securities at desirable returns and price levels and the Fund’s ability to pursue its investment objective. The Fund cannot assure you as to the portion, if any, of the Fund’s dividends that will be qualified dividend income. Further, in order to avoid corporate income tax at the level of the Fund, it must qualify each year as a regulated investment company under the Code.

Sector/Industry Risk. The “Utility Industry” generally includes companies involved in providing products, services or equipment for (i) the generation or distribution of electricity, gas or water, (ii) telecommunications activities or (iii) infrastructure operations, such as airports, toll roads and municipal services. The Fund invests a significant portion of its total assets in securities of utility companies, which may include companies in the electric, gas, water, telecommunications sectors, as well as other companies engaged in other infrastructure operations. This may make the Fund more susceptible to adverse economic, political or regulatory occurrences affecting those sectors. As concentration of the Fund’s investments in a sector increases, so does the potential for fluctuation in the NAV of common shares.

Risks that are intrinsic to utility companies include difficulty in obtaining an adequate return on invested capital, difficulty in financing large construction programs during an inflationary period, restrictions on operations and increased cost and delays attributable to environmental considerations and regulation, difficulty in raising capital in adequate amounts on reasonable terms in periods of high inflation and unsettled capital markets, technological innovations that may render existing plants, equipment or products obsolete, the potential impact of natural or man-made disasters, increased costs and reduced availability of certain types of fuel, occasional reduced availability and high costs of natural gas and other fuels, the effects of energy conservation, the effects of a national energy policy and lengthy delays and greatly increased costs and other problems associated with the design, construction, licensing, regulation and operation of nuclear facilities for electric generation, including, among other considerations, the problems associated with the use of radioactive materials, the disposal of radioactive wastes, shutdown of facilities or release of radiation resulting from catastrophic events, disallowance of costs by regulators which may reduce profitability, and changes in market structure that increase competition.

In many regions, including the United States, the Utility Industry is experiencing increasing competitive pressures, primarily in wholesale markets, as a result of consumer demand, technological advances, greater availability of natural gas with respect to electric utility companies and other factors. For example, the Federal Energy Regulatory Commission (the “FERC”) has implemented regulatory changes to increase access to the nationwide transmission grid by utility and non-utility purchasers and sellers of electricity. A number of countries, including the United States, are considering or have implemented methods to introduce and promote retail competition. Changes in regulation may result in consolidation among domestic utilities and the disaggregation of many vertically integrated utilities into separate generation, transmission and distribution businesses. As a result, additional significant competitors could become active in certain parts of the Utility Industry.

The Fund currently holds interests in oil wells. Some of the risks specific to investments in the utility industry may be heightened with respect to the Fund’s investments in oil wells, as described below:

●	Depletion risk: companies engaged in the exploration, development, management, gathering or production of oil wells face increased risk that commodity reserves are depleted over time;
●	Environmental risk: the operation of oil wells may incur environmental costs and liabilities due to the nature of their businesses and the substances they handle;
●	Regulatory risk: the operation of oil wells is subject to especially stringent and complex federal, state and local environmental laws and regulations, including the federal Clean Air Act;
●	Catastrophic event risk: companies engaged in the production of oil are especially vulnerable to dangers inherent in the production, exploration, management, transportation, processing and distribution process, such as leaks, fires, explosions, damage resulting from natural disasters and terrorist acts; and

●	Cyclical industry risk: the energy industry, including the operation of oil wells, is cyclical and may experience a shortage of equipment, supplies or personnel on commercially reasonable terms.

See “Risk Factors—Sector/Industry Risk—Oil Wells.”

Due to the high costs of developing, constructing, operating and distributing assets and facilities, many utility companies are highly leveraged. As such, movements in the level of interest rates may affect the returns from these assets. See “Risk Factors—Sector/Industry Risk—Interest Rate Risk.”

Concentration Risk. The Fund’s investments will be concentrated in the Utility Industry. The focus of the Fund’s portfolio on this sector may present more risks than if the Fund’s portfolio were broadly spread over numerous sectors of the economy. A downturn in this sector (or any sub-sectors within it) would have a larger impact on the Fund than on an investment company that does not concentrate solely in this specific sector (or in specific sub-sectors). At times, the performance of companies in the Utility Industry (or a specific sub-sector) may lag the performance of other sectors or the broader market as a whole.

Common Stock Risk. The Fund will have substantial exposure to common stocks. Although common stocks have historically generated higher average returns than fixed-income securities over the long-term, common stocks also have experienced significantly more volatility in returns. An adverse event, such as an unfavorable earnings report, may depress the value of a particular common stock held by the Fund. Also, the price of common stocks are sensitive to general movements in the stock market and a drop in the stock market may depress the price of common stocks to which the Fund has exposure. Common stock prices fluctuate for many reasons, including changes in investors’ perceptions of the financial condition of an issuer or the general condition of the relevant stock market, or when political or economic events affecting the issuer occur. Common stock is subordinated to preferred stock and debt in a company’s capital structure with respect to priority in the right to a share of corporate income, and therefore will be subject to greater dividend risk than preferred stock or debt instruments. In addition, common stock prices may be sensitive to rising interest rates, as the costs of capital rise and borrowing costs increase.

Foreign Securities Risk. Investments in securities of non-U.S. issuers will be subject to risks not usually associated with owning securities of U.S. issuers. These risks can include fluctuations in foreign currencies, foreign currency exchange controls, social, political and economic instability, differences in securities regulation and trading, expropriation or nationalization of assets, and foreign taxation issues. In addition, changes in government administrations or economic or monetary policies in the United States or abroad could result in appreciation or depreciation of the Fund’s securities. It may also be more difficult to obtain and enforce a judgment against a non-U.S. issuer. Foreign investments made by the Fund must be made in compliance with U.S. and foreign currency restrictions and tax laws restricting the amounts and types of foreign investments. The risks of foreign investing may be magnified for investments in issuers located in emerging market countries.

To the extent the Fund invests in depositary receipts, the Fund will be subject to many of the same risks as when investing directly in non-U.S. securities. The holder of an unsponsored depositary receipt may have limited voting rights and may not receive as much information about the issuer of the underlying securities as would the holder of a sponsored depositary receipt.

Foreign Currency Risk. Investments in securities that trade in and receive revenues in foreign currencies are subject to the risk that those currencies will decline in value relative to the U.S. dollar. Currency rates in foreign countries may fluctuate significantly over short periods of time. A decline in the value of foreign currencies relative to the U.S. dollar will reduce the value of securities held by the Fund and denominated in those currencies. Some foreign governments levy withholding taxes against dividend and interest income. Although in some countries portions of these taxes are recoverable, any amounts not recovered will reduce the income received by the Fund, and may reduce distributions to common shareholders. These risks are generally heightened for investments in emerging market countries.

Small and Mid-Cap Stock Risk. The Fund may invest in companies of any market capitalization. The Fund considers small companies to be those with a market capitalization up to $2 billion and medium-sized companies to be those with a market capitalization between $2 billion and $10 billion. Smaller and medium-sized company stocks may be more volatile than, and perform differently from, larger company stocks. There may be less trading in the stock of a smaller or medium-sized company, which means that buy and sell transactions in that stock could have a larger impact on the stock’s price than is the case with larger company stocks. Smaller and medium-sized companies may have fewer business lines; changes in any one line of business, therefore, may have a greater impact on a smaller or medium-sized company’s stock price than is the case for a larger company. As a result, the purchase or sale of more than a limited number of shares of a small or medium-sized company may affect its market price. The Fund may need a considerable amount of time to purchase or sell its positions in these securities. In addition, smaller or medium-sized company stocks may not be well known to the investing public and may held primarily by insiders or institutional investors.

Non-Investment Grade Securities Risk. Investments in securities of below investment grade quality, if any, are predominantly speculative because of the credit risk of their issuers. While offering a greater potential opportunity for capital appreciation and higher yields, preferred stocks and bonds of below investment grade quality (also known as “junk bonds”) entail greater potential price volatility and may be less liquid than higher-rated securities. Issuers of below investment grade quality preferred stocks and bonds are more likely to default on their payments of dividends/interest and liquidation value/principal owed to the Fund, and such defaults will reduce the Fund’s NAV and income distributions.

Interest Rate Risk. Interest rate risk is the risk that preferred stocks paying fixed dividend rates and fixed-rate debt securities will decline in value because of changes in market interest rates. When interest rates rise the market value of such securities generally will fall. An investment by the Fund in preferred stocks or fixed-rate debt securities means that the NAV and price of the common shares may decline if market interest rates rise. In typical interest rate environments, the prices of longer-term debt securities generally fluctuate more than the prices of shorter-term debt securities as interest rates change. These risks may be greater in the current market environment because certain interest rates are near historically low levels. During periods of declining interest rates, an issuer of preferred stock or fixed-rate debt securities may exercise its option to redeem securities prior to maturity, forcing the Fund to reinvest in lower yielding securities. During periods of rising interest rates, the average life of certain types of securities may be extended because of slower than expected payments. This may lock in a below market yield, increase the security’s duration, and reduce the value of the security. The value of the Fund’s common stock investments may also be influenced by changes in interest rates.

Credit Risk. Credit risk is the risk that an issuer of a preferred or debt security will become unable to meet its obligation to make dividend, interest and principal payments. In general, lower rated preferred or debt securities carry a greater degree of credit risk. If rating agencies lower their ratings of preferred or debt securities in the Fund’s portfolio, the value of those obligations could decline. In addition, the underlying revenue source for a preferred or debt security may be insufficient to pay dividends, interest or principal in a timely manner.

Derivatives Risk. Although it may use other derivative instruments from time to time as described in the Statement of Additional Information, the Fund’s derivatives usage to date has generally been limited to equity options, including writing covered calls, the purchase of calls and the sale of puts. A decision as to whether, when and how to use options involves the exercise or skill and judgment, and even a well-conceived transaction may be unsuccessful to some degree because of market behavior or unexpected events. The Fund may also, from time to time, choose to use interest rate swaps (or options thereon). Derivatives transactions of the types described above subject the Fund to increased risk of principal loss due to imperfect correlation or unexpected price or interest rate movements. The Fund’s use of derivative instruments involves investments risks and transactions costs to which the Fund would not be subject absent the use of these instruments and, accordingly, may result in losses greater than if they had not been used. The Fund also will be subject to credit risk with respect to the counterparties to the over-the-counter derivatives contracts purchased by the Fund. If a counterparty becomes bankrupt or otherwise fails to perform its obligations under a derivative contract due to financial difficulties, the Fund may experience significant delays in obtaining any recovery under the derivative contract in a bankruptcy or other reorganization proceeding. The Fund may obtain only a limited recovery or may obtain no recovery in such circumstances. As a general matter, dividends received on hedged stock positions are characterized as ordinary income and are not eligible for favorable tax treatment. In addition, use of derivatives may give rise to short-term capital gains and other income that would not qualify for payments by the Fund of tax-advantaged dividends.

Preferred Stock Risks. The Fund may have exposure to preferred stocks. In addition to credit risk, investments in preferred stocks involve certain other risks. Certain preferred stocks contain provisions that allow an issuer under certain conditions to skip distributions (in the case of “non-cumulative” preferred stocks) or defer distributions (in the case of “cumulative” preferred stocks). If the Fund owns a preferred stock that is deferring its distributions, the Fund may be required to report income for tax purposes while it is not receiving income on this position. Preferred stocks often contain provisions that allow for redemption in the event of certain tax or legal changes or at the issuers’ call. In the event of redemption, the Fund may not be able to reinvest the proceeds at comparable rates of return. Preferred stocks typically do not provide any voting rights, except in cases when dividends are in arrears beyond a certain time period, which varies by issue. Preferred stocks are subordinated to bonds and other debt instruments in a company’s capital structure in terms of priority to corporate income and liquidation payments, and therefore will be subject to greater credit risk than those debt instruments. Preferred stocks may be significantly less liquid than many other securities, such as U.S. government securities, corporate debt or common stock.

Debt Securities Risk. In addition to credit risk, investments in debt securities carry certain risks including: redemption risk (debt securities sometimes contain provisions that allow for redemption in the event of tax or security law changes in addition to call features at the option of the issuer. In the event of a redemption, the Fund may not be able to reinvest the proceeds at comparable rates of return); limited voting rights (debt securities typically do not provide any voting rights, except in cases when interest payments have not been made and the issuer is in default; and liquidity (certain debt securities may be substantially less liquid than many other securities, such as U.S. government securities or common stocks).

Inflation Risk. Inflation risk is the risk that the purchasing power of assets or income from investment will be worth less in the future as inflation decreases the value of money. As inflation increases, the real value of the common shares and distributions thereon can decline.

Illiquid Securities Risk. The Fund may invest in securities for which there is no readily available trading market or which are otherwise illiquid. The Fund may not be able readily to dispose of such securities at prices that approximate those at which the Fund could sell such securities if they were more widely traded and, as a result of such illiquidity, the Fund may have to sell other investments or engage in borrowing transactions if necessary to raise cash to meet its obligations. In addition, the limited liquidity could affect the market price of the securities, thereby adversely affecting the Fund’s NAV.

Market Price of Common Shares. The shares of closed-end management investment companies often trade at a discount from their NAV, and the Fund’s common shares may likewise trade at a discount from NAV. The trading price of the Fund’s common shares may be less than the public offering price. The returns earned by common shareholders who sell their common shares below NAV will be reduced. As of October 21, 2021, the Fund’s common shares are trading at a premium to NAV.

Management Risk. The Fund is subject to management risk because it has an actively managed portfolio. Reaves and the individual portfolio managers apply investment techniques and risk analyses in making investment decisions for the Fund, but there can be no guarantee that these will produce the desired results.

Market Disruption and Geopolitical Risk. The value of your investment in the Fund is based on the values of the Fund’s investments, which may change due to economic and other events that affect markets generally, as well as those that affect particular regions, countries, industries, companies or governments. These movements, sometimes called volatility, may be greater or less depending on the types of securities the Fund owns and the markets in which the securities trade. The increasing interconnectivity between global economies and financial markets increases the likelihood that events or conditions in one region or financial market may adversely impact issuers in a different country, region or financial market. Securities in the Fund’s portfolio may underperform due to inflation (or expectations for inflation), interest rates, global demand for particular products or resources, natural disasters, pandemics, epidemics, terrorism, regulatory events and governmental or quasi-governmental actions. The occurrence of global events similar to those in recent years, such as terrorist attacks around the world, natural disasters, social and political discord or debt crises and downgrades, among others, may result in market volatility and may have long term effects on both the U.S. and global financial markets. The occurrence of such events may be sudden and unexpected, and it is difficult to predict when similar events affecting the U.S. or global financial markets may occur, the effects that such events may have and the duration of those effects. Any such event(s) could have a significant adverse impact on the value, liquidity and risk profile of the Fund’s portfolio, as well as its ability to sell securities to meet redemptions. There is a risk that you may lose money by investing in the Fund.

Social, political, economic and other conditions and events, such as natural disasters, health emergencies (e.g., epidemics and pandemics), terrorism, conflicts and social unrest, may occur and could significantly impact issuers, industries, governments and other systems, including the financial markets. As global systems, economies and financial markets are increasingly interconnected, events that once had only local impact are now more likely to have regional or even global effects. Events that occur in one country, region or financial market will, more frequently, adversely impact issuers in other countries, regions or markets. These impacts can be exacerbated by failures of governments and societies to adequately respond to an emerging event or threat. These types of events quickly and significantly impact markets in the U.S. and across the globe leading to extreme market volatility and disruption. The extent and nature of the impact on supply chains or economies and markets from these events is unknown, particularly if a health emergency or other similar event, such as the COVID-19 (the “Coronavirus”) outbreak, persists for an extended period of time. Social, political, economic and other conditions and events, such as natural disasters, health emergencies (e.g., epidemics and pandemics), terrorism, conflicts and social unrest, could reduce consumer demand or economic output, result in market closures, travel restrictions or quarantines, and generally have a significant impact on the economies and financial markets and the Adviser’s investment advisory activities and services of other service providers, which in turn could adversely affect the Fund’s investments and other operations. The value of the Fund’s investment may decrease as a result of such events, particularly if these events adversely impact the operations and effectiveness of the Adviser or key service providers or if these events disrupt systems and processes necessary or beneficial to the investment advisory or other activities on behalf the Fund.

Legislation, Policy and Regulatory Risk. At any time after the date of this Prospectus, legislation or additional regulations may be enacted that could negatively affect the assets of the Fund or the issuers of such assets. Recent changes in the U.S. political landscape and changing approaches to regulation may have a negative impact on the entities and/or securities in which the Fund invests. Legislation or regulation may also change the way in which the Fund itself is regulated. New or amended regulations may be imposed by the Commodity Futures Trading Commission (“CFTC”), the SEC, the Board of Governors of the Federal Reserve System (the “Federal Reserve”) or other financial regulators, other governmental regulatory authorities or self-regulatory organizations that supervise the financial markets that could adversely affect the Fund. In particular, these agencies are empowered to promulgate a variety of new rules pursuant to financial reform legislation in the United States. There can be no assurance that future legislation, regulation or deregulation will not have a material adverse effect on the Fund or will not impair the ability of the Fund to achieve its investment objective. The Fund also may be adversely affected by changes in the enforcement or interpretation of existing statutes and rules by these governmental agencies.

Portfolio Turnover Risk. The techniques and strategies contemplated by the Fund might result in a high degree of portfolio turnover. The Fund cannot accurately predict its securities portfolio turnover rate, but anticipates that its annual portfolio turnover rate will not exceed 100% under normal market conditions, although it could be materially higher under certain conditions. Higher portfolio turnover rates could result in corresponding increases in brokerage commissions and generate short-term capital gains taxable as ordinary income.

Anti-takeover provisions

The Fund’s Agreement and Declaration of Trust, dated September 15, 2003 (the “Declaration of Trust”) includes provisions that could have the effect of inhibiting the Fund’s possible conversion to open-end status and limiting the ability of other entities or persons to acquire control of the Board. In certain circumstances, these provisions might also inhibit the ability of shareholders to sell their common shares at a premium over prevailing market prices. See “Description of Capital Structure — Anti-Takeover Provisions in the Declaration of Trust.”

Distributions

The Fund intends to make a level dividend distribution each month to common shareholders after payment of interest on any outstanding borrowings. The level dividend rate is determined, and may be modified by the Board of Trustees, from time to time. Any net capital gains earned by the Fund are distributed at least annually. Distributions to shareholders are recorded by the Fund on the ex-dividend date. In August 2009, the SEC issued an order approving exemptive relief for the Fund, from Section 19(b) and Rule 19b-1 under the 1940 Act (the “Order”). The Order allows the Fund to employ a managed distribution plan (the “Managed Distribution Plan”) rather than a level distribution plan. The Fund implemented the Managed Distribution Plan for the fiscal year ended October 31, 2011. The Board’s most recent approval of the Plan was in September 2011. Common shareholders who elect not to participate in the Fund’s dividend reinvestment plan will receive all distributions in cash paid by check mailed directly to the shareholder of record (or, if the common shares are held in street or other nominee name, then to such nominee). See “Distributions.”

Dividend reinvestment plan

Common shareholders may elect automatically to reinvest some or all of their distributions in additional common shares under the Fund’s dividend reinvestment plan. Whenever the Fund declares a dividend or other distribution payable in cash, participants in the dividend reinvestment plan will receive the equivalent in common shares. See “Dividend Reinvestment Plan.”

Common share purchases and tenders

From time to time, the Fund’s Board may consider repurchasing common shares in the open market or in private transactions, or tendering for shares, in an attempt to reduce or eliminate a market value discount from NAV, if one should occur.

Custodian and Transfer Agent	State Street Bank and Trust Company (“State Street”) serves as the Fund’s custodian. DST serves as the Fund’s transfer agent, dividend paying agent and registrar. See “Custodian, Transfer Agent, Dividend Paying Agent and Registrar.”

SUMMARY OF FUND EXPENSES

The following table is intended to assist investors in understanding the fees and expenses (annualized) that an investor in common shares of the Fund would bear, directly or indirectly. The table is based on the capital structure of the Fund as of April 30, 2021.

The table assumes the use of leverage in the form of amounts borrowed by the Fund under a credit agreement in an amount equal to 19.72% of the Fund’s total assets as of April 30, 2021 (including the amounts of any additional leverage obtained through the use of borrowed funds) and shows Fund expenses as a percentage as a percentage of net assets attributable to common shares. The following table should not be considered a representation of the Fund’s future expenses. Actual expenses may be greater or less than those shown below. Interest payments on borrowings are included in the total annual expenses of the Fund.

Shareholder Transaction Expenses (as a percentage of offering price)
Sales Load[1]	1.00%
Offering Expenses Borne by Common Shareholders[1]	0.01%
Dividend Reinvestment Plan Fees[2]	None

Annual Expenses	Percentage of Net Assets Attributable to Common Shares[1]
Investment Advisory Fees[3]	0.69%
Interest Payments on Borrowed Funds[4]	0.18%
Other Expenses[5]	0.36%
Total Annual Fund Operating Expenses	1.23%

(1)	If common shares to which this Prospectus relates are sold to or through underwriters, the Prospectus Supplement will set forth any applicable sales load and the estimated offering expenses borne by the Fund.

(2)	There will be no brokerage charges with respect to common shares of beneficial interest issued directly by the Fund under the dividend reinvestment plan. You will pay brokerage charges in connection with open market purchases or if you direct the plan agent to sell your common shares held in a dividend reinvestment account.

(3)	The investment advisory fee is charged as a percentage of the Fund’s average daily total assets.

(4)	Assumes the use of leverage in the form of borrowing under the Credit Agreement representing 19.72% of the Fund’s total net assets as of April 30, 2021 (including any additional leverage obtained through the use of borrowed funds) at an average annual interest rate cost to the Fund of 0.93%.

(5)	Other Expenses are estimated based on estimated amounts for the current fiscal year.

Example

The purpose of the following table is to help a holder of common shares understand the fees and expenses that such holder would bear directly or indirectly. The following example illustrates the expenses that you would pay on a $1,000 investment in common shares of the Fund assuming (1) that the Fund incurs total annual expenses of 1.23% of its net assets in years 1 through 10 (assuming borrowing equal to 19.72% of the Fund’s total assets) and (2) a 5% annual return.

1 Year	3 Years	5 Years	10 Years
$22	$49	$77	$157

The example should not be considered a representation of future expenses or rate of return and includes the expenses of the offering. Actual expenses may be higher or lower than those shown. The example assumes that the estimated “Other Expenses” set forth in the Annual Expenses table are accurate and that all dividends and distributions are reinvested at NAV. Moreover, the Fund’s actual rate of return may be greater or less than the hypothetical 5% annual return shown in the example.

FINANCIAL HIGHLIGHTS

The Fund’s audited Financial Highlights for the fiscal years ended October 31, 2016, October 31, 2017, October 31, 2018, October 31, 2019, October 31, 2020 and the unaudited Financial Highlights for the six months ended April 30, 2021 are incorporated by reference from the Fund’s Semi-Annual Report for the six months ended April 30, 2021 and in the future, will be incorporated by reference from the Fund’s Form N-CSR.

INFORMATION REGARDING SENIOR SECURITIES

The following table sets forth certain unaudited information regarding the Fund’s senior securities as of the end of each of the Fund’s prior fiscal years since the Fund’s inception. The Fund’s senior securities during this time period are comprised of outstanding indebtedness, which constitutes a “senior security” as defined in the 1940 Act, and then-outstanding auction market preferred shares.

Senior Securities Representing Indebtedness

Fiscal Year Ended	Principal Amount Outstanding[1]	Asset Coverage Per $1,000[2]
October 31, 2021	$450,000,000	$4,789
October 31, 2020	$345,000,000	$4,811
October 31, 2019	$445,000,000	$5,000
October 31, 2018	$445,000,000	$4,472
October 31, 2017	$320,000,000	$6,040
October 31, 2016	$320,000,000	$4,489
October 31, 2015	$320,000,000	$3,747
October 31, 2014	$290,000,000	$4,273
October 31, 2013	$290,000,000	$3,792
October 31, 2012	$290,000,000	$3,567
October 31, 2011	$185,000,000	$3,946
October 31, 2010	None	N/A
October 31, 2009	None	N/A

(1)	Principal amount outstanding represents the principal amount owed by the Fund to lenders under credit facility arrangements in place at the time.

(2)	Asset coverage per $1,000 of debt is calculated by subtracting the Fund’s liabilities and indebtedness not represented by senior securities from the Fund’s total assets, dividing the result by the aggregate amount of the Fund’s senior securities representing indebtedness then outstanding, and multiplying the result by 1,000.

Senior Securities Representing Stock (Auction Market Preferred Shares)

Fiscal Year Ended	Total Amount Outstanding[1]	Asset Coverage Per Unit[2]	Involuntary Liquidating Preference Per Unit[3]	Average Market Value Per Unit
October 31, 2021	None	N/A	N/A	N/A
October 31, 2020	None	N/A	N/A	N/A
October 31, 2019	None	N/A	N/A	N/A
October 31, 2018	None	N/A	N/A	N/A
October 31, 2017	None	N/A	N/A	N/A
October 31, 2016	None	N/A	N/A	N/A
October 31, 2015	None	N/A	N/A	N/A
October 31, 2014	None	N/A	N/A	N/A
October 31, 2013	None	N/A	N/A	N/A
October 31, 2012	None	N/A	N/A	N/A
October 31, 2011	None	N/A	N/A	N/A
October 31, 2010	$240,000,000	$76,877	$25,000	$25,000
October 31, 2009	$240,000,000	$62,424	$25,000	$25,000
October 31, 2008	$240,000,000	$63,161	$25,000	$25,000
October 31, 2007	$240,000,000	$96,653	$25,000	$25,000
October 31, 2006	$240,000,000	$86,539	$25,000	$25,000

(1)	Total amount outstanding represents the aggregate principal amount of auction market preferred shares then outstanding.

(2)	“Asset coverage per unit” means the ratio that the value of the total assets of the Fund, less all liabilities and indebtedness not represented by the then-outstanding auction market preferred shares, bears to the aggregate of the involuntary liquidation preference of the then outstanding preferred shares, expressed as a dollar amount per preferred share.

(3)	“Involuntary liquidating preference per unit” means the amount to which a then-current holder of auction market preferred shares would be entitled upon the involuntary liquidation of the Fund in preference to the holders of common shares, expressed as a dollar amount per preferred share.

THE OFFERING

The Fund may offer, from time to time, up to $600,000,000 aggregate initial offering price of common shares, Rights and/or any Follow-on Offering in one or more offerings in amounts, at prices and on terms set forth in one or more Prospectus Supplements. Follow-on Offerings may include offerings of common shares, offerings of Rights, and offerings made in transactions that are deemed to be “at the market” as defined in Rule 415 under the Securities Act, including sales made directly on the NYSE American or sales made to or through a market maker other than on an exchange. You should read this Prospectus and any related Prospectus Supplement carefully before you decide to invest in the Securities.

The Fund may offer Securities (1) directly to one or more purchasers, (2) through agents that the Fund may designate from time to time or (3) to or through underwriters or dealers. The Prospectus Supplement relating to a particular offering of Securities will identify any agents or underwriters involved in the sale of Securities, and will set forth any applicable purchase price, fee, commission or discount arrangement between the Fund and agents or underwriters or among underwriters or the basis upon which such amount may be calculated. The Fund may not sell Securities through agents, underwriters or dealers without delivery of this Prospectus and a Prospectus Supplement. See “Plan of Distribution.”

USE OF PROCEEDS

Unless otherwise specified in a Prospectus Supplement, the Investment Adviser anticipates that the investment of the proceeds will be made in accordance with the Fund’s investment objective and policies as appropriate investment opportunities are identified. It is currently anticipated that the Fund will be able to invest substantially all of the net proceeds of an offering of Securities in accordance with its investment objective and policies within three months after the completion of such offering.

Adverse market conditions could cause certain investments to be made after three months but no later than six months. Pending such investment, the proceeds will be held in high quality short-term debt securities and instruments. A delay in the anticipated use of proceeds could lower returns and reduce the Fund’s distribution to Common Shareholders.

THE FUND

The Fund is a closed-end, diversified management investment company registered under the 1940 Act. The Fund was organized as a Delaware statutory trust on September 15, 2003 pursuant to the Declaration of Trust governed by the laws of the state of Delaware. The Fund’s principal office is located at 1290 Broadway, Suite 1000, Denver, Colorado 80203 and its telephone number is (800) 644-5571 (toll-free).

INVESTMENT OBJECTIVE AND POLICIES

General

The Fund’s investment objective is to provide a high level of after-tax income and total return consisting primarily of tax-advantaged dividend income and capital appreciation. The Fund pursues this objective by investing at least 80% of its total assets in the securities of domestic and foreign companies involved to a significant extent in providing products, services or equipment for (i) the generation or distribution of electricity, gas or water, (ii) telecommunications activities or (iii) infrastructure operations, such as airport, toll roads and municipal services (“Utilities” or the “Utility Industry”). A company will be deemed to be involved in the Utility Industry to a significant extent if at least 50% of its assets, gross income or profits are committed to or derived from activities in the areas described above. The remaining 20% of the Fund’s total assets may be invested in other securities including stocks, debt obligations, money market securities and money market instruments, as well as certain derivative instruments (as described in “Investment Techniques” below) and other investments. Moreover, should extraordinary conditions affecting the Utility Industry or securities markets as a whole warrant, the Fund may temporarily hold cash or be primarily invested in money market instruments. When the Fund is invested in these instruments for temporary or defensive purposes, it may not be pursuing its investment objective.

The Fund may invest in debt securities if deemed advisable by Reaves to increase income or total return or reduce risk. Reaves retains broad discretion to alter the allocation of the Fund’s investments among common stocks, preferred stocks and debt securities in the manner it believes will best effectuate the Fund’s investment objective.

The Fund seeks dividend income that qualifies for favorable federal income tax treatment. Under current federal income tax law, tax-advantaged dividends received by individual shareholders are taxed at rates equivalent to long-term capital gain tax rates, which reach a maximum of 20%. Tax-advantaged dividends generally include dividends from domestic corporations and dividends from foreign corporations that meet certain specified criteria. The Fund generally can pass the tax treatment of tax-advantaged dividends it receives through to its common shareholders. For the Fund to receive tax-advantaged dividend income, the Fund must hold stock paying an otherwise tax-advantaged dividend for more than 60 days during the 120-day period beginning 60 days before the ex-dividend date (or more than 90 days during the associated 180-day period, in the case of certain preferred stocks). In addition, the Fund cannot be obligated to make related payments (pursuant to a short sale or otherwise) with respect to substantially similar or related property. Similar provisions apply to each common shareholder’s investment in the Fund. In order for otherwise tax-advantaged dividends from the Fund received by a common shareholder to be taxable at long-term capital gains rates, the common shareholder must hold his or her Fund shares for more than 60 days during the 120-day period surrounding the ex-dividend date.

In addition to investing in stocks that pay tax-advantaged dividends, the Fund may also invest a portion of its assets in stocks and other securities that generate fully taxable ordinary income. For any year, so long as the Fund’s fully taxable ordinary income and net realized short-term gains are offset by expenses of the Fund, all of the Fund’s income distributions would be characterized as tax-advantaged dividends. There can be no assurance as to what portion of the Fund’s income distributions will be tax-advantaged.

The Fund may seek to enhance the level of tax-advantaged dividend income it receives by engaging in dividend capture trading. In a dividend capture trade, the Fund would sell a stock that it held past its ex-dividend date to purchase another stock paying a dividend before the next dividend of the stock being sold. By entering into such trades, the Fund could augment the amount of dividend income it receives over the course of a year. In order for dividends to qualify as tax-advantaged dividends, the Fund must comply with the holding period requirements described herein. The use of dividend capture strategies will expose the Fund to increased trading costs and potential for capital loss.

The investment policy of the Fund of investing at least 80% of the Fund’s total assets in common and preferred stocks and debt instruments of companies involved to a significant extent in the Utility Industry may be changed by the Board without shareholder approval. Common shareholders will, however, receive at least 60 days prior notice of any change in this policy.

The Fund may invest in securities of issuers located in countries other than the United States and may invest in such foreign securities without limitation. Investing in securities of foreign issuers, which generally are denominated in foreign currencies, may involve certain risk and opportunity considerations not typically associated with investing in domestic companies and could cause the Fund to be affected favorably or unfavorably by changes in currency exchange rates and revaluations of currencies.

The Fund’s investment objective may not be changed without shareholder approval. In addition, certain investment policies and restrictions of the Fund may not be changed without shareholder approval. See “Additional Investment Information and Restrictions” in the Statement of Additional Information.

Investment Strategy

The Fund invests primarily in dividend-paying common and preferred stocks that are producing what Reaves considers to be attractive current levels of tax-advantaged dividend income. Common stock investments are generally made if Reaves believes there is potential for growth of income and capital appreciation over time. Preferred stock investments take into consideration Reaves’ assessment of the interest rate sensitivity of the investments. The Fund may invest in debt securities where Reaves determines that such investments are advisable to increase income or total return or to reduce risk.

Reaves’ underlying investment belief is that stocks of companies with conservative capital structures, a solid balance sheet, a strong earnings outlook, secure and growing dividends and good relative market valuations will tend to outperform the market over the long term. A team of professionals at Reaves apply this investment approach in managing the Fund’s investment portfolio and allocating its investments among common and preferred stocks and other types of securities. Different groups within the team with specialized expertise in the Utility Industry and other market sectors are assigned responsibility for day-to-day management of different portions of the portfolio.

In making investment decisions, the portfolio managers utilize the expertise of and information provided by Reaves’ staff of research analysts. The analysts screen the equity universe and apply quantitative and qualitative analysis to identify mid-cap and large cap companies in the Utility Industry and other market sectors that meet Reaves’ general investment standards, provide critical products and services and pay above average dividends. The analysts also look for and evaluate informally on a daily basis and more formally at weekly meetings a variety of factors, including a company’s earnings and cash flow capabilities, dividend prospects and tax treatment of dividends, strength of business franchises and estimates of net value. In selecting investments from among companies recommended by the analysts, the portfolio managers also consider positive catalysts that may unlock market value, such as industry consolidation, management and regulatory change and other developments that may result in future broad market recognition. Many of the considerations entering into the analysts’ recommendations and the portfolio managers’ decisions are subjective.

The Fund’s portfolio is actively managed and securities may be bought or sold on a daily basis. Investments are added to the portfolio if they satisfy value-based criteria or contribute to the portfolio’s risk profile. Investments are removed from the portfolio if they exceed full value, add inefficient risk or the initial investment thesis fails. In general, stocks with lower than market volatility, correlation and similar characteristics are preferred in an equity investment process that focuses on bottom-up stock selection.

Securities of the Utility Industry

The Fund generally invests at least 80% of its total assets in the securities of domestic and foreign companies involved to a significant extent in providing products, services or equipment for (i) the generation or distribution of electricity, gas or water, (ii) telecommunications activities or (iii) infrastructure operations, such as airports, toll roads and municipal services. Utilities securities are currently the highest yielding equity sector and have experienced less volatile historic returns relative to the broader stock market. Because of their historically low correlation to the broader equity market, bond market and other types of investments, utilities securities can provide effective diversification to an overall investment portfolio.

Certain segments of the industry and individual companies within such segments may not perform as well as the industry as a whole. Many utility companies historically have been subject to risks of increases in fuel and other operating costs, high interest costs on borrowings needed for capital improvement programs and costs associated with compliance with and changes in environmental and other governmental regulations Rates of return on investment of certain utility companies are subject to approval by government regulators. There can be no assurance that changes in regulatory policies or accounting standards will not negatively affect utility companies’ earnings or dividends. Costs incurred by utilities, such as fuel and purchased power costs, often are subject to immediate market action resulting from such things as political or military forces operating in geographic regions where oil production is concentrated or global or regional weather conditions, such as droughts, while the rates of return of utility companies generally are subject to review and limitation by state public utility commissions, which often results in a lag or an absence of correlation between costs and return. It is also possible that costs may not be offset by return. Certain utilities may have exposure to unregulated operations which may have a higher risk profile than traditional utility operations. These include the marketing and trading of commodities including electricity and gas, as well as the ownership and operation of unregulated, “merchant” generation. The marketing and trading of commodities involve a variety of risks, principally exposure to commodity prices and access to capital. During the 2008-2009 financial crisis a number of industry participants came under severe duress as they struggled to maintain access to capital markets. To the extent that such events were not temporary or continue (or even worsen), this may have an adverse impact on the availability of credit to industry participants. Merchant generation is a highly cyclical industry with a high degree of operating leverage — that is, a small change in the price of power can have a significant impact on profitability. Merchant generators, especially those generating electricity from nuclear reactors and coal plants, have recently been materially weakened by the decline in power prices which has been a direct result of the decline in natural gas prices caused by the development of significant new gas reserves in the United States and Canada. Additionally, the price of oil has recently declined significantly and experienced significant volatility. Further, many of the plants that utilize coal as a fuel could face increased expense complying with environmental regulations that they may or may not be able to recover in the market. There can be no assurance as to the duration of any perceived current dislocation.

Portfolio Investments

Common Stocks

Common stock represents an equity ownership interest in an issuer. The Fund has substantial exposure to common stocks. Although common stocks have historically generated higher average returns than fixed-income securities over the long term, common stocks also have experienced significantly more volatility in returns. An adverse event, such as an unfavorable earnings report, may depress the value of a particular common stock held by the Fund. Also, the price of common stocks are sensitive to general movements in the stock market and a drop in the stock market may depress the price of common stocks to which the Fund has exposure. Common stock prices fluctuate for many reasons, including changes in investors’ perceptions of the financial condition of an issuer or the general condition of the relevant stock market, or the occurrence of political or economic events which affect the issuer. In addition, common stock prices may be sensitive to rising interest rates, as the costs of capital rise and borrowing costs increase.

Preferred Stocks

Preferred stock, like common stock, represents an equity ownership in an issuer. Generally, preferred stock has a priority of claim over common stock in dividend payments and upon liquidation of the issuer. Unlike common stock, preferred stock does not usually have voting rights. Preferred stock in some instances is convertible into common stock.

Although they are equity securities, preferred stocks have certain characteristics of both debt and common stock. They are debt-like in that their promised income is contractually fixed. They are common stock-like in that they do not have rights to precipitate bankruptcy proceedings or collection activities in the event of missed payments. Furthermore, they have many of the key characteristics of equity due to their subordinated position in an issuer’s capital structure and because their quality and value are heavily dependent on the profitability of the issuer rather than on any legal claims to specific assets or cash flows.

In order to be payable, dividends on preferred stock must be declared by the issuer’s board of directors or trustees. In addition, distributions on preferred stock may be subject to deferral and thus may not be automatically payable. Income payments on some preferred stocks are cumulative, causing dividends and distributions to accrue even if not declared by the board of directors or trustees or otherwise made payable. Other preferred stocks are non-cumulative, meaning that skipped dividends and distributions do not continue to accrue. There is no assurance that dividends on preferred stocks in which the Fund invests will be declared or otherwise made payable. The Fund may invest in non-cumulative preferred stock, although Reaves would consider, among other factors, their non-cumulative nature in making any decision to purchase or sell such securities.

Shares of preferred stock have a liquidation value that generally equals the original purchase price at the date of issuance. The market values of preferred stock may be affected by favorable and unfavorable changes impacting the issuers’ industries or sectors. They may also be affected by actual and anticipated changes or ambiguities in the tax status of the security and by actual and anticipated changes or ambiguities in tax laws, such as changes in corporate and individual income tax rates and in the dividends received deduction or the characterization of dividends as tax-advantaged as described herein.

Because the claim on an issuer’s earnings represented by preferred stock may become onerous when interest rates fall below the rate payable on the stock or for other reasons, the issuer may redeem preferred stock, generally after an initial period of call protection in which the stock is not redeemable. Thus, in declining interest rate environments in particular, the Fund’s holdings of higher dividend-paying preferred stocks may be reduced and the Fund may be unable to acquire securities paying comparable rates with the redemption proceeds.

Corporate Bonds and Other Debt Securities

If deemed advisable by Reaves to increase income or total return or to reduce risk, the Fund may also invest in corporate bonds, debentures and other debt securities of companies in the Utility Industry or other industries and sectors. Debt securities in which the Fund may invest may pay fixed or variable rates of interest. Bonds and other debt securities generally are issued by corporations and other issuers to borrow money from investors. The issuer pays the investor a fixed or variable rate of interest and normally must repay the amount borrowed on or before maturity. Certain debt securities are “perpetual” in that they have no maturity date.

The Fund will not invest more than 15% of its total assets in securities rated below investment grade. The foregoing credit quality policies apply only at the time a security is purchased, and the Fund is not required to dispose of securities already owned by the Fund in the event of a change in assessment of credit quality or the removal of a rating.

The Fund may invest in corporate bonds including below investment grade quality (e.g., rated below BBB- by Standard & Poor’s Rating Group, a division of The McGraw-Hill Companies, Inc. (“S&P”), below Baa3 by Moody’s Investors Service, Inc. (“Moody’s”) or below BBB- by Fitch Ratings Inc. (“Fitch”), or unrated securities that Reaves considers to be their equivalent), commonly known as “junk bonds” (“Non-Investment Grade Bonds”). Investments in Non-Investment Grade Bonds generally provide greater income and increased opportunity for capital appreciation than investments in higher quality securities, but they also typically entail greater price volatility and principal and income risk, including the possibility of issuer default and bankruptcy. Non-Investment Grade Bonds are regarded as predominantly speculative with respect to the issuer’s continuing ability to meet principal and interest payments. Debt securities in the lowest investment grade category also may be considered to possess some speculative characteristics by certain rating agencies. In addition, analysis of the creditworthiness of issuers of Non-Investment Grade Bonds may be more complex than for issuers of higher quality securities.

Non-Investment Grade Bonds may be more susceptible to real or perceived adverse economic and competitive industry conditions than investment grade securities. A projection of an economic downturn or of a period of rising interest rates, for example, could cause a decline in Non-Investment Grade Bond prices because the advent of recession could lessen the ability of an issuer to make principal and interest payments on its debt obligations. If an issuer of Non-Investment Grade Bonds defaults, in addition to risking payment of all or a portion of interest and principal, the Fund may incur additional expenses to seek recovery. In the case of Non-Investment Grade Bonds structured as zero-coupon, step-up or payment-in- kind securities, their market prices will normally be affected to a greater extent by interest rate changes, and therefore tend to be more volatile than securities which pay interest currently and in cash. Reaves seeks to reduce these risks through diversification, credit analysis and attention to current developments in both the economy and financial markets.

The secondary market on which Non-Investment Grade Bonds are traded may be less liquid than the market for investment grade securities. Less liquidity in the secondary trading market could adversely affect the NAV of the Shares. Adverse publicity and investor perceptions, whether or not based on fundamental analysis, may decrease the values and liquidity of Non-Investment Grade Bonds, especially in a thinly traded market. When secondary markets for Non-Investment Grade Bonds are less liquid than the market for investment grade securities, it may be more difficult to value the securities because such valuation may require more research, and elements of judgment may play a greater role in the valuation because there is no reliable, objective data available. During periods of thin trading in these markets, the spread between bid and asked prices is likely to increase significantly and the Fund may have greater difficulty selling these securities. The Fund will be more dependent on Reaves’ research and analysis when investing in Non-Investment Grade Bonds. Reaves seeks to minimize the risks of investing in all securities through in-depth credit analysis and attention to current developments in interest rate and market conditions.

A general description of the ratings of securities by S&P, Fitch and Moody’s is set forth in Appendix A to the Statement of Additional Information. Such ratings represent these rating organizations’ opinions as to the quality of the securities they rate. It should be emphasized, however, that ratings are general and are not absolute standards of quality. Consequently, debt obligations with the same maturity, coupon and rating may have different yields while obligations with the same maturity and coupon may have the same yield. For these reasons, the use of credit ratings as the sole method of evaluating Non-Investment Grade Bonds can involve certain risks. For example, credit ratings evaluate the safety or principal and interest payments, not the market value risk of Non-Investment Grade Bonds. Also, credit rating agencies may fail to change credit ratings in a timely fashion to reflect events since the security was last rated. Reaves does not rely solely on credit ratings when selecting securities for the Fund, and develops its own independent analysis of issuer credit quality.

In the event that a rating agency or Reaves downgrades its assessment of the credit characteristics of a particular issue, the Fund is not required to dispose of such security. In determining whether to retain or sell a downgraded security, Reaves may consider such factors as Reaves’ assessment of the credit quality of the issuer of such security, the price at which such security could be sold and the rating, if any, assigned to such security by other rating agencies. However, analysis of the creditworthiness of issuers of Non-Investment Grade Bonds may be more complex than for issuers of high quality debt securities.

Warrants

The Fund may invest in equity and index warrants of domestic and international issuers. Equity warrants are securities that give the holder the right, but not the obligation, to subscribe for equity issues of the issuing company or a related company at a fixed price either on a certain date or during a set period. Changes in the value of a warrant do not necessarily correspond to changes in the value of its underlying security. The price of a warrant may be more volatile than the price of its underlying security, and a warrant may offer greater potential for capital appreciation as well as capital loss.

Warrants do not entitle a holder to dividends or voting rights with respect to the underlying security and do not represent any rights in the assets of the issuing company. A warrant ceases to have value if it is not exercised prior to its expiration date. These factors can make warrants more speculative than other types of investments.

Convertible Securities and Bonds with Warrants Attached

The Fund may invest in preferred stocks and fixed-income obligations that are convertible into common stocks of domestic and foreign issuers, and bonds issued as a unit with warrants to purchase equity or fixed income securities. Convertible securities in which the Fund may invest, comprised of both convertible debt and convertible preferred stock, may be converted at either a stated price or at a stated rate into underlying shares of common stock. Because of this feature, convertible securities generally enable an investor to benefit from increases in the market price of the underlying common stock. Convertible securities often provide higher yields than the underlying equity securities, but generally offer lower yields than non-convertible securities of similar quality. The value of convertible securities fluctuates in relation to changes in interest rates like bonds, and, in addition, fluctuates in relation to the underlying common stock.

Bonds with warrants attached to purchase equity securities have many characteristics of convertible bonds and their prices may, to some degree, reflect the performance of the underlying stock. Bonds may also be issued with warrants attached to purchase additional fixed income securities at the same coupon rate. A decline in interest rates would permit the Fund to buy additional bonds at a favorable rate or to sell the warrants at a profit. If interest rates rise, the warrants would generally expire with no value.

Master Limited Partnerships

The Fund may invest in Master Limited Partnerships (“MLPs”). An MLP is a publicly traded company typically organized as a limited partnership or limited liability company and treated as a partnership for federal income tax purposes. MLPs may derive income and gains from the exploration, development, mining or production, processing, refining, transportation, storage or the marketing of any mineral or natural resources. MLPs generally have two classes of owners, the general partner and limited partners. When investing in an MLP, the Fund generally purchases publicly traded common units issued to limited partners of the MLP. The general partner is typically owned by a major energy company, an investment fund, the direct management of the MLP or is an entity owned by one or more of such parties. The general partner may be structured as a private or publicly traded corporation or other entity. The general partner typically controls the operations and management of the MLP through an up to 2% equity interest in the MLP plus, in many cases, ownership of common units and subordinated units. Limited partners own the remainder of the partnership, through ownership of common units, and have a limited role in the partnership’s operations and management. The limited partners also receive cash distributions.

Investment Techniques

The Fund may from time to time employ certain investment techniques, including those described below and under “Investment Techniques” in the Statement of Additional Information, in an effort to hedge against fluctuations in the price of portfolio securities, enhance total return or provide a substitute for the purchase or sale of securities. Some of these investment techniques (e.g., purchases of put and call options, options on stock indices and stock index futures and entry into certain credit derivative transactions and short sales, as each are described in the Statement of Additional Information) are intended to be hedges against or substitutes for investments in equity investments. Other investment techniques (e.g., the purchase of interest rate futures and entry into transactions involving interest rate swaps, options on interest rate swaps and certain credit derivatives, as described below or in the Statement of Additional Information) are intended to be hedges against or substitutes for investments in debt securities. In general, Reaves may choose to use these techniques related to investments in debt securities where Reaves determines that such techniques are advisable to increase income or total return or to reduce risk.

The Fund’s ability to utilize any of the techniques described below may be limited by restrictions imposed on its operations in connection with obtaining and maintaining its qualification as a regulated investment company under the Code, compliance with the 1940 Act and applicable SEC staff guidance.

Reaves has claimed, with respect to the Fund, an exclusion from the definition of the term “commodity pool operator” (“CPO”) pursuant to CFTC Regulation 4.5, as promulgated under the Commodity Exchange Act (“CEA”). Therefore, Reaves (with respect to the Fund) is not subject to registration or regulation as a commodity pool or CPO under the CEA. If the Fund becomes subject to these requirements, the Fund may incur additional compliance and other expenses.

Under CFTC Regulation 4.5, if an investment company such as the Fund uses swaps, commodity futures, commodity options or certain other derivatives used for purposes other than bona fide hedging purposes, it must meet one of the following tests: The aggregate initial margin and premiums required to establish an investment company’s positions in such investments may not exceed five percent (5%) of the liquidation value of the investment company’s portfolio (after accounting for unrealized profits and unrealized losses on any such investments). Alternatively, the aggregate net notional value of such instruments, determined at the time of the most recent position established, may not exceed one hundred percent (100%) of the liquidation value of the investment company’s portfolio (after accounting for unrealized profits and unrealized losses on any such positions). In addition to meeting one of the foregoing trading limitations, the investment company may not market itself as a commodity pool or otherwise as a vehicle for trading in the commodity futures, commodity options or swaps and derivatives markets. In the event that Reaves is required to register as a CPO, the disclosure and operations of the Fund would need to comply with all applicable CFTC regulations. Compliance with these additional registration and regulatory requirements would increase operational expenses. Other potentially adverse regulatory initiatives could also develop.

Many of the instruments and techniques described below and in the Statement of Additional Information could constitute a form of potential leverage and as such are subject to the risks described below, under “Use of Leverage,” and in the Statement of Additional Information. With respect to these instruments and techniques, the Fund generally segregates or earmarks liquid securities in an amount necessary to support its obligations under that instrument or technique, or otherwise covers or enters into offsetting positions relevant to the instrument or technique in an effort to counter the impact of any potential leveraging. Segregating or earmarking securities rather than cash may itself have a leveraging effect on the Fund.

Importantly, the Fund is permitted, but is not required, to utilize the instruments and techniques described below and in the Statement of Additional Information. Accordingly, at any given time, the Fund’s portfolio might not be hedged against, or managed to mitigate, risk, and Reaves might choose not to seek to increase income through the use of these instruments or techniques. In addition, certain provisions of the Code, or other applicable laws, may limit the extent to which the Fund may enter into or otherwise utilize these instruments and techniques.

Interest Rate Swaps and Options Thereon (“Swaptions”)

The Fund may enter into interest rate swap agreements and may purchase and sell put and call options on such swap agreements, commonly referred to as swaptions. The Fund will enter into such transactions for hedging some or all of its interest rate exposure in its holdings of preferred securities and debt securities. Interest rate swap agreements and swaptions are highly specialized investments, and swaptions and certain types of interest rate swap agreements are not traded on or regulated by any securities exchange.

An interest rate swap is an agreement between two parties where one party agrees to pay a contractually stated fixed income stream, usually denoted as a fixed percentage of an underlying “notional” amount, in exchange for receiving a variable income stream, usually based on the London Interbank Offered Rates, and denoted as a percentage of the underlying notional amount.

From the perspective of a fixed rate payer, if interest rates rise, the payer will expect a rising level of income since the payer is a receiver of floating rate income. This would cause the value of the swap contract to rise in value, from the payer’s perspective, because the discounted present value of its obligatory payment stream is diminished at higher interest rates, all at the same time it is receiving higher income. Alternatively, if interest rates fall, the reverse occurs and it simultaneously faces the prospects of both a diminished floating rate income stream and a higher discounted present value of its fixed rate payment obligation. For purposes of completing the analysis, these value changes all work in reverse from the perspective of a fixed rate receiver.

A swaption is an agreement between two parties where one party purchases the right from the other party to enter into an interest rate swap at a specified date and for a specified fixed rate yield (or “exercise” yield). In a pay-fixed swaption, the holder of the swaption has the right to enter into an interest rate swap as a payer of fixed rate and receiver of variable rate, while the writer of the swaption has the obligation to enter into the other side of the interest rate swap. In a receive-fixed swaption, the holder of the swaption has the right to enter into an interest rate swap as a receiver of fixed rate and a payer of variable rate, while the writer of the swaption has the obligation to enter into the opposite side of the interest rate swap.

A pay-fixed swaption is analogous to a put option on Treasury securities in that it rises in value as interest rate swap yields rise. A receive-fixed swaption is analogous to a call option on Treasury securities in that it rises in value as interest rate swap yields decline. As with other options on securities, indices, or futures contracts, the price of any swaption will reflect both an intrinsic value component, which may be zero, and a time premium component. The intrinsic value component represents what the value of the swaption would be if it were immediately exercisable into the underlying interest rate swap. The intrinsic value component measures the degree to which an option is in-the-money, if at all. The time premium represents the difference between the actual price of the swaption and the intrinsic value.

It is customary market practice for swaptions to be “cash settled” rather than an actual position in an interest rate swap being established at the time of swaption expiration. For reasons set forth more fully below, Reaves expects to enter strictly into cash-settled swaptions, i.e., where the exercise value of the swaption is determined by reference to the market for interest rate swaps then prevailing.

Temporary Investments

During unusual market circumstances, the Fund may invest temporarily in cash, money market securities, money market mutual funds or cash equivalents, which may be inconsistent with the Fund’s investment objective. Cash equivalents are highly liquid, short-term securities such as commercial paper, time deposits, certificates of deposit, short-term notes and short-term U.S. Government obligations.

Portfolio Turnover

Reaves may sell securities to realize capital losses that can be used to offset capital gains (but not tax-advantaged dividends or other ordinary income) or in connection with dividend recapture strategies. Use of these strategies will increase portfolio turnover. Although the Fund cannot accurately predict its portfolio turnover rate, it may exceed 100% from time to time (excluding turnover of securities having a maturity of one year or less). A high turnover rate (100% or more) necessarily involves greater expenses to the Fund and may result in realization of net short-term capital gains.

Illiquid Securities

The Fund may invest in securities for which there is no readily available trading market or are otherwise illiquid. Illiquid securities include securities legally restricted as to resale, such as commercial paper issued pursuant to Section 4(2) of the 1933 Act, and securities eligible for resale pursuant to Rule 144A thereunder. Section 4(2) and Rule 144A securities may, however, be treated as liquid by Reaves pursuant to procedures adopted by the Board, which require consideration of factors such as trading activity, availability of market quotations and number of dealers willing to purchase the security. If the Fund invests in Rule 144A securities, the level of portfolio illiquidity may be increased to the extent that eligible buyers become uninterested in purchasing such securities. The Fund may also, to a limited extent, invest in securities of U.S. and non-U.S. issuers that are issued through offerings made pursuant to Regulation S of the 1933 Act.

It may be difficult to sell such securities at a price representing their fair value until such time as such securities may be sold publicly. Where registration is required, a considerable period may elapse between a decision to sell the securities and the time when it would be permitted to sell. Thus, the Fund may not be able to obtain as favorable a price as that prevailing at the time of the decision to sell. The Fund may also acquire securities through private placements under which it may agree to contractual restrictions on the resale of such securities. Such restrictions might prevent their sale at a time when such sale would otherwise be desirable.

Reverse Repurchase Agreements

The Fund may enter into reverse repurchase agreements. Under a reverse repurchase agreement, the Fund temporarily transfers possession of a portfolio instrument to another party, such as a bank or broker-dealer, in return for cash. At the same time, the Fund agrees to repurchase the instrument at an agreed upon time (normally within seven days) and price, which reflects an interest payment. The Fund may enter into such agreements when it is able to invest the cash acquired at a rate higher than the cost of the agreement, which would increase earned income.

When the Fund enters into a reverse repurchase agreement, any fluctuations in the market value of either the securities transferred to another party or the securities in which the proceeds may be invested would affect the market value of the Fund’s assets. As a result, such transactions may increase fluctuations in the market value of the Fund’s assets. While there is a risk that large fluctuations in the market value of the Fund’s assets could affect NAV, this risk is not significantly increased by entering into reverse repurchase agreements, in the opinion of Reaves. Because reverse repurchase agreements may be considered to be the practical equivalent of borrowing funds, they constitute a form of leverage. If the Fund reinvests the proceeds of a reverse repurchase agreement at a rate lower than the cost of the agreement, entering into the agreement will lower the Fund’s yield.

Dividend Capture Trading

The Fund may seek to enhance the level of dividend income it receives by engaging in dividend capture trading. In a dividend capture trade, the Fund would sell a stock that it held past its ex-dividend date to purchase another stock paying a dividend before the next dividend of the stock being sold. By entering into such trades, the Fund could augment the amount of dividend income it receives over the course of a year. The use of dividend capture strategies will expose the Fund to increased trading costs and the potential for capital loss.

USE OF LEVERAGE

The Fund currently uses leverage primarily through borrowing. More specifically, the Fund has entered into the Credit Agreement, as described above and as described in more detail below. The Fund has no present intention of issuing preferred shares, although it has done so in the past and may choose to do so in the future. The Fund may add leverage to its portfolio from time to time by utilizing reverse repurchase agreements, dollar rolls or other forms of borrowings, such as bank loans or commercial paper. The Fund may also enter into other transactions that may give rise to a form of leverage including, among others, credit default or interest rate swap contracts, options contracts, futures and forward contracts and other derivative or potentially leveraged transactions described above, loans of portfolio securities, short sales and when-issued, delayed delivery and other forward commitment transactions.

The Fund generally does not use leverage if Reaves anticipates that it would result in a lower return to common shareholders for any significant amount of time. The Fund also may borrow money as a temporary measure for extraordinary or emergency purposes, including the payment of dividends and the settlement of securities transactions, which otherwise might require untimely dispositions of Fund securities.

Following completion of an offering, the Fund may increase the amount of its outstanding leverage. The Fund may do so by engaging in additional borrowings, including through the use of reverse repurchase agreements, in order to maintain the Fund’s desired leverage ratio at that time, taking into account the additional assets raised through the issuance of common shares in an offering. The Fund may also add leverage through the use of credit default or interest rate swaps and other derivative transactions and/or the other techniques noted above. There is no assurance, however, that the Fund will determine to add leverage following an offering, as the Fund intends to utilize leverage opportunistically and may choose to increase or decrease its use of leverage over time and from time to time based on the Investment Adviser’s assessment of market conditions and other factors. In addition, if the Fund determines to add leverage following an offering, it is not possible to predict with accuracy the precise amount of leverage that would be added, in part, because it is not possible to predict the number of common shares that ultimately will be subscribed for in an offering. Leverage creates risks for holders of the common shares, including the likelihood of greater volatility of NAV and market price of the common shares. There is a risk that fluctuations in the dividend rates on any preferred shares may adversely affect the return to the holders of the common shares. If the income from the securities purchased with such funds is not sufficient to cover the cost of leverage, the return on the Fund will be less than if leverage had not been used, and therefore the amount available for distribution to common shareholders as dividends and other distributions will be reduced. Reaves in its best judgment nevertheless may determine to maintain the Fund’s leveraged position if it deems such action to be appropriate in the circumstances.

Changes in the value of the Fund’s portfolio (including investments bought with the proceeds of the preferred shares offering or borrowing program) will be borne entirely by the common shareholders. If there is a net decrease (or increase) in the value of the Fund’s investment portfolio, the leverage will decrease (or increase) the NAV per share to a greater extent than if the Fund were not leveraged.

The fees received by Reaves and ALPS are based on the total assets of the Fund, including assets represented by leverage. During periods in which the Fund is using leverage, the fees paid to Reaves for investment advisory services and to ALPS for administrative services will be higher than if the Fund did not use leverage because the fees paid will be calculated on the basis of the Fund’s total assets, including proceeds from borrowings and the issuance of any preferred shares. Therefore, Reaves and ALPS may have a financial incentive to use leverage, which creates a conflict of interest between Reaves and ALPS and common shareholders. Reaves and ALPS will seek to manage this conflict of interest by utilizing leverage only when they determine such action is in the best interests of the Fund. The Board reviews the Fund’s leverage on a periodic basis, and the Fund’s use of leverage may be increased or decreased subject to the Board’s oversight and applicable law. As discussed under “Description of Capital Structure — Preferred Shares,” the Fund’s issuance of any preferred shares may alter the voting power of common shareholders.

Capital raised through leverage will be subject to dividend or interest payments, which may exceed the income and appreciation on the assets purchased. The issuance of preferred shares or entering into a borrowing program involves expenses and other costs and may limit the Fund’s freedom to pay dividends on common shares or to engage in other activities. The issuance of a class of preferred shares or incurrence of borrowings having priority over the Fund’s common shares creates an opportunity for greater return per common share, but at the same time such leveraging is a speculative technique in that it will increase the Fund’s exposure to capital risk. Unless the income and appreciation, if any, on assets acquired with leverage proceeds exceed the associated costs of such preferred shares or borrowings (and other Fund expenses), the use of leverage will diminish the investment performance of the Fund’s common shares compared with what it would have been without leverage.

The Fund may be subject to certain restrictions on investments imposed by guidelines of one or more rating agencies that may issue ratings for any preferred shares issued by the Fund and by borrowing program covenants. These guidelines and covenants may impose asset coverage or Fund composition requirements that are more stringent than those imposed on the Fund by the 1940 Act. It is not anticipated that these covenants or guidelines will significantly impede Reaves from managing the Fund’s portfolio in accordance with the Fund’s investment objective and policies.

Under the 1940 Act, the Fund is not permitted to issue preferred shares unless immediately after such issuance the total asset value of the Fund’s portfolio is at least 200% of the liquidation value of the outstanding preferred shares (i.e., such liquidation value may not exceed 50% of the Fund’s total assets). In addition, the Fund is not permitted to declare any cash dividend or other distribution on its common shares unless, at the time of such declaration, the NAV of the Fund’s portfolio (determined after deducting the amount of such dividend or other distribution) is at least 200% of such liquidation value of the preferred stock. If preferred shares are issued, the Fund intends, to the extent possible, to purchase or redeem preferred shares, from time to time, to maintain coverage of any preferred shares of at least 200%. Common shareholders elect each of the Trustees of the Fund. However, if the Fund issues preferred shares, the holders of the preferred shares will elect two of the Trustees of the Fund. In the event the Fund failed to pay dividends on its preferred shares for two years, preferred shareholders would be entitled to elect a majority of the Trustees until the dividends are paid.

To qualify for federal income taxation as a “regulated investment company,” the Fund must satisfy certain requirements relating to the sources of its income and diversification of its assets, and must distribute in each taxable year at least 90% of its investment company taxable income (including net interest income and net short-term gain). The Fund also will be required to distribute annually substantially all of its income and capital gain, if any, to avoid imposition of a nondeductible 4% federal excise tax.

The Fund’s willingness to issue new securities for investment purposes, and the amount the Fund will issue, will depend on many factors, the most important of which are market conditions and interest rates. Successful use of a leveraging strategy may depend on Reaves’ ability to predict correctly interest rates and market movements, and there is no assurance that a leveraging strategy will be successful during any period in which it is employed.

The Fund’s use of leverage creates special risks not associated with unleveraged funds having similar investment objectives and policies. These include the possibility of higher volatility of the Fund’s NAV and the asset coverage of the Fund’s indebtedness. There is a risk that fluctuations in the dividend rates on any preferred shares issued by the Fund may adversely affect the return to the common shareholders. If the income and capital appreciation from the securities purchased with such funds is not sufficient to cover the cost of leverage, the return on the Fund will be less than if leverage had not been used, and therefore the amount available for distribution to common shareholders as dividends and other distributions will be reduced.

Changes in the value of the Fund’s portfolio (including investments bought with the proceeds of the leverage program) will be borne entirely by the common shareholders. If there is a net decrease in the value of the Fund’s investment portfolio, the use of leverage will likely cause a greater decrease in the NAV per common share and the market value per common share than if the Fund were not leveraged.

Use of Leverage through the Credit Agreement — Effective December 8, 2016, the Fund entered into a Credit Agreement with the Bank. Under the terms of the Credit Agreement, the Fund was allowed to borrow up to $330,000,000. Interest was charged at a rate of the one month LIBOR plus 1.10%. Borrowings under the Credit Agreement are secured by assets of the Fund that are held by the Fund’s custodian in a separate account. Borrowing commenced under the terms of the Credit Agreement on December 13, 2016. Effective January 2, 2018, the Credit Agreement with the Bank was amended to allow the Fund to increase the amount allowed to be borrowed up to $455,000,000, at an interest rate of one month LIBOR plus 1.00%. The Credit Agreement with the Bank was amended on June 12, 2019. Effective June 20, 2019, the interest changed to one month LIBOR plus 0.80%.

For the period from November 1, 2020 to April 30, 2021, the average amount borrowed under the Credit Agreement was $353,425,414 at an average rate of 0.93%. As of April 30, 2021, the amount of outstanding borrowings was $395,000,000, the interest rate was 0.91%, and the amount of pledged collateral was $794,705,480.

Effects of Leverage — Fluctuations in interest rates on the Fund’s indebtedness will affect the dividend to Common Shareholders. Holders of common shares receive all net income from the Fund remaining after payment of interest on the Fund’s indebtedness and generally are entitled to a pro rata share of net realized capital gains, if any. Further, in the event the Fund were ever to be liquidated, the holder(s) of the Fund’s indebtedness would be entitled to receive repayment of outstanding principal plus accumulated and unpaid interest thereon before any distribution is made to the Fund’s common shareholders.

As of April 30, 2021, the total amount of leverage through the Credit Agreement constituted approximately 20% of the Fund’s total assets. The use of leverage has provided holders of common shares with a higher dividend than such holders would have otherwise received. However, there can be no assurance that the Fund will be able to continue to realize such a higher net return on its investment portfolio. Changes in certain factors could cause the relationship between the interest paid on the Fund’s indebtedness to increase relative to the dividend and interest rates on the portfolio securities in which the Fund may be invested. Under such conditions the benefit of leverage to Common Shareholders will be reduced and the Fund’s use of leverage could result in a lower rate of return to Common Shareholders than if the Fund were not leveraged. The 1940 Act generally requires the Fund to maintain an asset coverage of 300% on its outstanding indebtedness. If the Fund’s asset coverage declines below the required levels (as a result of market fluctuations or otherwise), the Fund may be required to sell a portion of its investments at a time when it may be disadvantageous to do so.

RISK FACTORS

The information contained under the heading “Summary of Updated Information Regarding the Fund—Risks” in the Fund’s Annual Report is incorporated herein by reference. Each of the risk factors contained thereunder is a principal risk of the Fund. Investors should consider the specific risk factors and special considerations associated with investing in the Fund. An investment in the Fund is subject to investment risk, including the possible loss of your entire investment. A Prospectus Supplement relating to an offering of the Fund’s securities may identify additional risk associated with such offering.

MANAGEMENT OF THE FUND

Trustees And Officers

The Board is responsible for the overall management of the Fund, including supervision of the duties performed by Reaves. There are six trustees of the Fund, one of which is an “interested person” (as defined in the 1940 Act). The name and business address of the trustees and officers of the Fund and their principal occupations and other affiliations during the past five years are set forth under “Management of the Fund” in the Statement of Additional Information.

Investment Adviser

W.H. Reaves & Co., Inc., located at 10 Exchange Place, Jersey City, New Jersey 07302, serves as investment adviser to the Fund.

Reaves is registered with the SEC as an investment adviser under the Investment Advisers Act of 1940, as amended. Reaves is also a broker-dealer, registered with the SEC, and a member firm of the New York Stock Exchange and FINRA, Inc. Reaves began conducting business in 1961 and had approximately $3.5 billion under management as of October 31, 2021.

Since 1977, its principal advisory business has been providing investment management services to institutional investors such as corporations, corporate pension funds, employee savings plans, foundations, and endowments. In the course of its business as a registered broker-dealer, Reaves regularly effects transactions in equity securities for its investment advisory clients. While Reaves generally will not act as executing broker for the Fund, it may execute trades for the Fund’s account from time to time.

Pursuant to the Investment Advisory and Management Agreement between Reaves and the Fund, Reaves has agreed to provide a continuous investment program for the Fund, including investment research and management with respect to the assets of the Fund. Reaves is entitled to receive management fees of 0.575% on the first $2.5 billion of the average daily total assets of the Fund and 0.525% on any amount in excess of $2.5 billion of the average daily total assets of the Fund.

A discussion of the basis for the Board’s most recent renewal of the Investment Advisory Agreement is provided in the semi-annual report for the period year ended April 30, 2021.

The following individuals are the Fund’s portfolio managers:

John P. Barlett

John P. Bartlett is a Vice President with Reaves, and was named as a portfolio manager for the Fund effective April 1, 2017, replacing William Ferer. He joined Reaves in 1995 and serves as a portfolio manager and security analyst, specializing in electric and gas utilities. Mr. Bartlett received a B.A. from Connecticut College and is a CFA Charterholder.

Timothy O. Porter

Timothy O. Porter is a Vice President with Reaves, and was named as a co-portfolio manager for the Fund effective November 1, 2018. He joined Reaves in 2004 and serves as a portfolio manager and security analyst, specializing in the energy sector. Mr. Porter received a B.S. from SUNY Geneseo and is a CFA Charterholder.

Administrator

ALPS, located at 1290 Broadway, Suite 1000, Denver, Colorado 80203, serves as administrator to the Fund. Under an administration agreement between ALPS and the Fund, ALPS is responsible for calculating the NAV of the common shares, and generally managing the business affairs of the Fund. The administration agreement provides that ALPS will pay all expenses incurred by the Fund, with the exception of advisory fees, trustees’ fees, chief compliance officer fees, portfolio transactions expenses, litigation expenses, taxes, costs of preferred shares, costs of borrowings, expenses of conducting repurchase offers for the purpose of repurchasing Fund shares and extraordinary expenses. ALPS is entitled to receive a monthly fee at the annual rate of 0.265% on the first $2.5 billion of the average daily total assets of the Fund and 0.240% on any amount in excess of $2.5 billion of the average daily total assets of the Fund.

Fund Expenses

Reaves and ALPS are each obligated to pay expenses associated with providing the services contemplated by the agreements to which they are parties, including compensation of and office space for their respective officers and employees connected with investment and economic research, trading and investment management and administration of the Fund. Reaves and ALPS are each obligated to pay the fees of any Trustee of the Fund who is affiliated with it. ALPS will pay all expenses incurred by the Fund, with the exception of advisory fees, trustees’ fees, chief compliance officer fees, portfolio transactions expenses, litigation expenses, taxes, costs of preferred shares, costs of borrowings, expenses of conducting repurchase offers for the purpose of repurchasing Fund shares and extraordinary expenses.

The Advisory Agreement authorizes Reaves to select brokers or dealers (including affiliates) to arrange for the purchase and sale of Fund securities, including principal transactions. Any commission, fee or other remuneration paid to an affiliated broker or dealer is paid in compliance with the Fund’s procedures adopted in accordance with Rule 17e-1 of the 1940 Act.

The fees and expenses of an offering will be paid by the Fund.

NET ASSET VALUE

The NAV per common share of the Fund is determined no less frequently than daily, on each day that the NYSE American is open for trading, as of the close of regular trading on the NYSE American (normally 4:00 p.m. New York time). ALPS calculates the Fund’s NAV by dividing the value of the Fund’s total assets (the value of the securities the Fund holds plus cash or other assets, including interest accrued but not yet received), less the Fund’s total liabilities (including dividends payable, any borrowings by the total number of common shares outstanding. Valuations of securities or other assets in the Fund’s portfolio may be provided by a third party pricing service.

For purposes of determining the NAV of the Fund’s common shares, equity securities that are traded on an exchange are valued at the closing sale or official closing price reflected on that exchange on the business day as of which such value is being determined. If there has been no sale of equity securities on such day, or if such closing prices are not otherwise available, the securities are valued at the mean of the closing bid and asked prices on such day. If no bid or asked prices are quoted on such day, then the security is valued by such method as the Board shall determine in good faith to reflect its fair market value. Equity securities traded on more than one securities exchange are valued at the closing sale or official closing price as reflected by the exchange representing the principal market for such securities. Readily marketable equity securities traded in the over-the-counter market are valued at the mean of the current bid and asked prices. Investments in non-exchange traded funds are fair valued at their respective NAVs.

The market price for debt obligations is generally the price supplied by an independent third-party pricing service approved by the Board), which may use a matrix, formula or other objective method that takes into consideration market indices, yield curves and other specific adjustments. If vendors are unable to supply a price, or if the price supplied is deemed to be unreliable, the market price may be determined using quotations received from one or more brokers-dealers that make a market in the security. Short-term debt obligations that will mature in 60 days or less are valued at amortized cost, unless it is determined that using this method would not reflect an investment’s fair value.

Securities for which market quotations or valuations are not available are valued at fair value in good faith by or at the direction of the Board. Various factors may be reviewed in order to make a good faith determination of a security’s fair value. These factors may include, but are not limited to, the type and cost of the security; the fundamental analytical data relating to the investment; an evaluation of the forces which influence the market in which the security is sold, including the liquidity and depth of the market; information as to any transactions or offers with respect to the security; price, yield and the extent of public or private trading in similar securities of the issuer or comparable companies.

DISTRIBUTIONS

The Board’s most recent approval of the Managed Distribution Plan was in September 2011. The Managed Distribution Plan provides for the Fund to make a monthly distribution to holders of its common shares at a rate determined by the Board from time to time, subject to the right of the Board to suspend, modify, or terminate the Managed Distribution Plan without notice at any time. As of April 30, 2021, the distribution rate was $0.18 per common share.

Under the Managed Distribution Plan, the Fund will distribute all available investment income to shareholders, consistent with the Fund’s primary investment objective. If and when sufficient investment income is not available on a monthly basis, the Fund will distribute long-term capital gains and/or return capital to its shareholders. Whenever any portion of any Fund distribution is derived from a source other than net investment income, Section 19(a) of the 1940 Act and Rule 19a-1 thereunder require the Fund to furnish shareholders with a written statement disclosing what portion of the payment per share is derived from net investment income, net short-term capital gains, net long-term capital gains and return of capital.

Section 19(b) of the 1940 Act and Rule 19b-1 thereunder generally make it unlawful for any registered investment company to make long-term capital gains distributions more than once each year. Rule 19b-1 limits the number of capital gains dividends, as defined in section 852(b)(3)(C) of the Code (“distributions”), that a fund may make with respect to any one taxable year to one, plus a supplemental “clean up” distribution made pursuant to section 855 of the Code not exceeding 10% of the total amount distributed for the year, plus one additional capital gain dividend made in whole or in part to avoid the excise tax under section 4982 of the Code.

Funds that have adopted a Managed Distribution Plan often seek exemptive relief from the SEC, permitting them to distribute long-term capital gains more than once a year. On July 14, 2011, the SEC granted the Fund’s request for an order under Section 6(a) of the 1940 Act, exempting the Fund from Section 19(b) of the 1940 Act and Rule 19b-1 thereunder and permitting the Fund to make periodic distributions of long-term capital gains with respect to its outstanding common shares as frequently as twelve times each year, and as frequently as distributions are specified by or in accordance with the terms of any outstanding preferred shares of the Fund. Even though the Fund has received this exemptive relief from the SEC, a return of capital could occur if the Fund were to distribute more than the aggregate of its income and net realized capital gains.

A return of capital distribution does not necessarily reflect the Fund’s investment performance and should not be confused with “yield” or “income”. Rather, a return of capital distribution represents a reduction of a shareholder’s principal investment in the Fund. To the extent that the Fund uses capital gains and/or returns of capital to supplement its investment income, shareholders should not draw any conclusions about the Fund’s investment performance from the amount of the Fund’s distributions or from the terms of the Managed Distribution Plan.

The characterization of the Fund’s distributions in statements furnished pursuant to Section 19(a) of the 1940 Act and Rule 19a-1 thereunder based on U.S. generally accepted accounting principles and may differ from the treatment of those distributions for tax purposes. The determination of the character of all Fund distributions for tax purposes (specifying which portion is ordinary income, qualifying dividend income, short-or long-term capital gains, or return of capital) is made each year-end and is reported to shareholders subject to tax reporting on Form 1099-DIV. Return of capital is not taxable to shareholders in the year it is paid. Rather, shareholders are required to reduce the cost basis of their shares by the amount of the return of capital so that, when the shares are ultimately sold, they will have properly accounted for the return of capital. Such an adjustment may cause a shareholder’s gain to be greater, or loss to be smaller, depending on the sales proceeds received.

The Board may amend, suspend or terminate the Managed Distribution Plan without prior notice to shareholders if it deems such action to be in the best interests of the Fund and its shareholders. For example, the Board might take such action if the Managed Distribution Plan had the effect of shrinking the Fund’s assets to a level that was determined to be detrimental to Fund shareholders. The suspension or termination of the Managed Distribution Plan could have the effect of creating a trading discount (if the Fund’s common shares are trading at or above NAV) or widening an existing trading discount.

Common shareholders may elect automatically to reinvest some or all of their distributions in additional common shares under the Fund’s dividend reinvestment plan. See “Dividend Reinvestment Plan.” While there are any borrowings or preferred shares outstanding, the Fund may not be permitted to declare any cash dividend or other distribution on its common shares in certain circumstances. See “Description of Capital Structure.”

PLAN OF DISTRIBUTION

The Fund may sell up to $600,000,000 in aggregate initial offering price of common shares, Rights and any Follow-on Offering from time to time under this Prospectus and any related Prospectus Supplement (1) directly to one or more purchases, including existing shareholders in a rights offering; (2) through agents; (3) through underwriters; (4) through dealers; or (5) pursuant to the Plan. Each Prospectus Supplement relating to an offering of securities will state the terms of the offering, including:

●	the names of any agents, underwriters or dealers;

●	any sales loads or other items constituting underwriters’ compensation;

●	any discounts, commissions, or fees allowed or paid to dealers or agents;

●	the public offering or purchase price of the offered Securities and the net proceeds the Fund will receive from the sale; and

●	any securities exchange on which the offered Securities may be listed.

In the case of a rights offering, the applicable Prospectus Supplement will set forth the number of common shares issuable upon the exercise of each right and the other terms of such rights offering. The transferable subscription rights offered by means of this Prospectus and applicable Prospectus Supplement, including any related over-subscription privilege and any follow-on offering, if applicable, may be convertible or exchangeable into common shares at a ratio not to exceed one Common Share received for every three rights converted, exercised or exchanged on an aggregate basis such that the exercise of all rights in any transferable subscription rights offering will not cumulatively result in more than a 33 1/3 percentage increase in the outstanding common shares of the Fund.

Direct Sales

The Fund may sell Securities directly to, and solicit offers from, institutional investors or others who may be deemed to be underwriters as defined in the Securities Act for any resales of the securities. In this case, no underwriters or agents would be involved. The Fund may use electronic media, including the Internet, to sell offered securities directly. The Fund will describe the terms of any of those sales in a Prospectus Supplement.

By Agents

The Fund may offer Securities through agents that the Fund may designate. The Fund will name any agent involved in the offer and sale and describe any commissions payable by the Fund in the Prospectus Supplement. Unless otherwise indicated in the Prospectus Supplement, the agents will be acting on a best efforts basis for the period of their appointment.

By Underwriters

The Fund may offer and sell Securities from time to time to one or more underwriters who would purchase the Securities as principal for resale to the public, either on a firm commitment or best efforts basis. If the Fund sells Securities to underwriters, the Fund will execute an underwriting agreement with them at the time of the sale and will name them in the Prospectus Supplement. In connection with these sales, the underwriters may be deemed to have received compensation from the Fund in the form of underwriting discounts and commissions. The underwriters also may receive commissions from purchasers of Securities for whom they may act as agent. Unless otherwise stated in the Prospectus Supplement, the underwriters will not be obligated to purchase the Securities unless the conditions set forth in the underwriting agreement are satisfied, and if the underwriters purchase any of the Securities, they will be required to purchase all of the offered Securities. The underwriters may sell the offered Securities to or through dealers, and those dealers may receive discounts, concessions or commissions from the underwriters as well as from the purchasers for whom they may act as agent. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

In connection with an offering of common shares, if a Prospectus Supplement so indicates, the Fund may grant the underwriters an option to purchase additional common shares at the public offering price, less the underwriting discounts and commissions, within 45 days from the date of the Prospectus Supplement, to cover any overallotments.

By Dealers

The Fund may offer and sell Securities from time to time to one or more dealers who would purchase the securities as principal. The dealers then may resell the offered Securities to the public at fixed or varying prices to be determined by those dealers at the time of resale. The Fund will set forth the names of the dealers and the terms of the transaction in the Prospectus Supplement.

General Information

Agents, underwriters, or dealers participating in an offering of Securities may be deemed to be underwriters, and any discounts and commission received by them and any profit realized by them on resale of the offered Securities for whom they act as agent, may be deemed to be underwriting discounts and commissions under the Securities Act.

The Fund may offer to sell securities either at a fixed price or at prices that may vary, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices.

To facilitate an offering of common shares in an underwritten transaction and in accordance with industry practice, the underwriters may engage in transactions that stabilize, maintain, or otherwise affect the market price of the common shares or any other Security. Those transactions may include overallotment, entering stabilizing bids, effecting syndicate covering transactions, and reclaiming selling concessions allowed to an underwriter or a dealer.

●	An overallotment in connection with an offering creates a short position in the common shares for the underwriter’s own account.
●	An underwriter may place a stabilizing bid to purchase the common shares for the purpose of pegging, fixing, or maintaining the price of the common shares.
●

Underwriters may engage in syndicate covering transactions to cover overallotments or to stabilize the price of the common shares by bidding for, and purchasing, the common shares or any other Securities in the open market in order to reduce a short position created in connection with the offering.

●

The managing underwriter may impose a penalty bid on a syndicate member to reclaim a selling concession in connection with an offering when the common shares originally sold by the syndicate member is purchased in syndicate covering transactions or otherwise.

Any of these activities may stabilize or maintain the market price of the Securities above independent market levels. The underwriters are not required to engage in these activities, and may end any of these activities at any time.

In connection with any rights offering, the Fund may also enter into a standby underwriting arrangement with one or more underwriters pursuant to which the underwriter(s) will purchase common shares remaining unsubscribed for after the rights offering.

Any underwriters to whom the offered Securities are sold for offering and sale may make a market in the offered Securities, but the underwriters will not be obligated to do so and may discontinue any market-making at any time without notice. There can be no assurance that there will be a liquid trading market for the offered Securities.

Under agreements entered into with the Fund, underwriters and agents may be entitled to indemnification by the Fund and the Adviser against certain civil liabilities, including liabilities under the Securities Act, or to contribution for payments the underwriters or agents may be required to make.

The underwriters, agents, and their affiliates may engage in financial or other business transactions with the Fund in the ordinary course of business.

Pursuant to a requirement of the Financial Industry Regulatory Authority, Inc. (“FINRA”), the maximum compensation to be received by any FINRA member or independent broker-dealer may not be greater than eight percent (8%) of the gross proceeds received by the Fund for the sale of any securities being registered pursuant to SEC Rule 415 under the Securities Act.

The aggregate offering price specified on the cover of this Prospectus relates to the offering of the Securities not yet issued as of the date of this Prospectus.

To the extent permitted under the 1940 Act and the rules and regulations promulgated thereunder, the underwriters may from time to time act as a broker or dealer and receive fees in connection with the execution of portfolio transactions on behalf of the Fund after the underwriters have ceased to be underwriters and, subject to certain restrictions, each may act as a broker while it is an underwriter.

A Prospectus and accompanying Prospectus Supplement in electronic form may be made available on the websites maintained by underwriters. The underwriters may agree to allocate a number of Securities for sale to their online brokerage account holders. Such allocations of Securities for internet distributions will be made on the same basis as other allocations. In addition, Securities may be sold by the underwriters to securities dealers who resell Securities to online brokerage account holders.

DIVIDEND REINVESTMENT PLAN

Unless the registered owner of common shares elects to receive cash by contacting DST (the “Plan Administrator”), all dividends declared on common shares will be automatically reinvested by the Plan Administrator for shareholders in the Fund’s Dividend Reinvestment Plan (the “Plan”), in additional common shares. Shareholders who elect not to participate in the Plan will receive all dividends and other distributions in cash paid by check mailed directly to the shareholder of record (or, if the common shares are held in street or other nominee name, then to such nominee) by DST as dividend disbursing agent. You may elect not to participate in the Plan and to receive all dividends in cash by contacting DST, as dividend disbursing agent, at the address set forth below. Participation in the Plan is completely voluntary and may be terminated or resumed at any time without penalty by notice if received and processed by the Plan Administrator prior to the dividend record date; otherwise such termination or resumption will be effective with respect to any subsequently declared dividend or other distribution. Some brokers may automatically elect to receive cash on your behalf and may re-invest that cash in additional common shares for you. If you wish for all dividends declared on your common shares to be automatically reinvested pursuant to the Plan, please contact your broker.

The Plan Administrator will open an account for each common shareholder under the Plan in the same name in which such common shareholder’s common shares are registered. Whenever the Fund declares a dividend or other distribution (together, a “Dividend”) payable in cash, non-participants in the Plan will receive cash and participants in the Plan will receive the equivalent in common shares. The common shares will be acquired by the Plan Administrator for the participants’ accounts, depending upon the circumstances described below, either (i) through receipt of additional unissued but authorized common shares from the Fund (“Newly Issued Common Shares”) or (ii) by purchase of outstanding common shares on the open market (“Open-Market Purchases”) on the NYSE American or elsewhere. If, on the payment date for any Dividend, the closing market price plus estimated brokerage commissions per common share is equal to or greater than the NAV per common share, the Plan Administrator will invest the Dividend amount in Newly Issued Common Shares on behalf of the participants. The number of Newly Issued Common Shares to be credited to each participant’s account will be determined by dividing the dollar amount of the Dividend by the NAV per common share on the payment date; provided that, if the NAV is less than or equal to 95% of the closing market value on the payment date, the dollar amount of the Dividend will be divided by 95% of the closing market price per common share on the payment date. If, on the payment date for any Dividend, the NAV per common share is greater than the closing market value plus estimated brokerage commissions, the Plan Administrator will invest the Dividend amount in common shares acquired on behalf of the participants in Open-Market Purchases. In the event of a market discount on the payment date for any Dividend, the Plan Administrator will have until the last business day before the next date on which the common shares trade on an “ex-dividend” basis or 30 days after the payment date for such Dividend, whichever is sooner (the “Last Purchase Date”), to invest the Dividend amount in common shares acquired in Open-Market Purchases. It is contemplated that the Fund will pay monthly income Dividends. Therefore, the period during which Open-Market Purchases can be made will exist only from the payment date of each Dividend through the date before the next “ex-dividend” date which typically will be approximately ten days. If, before the Plan Administrator has completed its Open-Market Purchases, the market price per common share exceeds the NAV per common share, the average per common share purchase price paid by the Plan Administrator may exceed the NAV of the common shares, resulting in the acquisition of fewer common shares than if the Dividend had been paid in Newly Issued Common Shares on the Dividend payment date. Because of the foregoing difficulty with respect to Open-Market Purchases, the Plan provides that if the Plan Administrator is unable to invest the full Dividend amount in Open-Market Purchases during the purchase period or if the market discount shifts to a market premium during the purchase period, the Plan Administrator may cease making Open-Market Purchases and may invest the uninvested portion of the Dividend amount in Newly Issued Common Shares at the NAV per common share at the close of business on the Last Purchase Date provided that, if the NAV is less than or equal to 95% of the then current market price per common share; the dollar amount of the Dividend will be divided by 95% of the market price on the payment date.

The Plan Administrator maintains all shareholders’ accounts in the Plan and furnishes written confirmation of all transactions in the accounts, including information needed by shareholders for tax records. Common shares in the account of each Plan participant will be held by the Plan Administrator on behalf of the Plan participant, and each shareholder proxy will include those shares purchased or received pursuant to the Plan. The Plan Administrator will forward all proxy solicitation materials to participants and vote proxies for shares held under the Plan in accordance with the instructions of the participants.

In the case of common shareholders such as banks, brokers or nominees which hold shares for others who are the beneficial owners, the Plan Administrator will administer the Plan on the basis of the number of common shares certified from time to time by the record shareholder’s name and held for the account of beneficial owners who participate in the Plan. Plan participants holding common shares subject to the Plan in a brokerage account may not be able to transfer those shares to another broker and continue to participate in the Plan.

There will be no brokerage charges with respect to common shares issued directly by the Fund. However, each participant will pay a pro rata share of brokerage commissions incurred in connection with Open-Market Purchases. The automatic reinvestment of Dividends will not relieve participants of any federal, state or local income tax that may be payable (or required to be withheld) on such Dividends. See “Federal Income Tax Matters.” Participants that request a sale of common shares through the Plan Administrator are subject to brokerage commissions.

The Fund reserves the right to amend or terminate the Plan. There is no direct service charge to participants with regard to purchases in the Plan; however, the Fund reserves the right to amend the Plan to include a service charge payable by the participants.

All correspondence or questions concerning the Plan should be directed to the Plan Administrator, DST Systems, Inc., 333 West 11th Street, 5th Floor, Kansas City, MO 64105 (telephone: 1-800-644-5571).

FEDERAL INCOME TAX MATTERS

The following is a summary discussion of certain U.S. federal income tax consequences that may be relevant to a common shareholder that acquires, holds and/or disposes of common shares of the Fund, and reflects provisions of the Code, existing Treasury regulations, rulings published by the IRS, and other applicable authority, as of the date of this Prospectus. These authorities are subject to change by legislative or administrative action, possibly with retroactive effect. The following discussion is only a summary of some of the important tax considerations generally applicable to investments in the Fund. For more detailed information regarding tax considerations, see the Statement of Additional Information. There may be other tax considerations applicable to particular investors. In addition, income earned through an investment in the Fund may be subject to state, local and foreign taxes.

The Fund has elected to be treated and has qualified each year for taxation as a regulated investment company eligible for treatment under the provisions of Subchapter M of the Code and intends to so qualify in the future. In order for the Fund to qualify as a regulated investment company, it must meet an income and asset diversification test each year. If the Fund continues to so qualify and satisfies certain distribution requirements, the Fund will not be subject to federal income tax on income distributed in a timely manner to its shareholders in the form of dividends or capital gain distributions.

In order to avoid incurring a federal excise tax obligation, the Code requires that the Fund distribute (or be deemed to have distributed) by December 31 of each calendar year an amount at least equal to the sum of (i) 98% of its ordinary income for such year (taking into account certain deferrals and elections) and (ii) 98.2% of its capital gain net income (which is the excess of its realized net long-term capital gain over its realized net short-term capital loss), generally computed on the basis of the one-year period ending on October 31 of such year, after reduction by any available capital loss carryforwards, plus (iii) 100% of any ordinary income and capital gain net income from the prior year (as previously computed) that were not paid out during such year and on which the Fund paid no federal income tax. A regulated investment company which fails to meet these requirements is liable for a nondeductible 4% excise tax on the portion of the undistributed amounts of such income that are less than the required distributions. For these purposes, the Fund will be deemed to have distributed any income or gain on which it paid U.S. federal income tax.

If the Fund does not qualify as a RIC for any taxable year, the Fund’s taxable income will be subject to corporate income taxes, and all distributions from earnings and profits, including distributions of net capital gain (if any), will be taxable to the shareholder as ordinary income. Such distributions generally will be eligible (i) for the dividends received deduction in the case of corporate shareholders and (ii) for treatment as “qualified dividends” in the case of individual shareholders. In addition, in order to requalify for taxation as a RIC, the Fund may be required to recognize unrealized gains, pay substantial taxes and  interest, and make certain distributions.

The Fund intends to make monthly distributions of either net investment income or capital gains. The Fund also intends to distribute annually any remaining net investment income, net short-term capital gain (which are taxable as ordinary income) and any net capital gain that have not been distributed as part of the monthly distributions. Unless a shareholder is ineligible to participate or elects otherwise, all distributions will be automatically reinvested in additional common shares of the Fund pursuant to the Dividend Reinvestment Plan (the “Plan”). For U.S. federal income tax purposes, all dividends are generally taxable whether a shareholder takes them in cash or they are reinvested pursuant to the Plan in additional shares of the Fund. Distributions of the Fund’s net capital gains which are properly reported as “capital gain dividends”, if any, are taxable to common shareholders as long-term capital gains, regardless of the length of time common shares have been held by common shareholders. Distributions, if any, in excess of the Fund’s earnings and profits will first reduce the adjusted tax basis of a holder’s common shares and, after that basis has been reduced to zero, will constitute capital gains to the common shareholder (assuming the common shares are held as a capital asset). See below for a summary of the maximum tax rates applicable to capital gains (including capital gain dividends). A corporation that owns Fund shares generally will not be entitled to the dividends received deduction with respect to all the dividends it receives from the Fund. Fund dividend payments that are attributable to qualifying dividends received by the Fund from certain domestic corporations may be designated by the Fund as being eligible for the dividends received deduction.

Dividends and other distributions paid by the Fund are generally treated as received at the time the dividend or distribution is made. However, certain dividends and other distributions declared in October, November or December and paid in the following January will be taxed to shareholders as if received on December 31 of the year in which they were declared.

Certain income distributions paid by the Fund to individual taxpayers are taxed at rates equal to those applicable to net long-term capital gains (currently at a maximum rate of 20%). This tax treatment applies only if certain holding period requirements are satisfied by the common shareholder and the dividends are attributable to qualified dividends received by the Fund itself. For this purpose, “qualified dividends” means dividends received by the Fund from United States corporations and qualifying foreign corporations, provided that the Fund satisfies certain holding period and other requirements in respect of the stock of such corporations. In the case of securities lending transactions, payments in lieu of dividends are not qualified dividends. Dividends received by the Fund from real estate investment trusts (“REITs”) are qualified dividends eligible for this lower tax rate only in limited circumstances.

A dividend paid by the Fund to a common shareholder will not be treated as qualified dividend income of the common shareholder if (1) the dividend is received with respect to any share held for fewer than 61 days during the 121-day period beginning on the date which is 60 days before the date on which such share becomes ex-dividend with respect to such dividend, (2) to the extent that the recipient is under an obligation (whether pursuant to a short sale or otherwise) to make related payments with respect to positions in substantially similar or related property or (3) if the recipient elects to have the dividend treated as investment income for purposes of the limitation on deductibility of investment interest.

The Fund will inform common shareholders of the source and tax status of all distributions promptly after the close of each calendar year.

Selling common shareholders will generally recognize gain or loss in an amount equal to the difference between the common shareholder’s adjusted tax basis in the common shares sold and the amount received. If the common shares are held as a capital asset, the gain or loss will be a capital gain or loss. The maximum tax rate applicable to net capital gains recognized by individuals and other non-corporate taxpayers is (i) the same as the maximum ordinary income tax rate for gains recognized on the sale of capital assets held for one year or less or (ii) 20% for gains recognized on the sale of capital assets held for more than one year (as well as certain capital gain dividends) (zero for certain individuals in lower tax brackets). Any loss on a disposition of common shares held for six months or less will be treated as a long-term capital loss to the extent of any capital gain dividends received with respect to those common shares. For purposes of determining whether common shares have been held for six months or less, the holding period is suspended for any periods during which the common shareholder’s risk of loss is diminished as a result of holding one or more other positions in substantially similar or related property, or through certain options or short sales. Any loss realized on a sale or exchange of common shares will be disallowed to the extent those common shares are replaced by other common shares within a period of 61 days beginning 30 days before and ending 30 days after the date of disposition of the common shares (whether through the reinvestment of distributions, which could occur, for example, if the common shareholder is a participant in the Plan (as defined below) or otherwise). In that event, the basis of the replacement common shares will be adjusted to reflect the disallowed loss.

An investor should be aware that, if common shares are purchased shortly before the record date for any taxable dividend (including a capital gain dividend), the purchase price likely will reflect the value of the dividend and the investor then would receive a taxable distribution likely to reduce the trading value of such common shares, in effect resulting in a taxable return of some of the purchase price. Taxable distributions to individuals and certain other non-corporate common shareholders, including those who have not provided their correct taxpayer identification number and other required certifications, may be subject to “backup” federal income tax withholding (currently, at a rate of 24%).

An investor should also be aware that the benefits of the reduced tax rate applicable to long-term capital gains and qualified dividend income may be impacted by the application of the alternative minimum tax to individual shareholders.

In addition to the taxes set forth above, a tax of 3.8% is imposed on the “net investment income” of certain individuals, trusts and estates. Among other items, net investment income generally includes gross income from both ordinary income dividends as well as capital gains dividends.

Benefit Plans and other tax-exempt entities, including governmental plans, should also be aware that if they borrow in order to finance their exercise of Rights, they may become subject to the tax on unrelated business taxable income under Section 511 of the Code.

The foregoing briefly summarizes some of the important federal income tax consequences to common shareholders of investing in common shares, reflects the federal tax law as of the date of this Prospectus, and does not address special tax rules applicable to certain types of investors, such as corporate and foreign investors. Investors should consult their tax advisers regarding other federal, state or local tax considerations that may be applicable in their particular circumstances, as well as any proposed tax law changes.

DESCRIPTION OF CAPITAL STRUCTURE

The Fund is an unincorporated statutory trust established under the laws of the state of Delaware by an Agreement and Declaration of Trust dated September 15, 2003 (the “Declaration of Trust”). The Declaration of Trust provides that the Trustees of the Fund may authorize separate classes of shares of beneficial interest. The Trustees have authorized an unlimited number of common shares. The Fund intends to hold annual meetings of common shareholders in compliance with the requirements of the NYSE American.

Common Shares

The Declaration of Trust permits the Fund to issue an unlimited number of full and fractional common shares of beneficial interest, no par value. Each common share represents an equal proportionate interest in the assets of the Fund with each other common share in the Fund. Holders of common shares will be entitled to the payment of dividends when, as and if declared by the Board. The 1940 Act or the terms of any borrowings or preferred shares may limit the payment of dividends to the Common Shareholders. Each whole common share shall be entitled to one vote and each fractional common share shall be entitled to a vote equal to its fraction of a whole share as to matters on which it is entitled to vote pursuant to the terms of the Declaration of Trust on file with the SEC. Upon liquidation of the Fund, after paying or adequately providing for the payment of all liabilities of the Fund and the liquidation preference with respect to any outstanding preferred shares, and upon receipt of such releases, indemnities and refunding agreements as they deem necessary for their protection, the Trustees may distribute the remaining assets of the Fund among the holders of the common shares. The Declaration of Trust provides that common shareholders are not liable for any liabilities of the Fund. Although shareholders of an unincorporated statutory trust established under Delaware law, in certain limited circumstances, may be held personally liable for the obligations of the Fund as though they were general partners, the provisions of the Declaration of Trust described in the foregoing sentence make the likelihood of such personal liability remote.

While there are any borrowings or preferred shares outstanding, the Fund may not be permitted to declare any cash dividend or other distribution on its common shares, unless at the time of such declaration, (i) all accrued dividends on preferred shares or accrued interest on borrowings have been paid and (ii) the value of the Fund’s total assets (determined after deducting the amount of such dividend or other distribution), less all liabilities and indebtedness of the Fund not represented by senior securities, is at least 300% of the aggregate amount of such securities representing indebtedness and at least 200% of the aggregate amount of securities representing indebtedness plus the aggregate liquidation value of the outstanding preferred shares (expected to equal the aggregate original purchase price of the outstanding preferred shares plus redemption premium, if any, together with any accrued and unpaid dividends thereon, whether or not earned or declared and on a cumulative basis). In addition to the requirements of the 1940 Act, the Fund may be required to comply with other asset coverage requirements as a condition of the Fund obtaining a rating of the preferred shares from a rating agency. These requirements may include an asset coverage test more stringent than under the 1940 Act. This limitation on the Fund’s ability to make distributions on its common shares could in certain circumstances impair the ability of the Fund to maintain its qualification for taxation as a regulated investment company for federal income tax purposes. The Fund intends, however, to the extent possible to purchase or redeem preferred shares or reduce borrowings from time to time to maintain compliance with such asset coverage requirements and may pay special dividends to the holders of the preferred shares in certain circumstances in connection with any such impairment of the Fund’s status as a regulated investment company. Depending on the timing of any such redemption or repayment, the Fund may be required to pay a premium in addition to the liquidation preference of the preferred shares to the holders thereof.

The provisions of the 1940 Act generally require that the public offering price (less underwriting commissions and discounts) of common shares sold by a closed-end investment company must equal or exceed the NAV of such company’s common shares (calculated within 48 hours of the pricing of such offering), unless such sale is made in connection with an offering to existing holders of common shares or with the consent of a majority of its common shareholders. The Fund may, from time to time, seek the consent of Common Shareholders to permit the issuance and sale by the Fund of common shares at a price below the Fund’s then-current NAV, subject to certain conditions. If such consent is obtained, the Fund may, contemporaneous with and in no event more than one year following the receipt of such consent, sell common shares at price below NAV in accordance with any conditions adopted in connection with the giving of such consent. Additional information regarding any consent of Common Shareholders obtained by the Fund and the applicable conditions imposed on the issuance and sale by the Fund of common shares at a price below NAV will be disclosed in the Prospectus Supplement relating to any such offering of common shares at a price below NAV. Until such consent of Common Shareholders, if any, is obtained, the Fund may not sell common shares at a price below NAV. Because the Fund’s advisory fee is based upon average Managed Assets, the Adviser’s interest in recommending the issuance and sale of common shares at a price below NAV may conflict with the interests of the Fund and its Common Shareholders.

Subscription Rights to Purchase Common Shares

The Fund may issue subscription rights to holders of common shares to purchase common shares. Subscription rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the subscription rights. In connection with a subscription rights offering to holders of common shares, the Fund would distribute certificates evidencing the subscription rights and a Prospectus Supplement, containing all of the material terms of the subscription rights agreement relating to such subscription rights (the “Subscription Rights Agreement”), to our common or preferred shareholders as of the record date that we set for determining the shareholders eligible to receive subscription rights in such subscription rights offering. For complete terms of the subscription rights, please refer to the actual terms of such subscription rights which will be set forth in the Subscription Rights Agreement.

The applicable Prospectus Supplement would describe the following terms of subscription rights in respect of which this Prospectus is being delivered:

●

the period of time the offering would remain open (which will be open a minimum number of days such that all record holders would be eligible to participate in the offering and will not be open longer than 120 days);

●	the exercise price for such subscription rights (or method of calculation thereof);

●	the number of such subscription rights issued in respect of each Common Share;

●	the extent to which such subscription rights are transferable and the market on which they may be traded if they are transferable;

●	if applicable, a discussion of the material U.S. federal income tax considerations applicable to the issuance or exercise of such subscription rights;

●	the date on which the right to exercise such subscription rights will commence, and the date on which such right will expire (subject to any extension);

●	the extent to which such subscription rights include an over-subscription privilege with respect to unsubscribed securities and the terms of such over-subscription privilege;

●	any termination right the Fund may have in connection with such subscription rights offering;

●	the expected trading market, if any, for rights; and

●	any other terms of such subscription rights, including exercise, settlement and other procedures and limitations relating to the transfer and exercise of such subscription rights.

Exercise of Subscription Rights. Each subscription right would entitle the holder of the subscription right to purchase for cash such number of shares at such exercise price as in each case is set forth in, or be determinable as set forth in the Prospectus Supplement relating to the subscription rights offered thereby. Subscription rights would be exercisable at any time up to the close of business on the expiration date for such subscription rights set forth in the Prospectus Supplement. After the close of business on the expiration date, all unexercised subscription rights would become void.

Upon expiration of the rights offering and the receipt of payment and the subscription rights certificate properly completed and duly executed at the corporate trust office of the subscription rights agent or any other office indicated in the Prospectus Supplement, the Fund would issue, as soon as practicable, the common shares purchased as a result of such exercise. To the extent permissible under applicable law, the Fund may determine to offer any unsubscribed offered securities directly to persons other than shareholders, to or through agents, underwriters or dealers or through a combination of such methods, as set forth in the applicable Prospectus Supplement.

The Fund generally will not issue common share certificates. However, upon written request to the Fund’s transfer agent, a share certificate will be issued for any or all of the full common shares credited to an investor’s account. Common share certificates that have been issued to an investor may be returned at any time.

The common shares are listed on the NYSE American under the symbol “UTG” and began trading on the NYSE American on February 24, 2004. In connection with the offering of Rights, the Fund will provide information in the Prospectus Supplement for the expected trading market, if any, for Rights. The average daily trading volume of the common shares on the NYSE American during the period from November 1, 2013 through October 31, 2021 was 150,994 common shares. Shares of closed-end investment companies often trade on an exchange at prices lower than NAV. The Fund’s common shares have traded in the market at both premiums to and discounts from NAV. The following table shows, for each fiscal quarter since the quarter ended January 31, 2012; (i) high and low NAVs per common share, (ii) the high and low sale prices per common share, as reported in the consolidated transaction reporting system, and (iii) the percentage by which the common shares traded at a premium over, or discount from, the high and low NAVs per common share. The Fund’s NAV per common share is determined on a daily basis.

Quarter Ended		Market Price		Net Asset Value at		Market Premium (Discount) to Net Asset Value at
		High	Low	Market High	Market Low	Market High	Market Low
2021	October 31	$36.50	$32.34	$35.30	$32.07	1.53%	1.81%
	July 31	$35.61	$33.85	$34.20	$33.92	4.04%	1.83%
	April 30	$35.10	$30.50	$34.58	$30.62	1.47%	1.18%
	January 31	$34.60	$31.24	$33.62	$31.29	1.46%	0.96%
2020	October 31	$33.00	$30.10	$32.81	$30.23	0.17%	0.46%
	July 31	$36.47	$28.55	$32.20	$28.82	10.43%	(0.49)%
	April 30	$40.20	$19.45	$39.05	$21.91	3.53%	(11.39)%
	January 31	$38.90	$36.02	$38.56	$35.68	1.41%	0.90%
2019	October 31	$37.33	$35.52	$35.61	$34.29	4.83%	3.59%
	July 31	$36.90	$33.41	$35.59	$33.96	3.68%	(1.62)%
	April 30	$34.80	$30.76	$34.47	$32.35	0.96%	(4.91)%
	January 31	$31.82	$26.96	$32.52	$28.10	(2.15)%	(4.06)%
2018	October 31	$31.77	$29.31	$32.65	$31.64	(2.70)%	(7.36)%
	July 31	$30.39	$27.83	$32.33	$30.01	(6.00)%	(7.26)%
	April 30	$30.40	$27.13	$33.30	$30.87	(8.71)%	(12.12)%
	January 31	$31.55	$30.10	$33.92	$33.28	(6.99)%	(9.56)%
2017	October 31	$36.73	$30.59	$35.40	$33.01	3.76%	(7.33)%
	July 31	$36.70	$33.66	$35.29	$33.49	4.00%	0.51%
	April 30	$34.77	$31.10	$34.24	$32.97	1.55%	(5.67)%
	January 31	$32.87	$28.18	$32.83	$30.87	0.12%	(8.71)%
2016	October 31	$32.17	$28.34	$34.30	$32.24	(6.21)%	(12.10)%
	July 31	$32.70	$28.67	$34.99	$31.45	(6.54)%	(8.84)%
	April 30	$30.11	$26.20	$32.07	$28.22	(6.11)%	(7.16)%
	January 31	$30.39	$23.01	$30.42	$26.74	(0.10)%	(13.95)%
2015	October 31	$30.32	$26.71	$30.58	$28.87	(0.85)%	(7.48)%
	July 31	$31.04	$28.50	$31.76	$29.87	(2.27)%	(4.59)%
	April 30	$33.90	$29.10	$34.05	$30.93	(0.44)%	(5.92)%
	January 31	$33.88	$29.87	$34.38	$32.22	(1.45)%	(7.29)%
2014	October 31	$30.70	$26.66	$32.71	$29.46	(6.14)%	(9.50)%
	July 31	$30.10	$28.84	$31.94	$29.94	(5.76)%	(3.67)%
	April 30	$29.09	$25.56	$30.48	$27.13	(4.56)%	(5.79)%
	January 31	$26.11	$23.98	$28.19	$26.48	(7.38)%	(9.44)%

On October 31, 2021, the NAV per common share was $33.09, trading prices ranged between $34.50 and $33.80 (representing a premium to NAV of 4.26% and 2.15%,respectively) and the closing price per common share was $33.96 (representing a premium to NAV of 2.63%).

Preferred Shares

The Declaration of Trust authorizes the issuance of an unlimited number of shares of beneficial interest with preference rights, including preferred shares (the “preferred shares”), having no par value, in one or more series, with rights as determined by the Board, by action of the Board without the approval of the common shareholders. The Board presently has no intention authorizing the issuance of preferred shares by the Fund. Historically, the Fund issued auction market preferred shares in 2004. In December 2010, as approved by the Board, all such shares were redeemed at their liquidation value of $25,000 per share, plus accrued dividends. The aggregate amount of the 9,600 preferred shares redeemed was $240,000,000, plus accrued dividends. Financing for the redemption of the preferred shares was obtained through the prior credit facility. The Prospectus Supplement for any potential offering of preferred shares will describe the terms and conditions for those shares.

Under the requirements of the 1940 Act, the Fund must, immediately after the issuance of any preferred shares, have an “asset coverage” of at least 200%. Asset coverage means the ratio which the value of the total assets of the Fund, less all liability and indebtedness not represented by senior securities (as defined in the 1940 Act), bears to the aggregate amount of senior securities representing indebtedness of the Fund, if any, plus the aggregate liquidation preference of the preferred shares. If the Fund seeks a rating of the preferred shares, asset coverage requirements, in addition to those set forth in the 1940 Act, may be imposed. The liquidation value of the preferred shares is expected to equal their aggregate original purchase price plus redemption premium, if any, together with any accrued and unpaid dividends thereon (on a cumulative basis), whether or not earned or declared. The terms of the preferred shares, including their dividend rate, voting rights, liquidation preference and redemption provisions, will be determined by the Board (subject to applicable law and the Fund’s Declaration of Trust) if and when it authorizes the preferred shares. The Fund may issue preferred shares that provide for the periodic redetermination of the dividend rate at relatively short intervals through an auction or remarketing procedure, although the terms of the preferred shares may also enable the Fund to lengthen such intervals. At times, the dividend rate as redetermined on the Fund’s preferred shares may approach or exceed the Fund’s return after expenses on the investment of proceeds from the preferred shares and the Fund’s leverage structure would result in a lower rate of return to common shareholders than if the Fund were not so structured.

In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Fund, the terms of any preferred shares may entitle the holders of preferred shares to receive a preferential liquidating distribution (expected to equal the original purchase price per share plus redemption premium, if any, together with accrued and unpaid dividends, whether or not earned or declared and on a cumulative basis) before any distribution of assets is made to Common Shareholders. After payment of the full amount of the liquidating distribution to which they are entitled, the preferred shareholders would not be entitled to any further participation in any distribution of assets by the Fund.

Holders of preferred shares, if and when issued, shall be entitled to elect two of the Fund’s Trustees, voting as a class. Under the 1940 Act, if at any time dividends on the preferred shares are unpaid in an amount equal to two full years’ dividends thereon, the holders of all outstanding preferred shares, voting as a class, will be allowed to elect a majority of the Fund’s Trustees until all dividends in default have been paid or declared and set apart for payment. In addition, if required by the rating agency rating the preferred shares or if the Board determines it to be in the best interests of the common shareholders, issuance of the preferred shares may result in more restrictive provisions than required by the 1940 Act being imposed. In this regard, holders of the preferred shares may be entitled to elect a majority of the Board in other circumstances, for example, if one payment on the preferred shares is in arrears.

Outstanding Securities

As of October 31, 2021, the Fund’s common shares were the only outstanding securities issued by the Fund. As of the same date, the Fund had 65,126,164 common shares outstanding:

(1)	(2)	(3)	(4)
Title of Class	Amount Authorized	Amount Held by Fund or for its account	Amount Outstanding Exclusive of Amount Shown under (3) As of October 31, 2021
Common shares of beneficial interest	Unlimited	None	65,126,164

Repurchase of Common Shares and Other Discount Measures

Because shares of closed-end management investment companies frequently trade at a discount to their NAVs, the Board has determined that from time to time it may be in the interest of common shareholders for the Fund to take corrective actions. The Board, in consultation with Reaves and ALPS, will review at least annually the possibility of open market repurchases and/or tender offers for the common shares and will consider such factors as the market price of the common shares, the NAV of the common shares, the liquidity of the assets of the Fund, effect on the Fund’s expenses, whether such transactions would impair the Fund’s status as a regulated investment company or result in a failure to comply with applicable asset coverage requirements, general economic conditions and such other events or conditions, which may have a material effect on the Fund’s ability to consummate such transactions. There are no assurances that the Board will, in fact, decide to undertake either of these actions or if undertaken, that such actions will result in the Fund’s common shares trading at a price, which is equal to or approximates their NAV. In recognition of the possibility that the common shares might trade at a discount to NAV and that any such discount may not be in the interest of common shareholders, the Board, in consultation with Reaves, from time to time may review possible actions to reduce any such discount.

Anti-Takeover Provisions in the Declaration of Trust

The Declaration of Trust includes provisions that could have the effect of limiting the ability of other entities or persons to acquire control of the Fund or to change the composition of the Board, and could have the effect of depriving common shareholders of an opportunity to sell their common shares at a premium over prevailing market prices by discouraging a third party from seeking to obtain control of the Fund. These provisions may have the effect of discouraging attempts to acquire control of the Fund, which attempts could have the effect of increasing the expenses of the Fund and interfering with the normal operation of the Fund. The Board is divided into three classes, with the term of one class expiring at each annual meeting of common shareholders. At each annual meeting, one class of Trustees is elected to a three-year term. This provision could delay for up to two years the replacement of a majority of the Board. A Trustee may be removed from office without cause only by a written instrument signed or adopted by two-thirds of the remaining Trustees or by a vote of the holders of at least two-thirds of the class of shares of the Fund that elected such Trustee and are entitled to vote on the matter.

The Fund’s Declaration of Trust provides that the Fund may not merge with another entity, or sell, lease or exchange all or substantially all of its assets without the approval of at least two-thirds of the Trustees and 75% of the affected shareholders.

In addition, the Declaration of Trust requires the favorable vote of the holders of at least 80% of the outstanding shares of each class of the Fund, voting as a class, then entitled to vote to approve, adopt or authorize certain transactions with 5%-or-greater holders of the Fund’s outstanding shares and their affiliates or associates, unless two-thirds of the Board have approved by resolution a memorandum of understanding with such holders (prior to the time any such person became a 5%-or-greater shareholder), in which case normal voting requirements would be in effect. For purposes of these provisions, a 5%-or-greater holder of outstanding shares (a “Principal Shareholder”) refers to any person who, whether directly or indirectly and whether alone or together with its affiliates and associates, beneficially owns 5% or more of the outstanding shares of beneficial interest of the Fund. The transactions subject to these special approval requirements are: (i) the merger or consolidation of the Fund or any subsidiary of the Fund with or into any Principal Shareholder; (ii) the issuance of any securities of the Fund to any Principal Shareholder for cash (other than pursuant to any automatic dividend reinvestment plan or pursuant to any offering in which such Principal Shareholder acquires securities that represent no greater a percentage of any class or series of securities being offered than the percentage of any class of shares beneficially owned by such Principal Shareholder immediately prior to such offering or, in the case of securities, offered in respect of another class or series, the percentage of such other class or series beneficially owned by such Principal Shareholder immediately prior to such offering); (iii) the sale, lease or exchange of all or any substantial part of the assets of the Fund to any Principal Shareholder (except assets having an aggregate fair market value of less than $1,000,000, aggregating for the purpose of such computation all assets sold, leased or exchanged in any series of similar transactions within a twelve-month period); (iv) the sale, lease or exchange to the Fund or any subsidiary thereof, in exchange for securities of the Fund, of any assets of any Principal Shareholder (except assets having an aggregate fair market value of less than $1,000,000, aggregating for the purposes of such computation all assets sold, leased or exchanged in any series of similar transactions within a twelve-month period) or (v) the purchase by the Fund, or any entity controlled by the Fund, of any common shares from any Principal Shareholder or any person to whom any Principal Shareholder transferred common shares.

The Board has determined that provisions with respect to the Board and the 80% voting requirements described above, which voting requirements are greater than the minimum requirements under Delaware law or the 1940 Act, are in the best interest of common shareholders generally. Reference should be made to the Declaration of Trust on file with the SEC for the full text of these provisions.

Conversion to Open-End Fund

The Fund may be converted to an open-end management investment company at any time if approved by each of the following: (i) a majority of the Trustees then in office, (ii) the holders of not less than 75% of the Fund’s outstanding shares entitled to vote thereon and (iii) by such vote or votes of the holders of any class or classes or series of shares as may be required by the 1940 Act. The composition of the Fund’s portfolio likely would prohibit the Fund from complying with regulations of the SEC applicable to open-end management investment companies. Accordingly, conversion likely would require significant changes in the Fund’s investment policies and liquidation of a substantial portion of the relatively illiquid portion of its portfolio. Conversion of the Fund to an open-end management investment company also would require the redemption of any outstanding preferred shares and could require the repayment of borrowings, which would eliminate the leveraged capital structure of the Fund with respect to the common shares. In the event of conversion, the common shares would cease to be listed on the NYSE American or other national securities exchange or market system. The Board believes, however, that the closed-end structure is desirable, given the Fund’s investment objective and policies. Investors should assume, therefore, that it is unlikely that the Board would vote to convert the Fund to an open-end management investment company. Shareholders of an open-end management investment company may require the company to redeem their shares at any time (except in certain circumstances as authorized by or under the 1940 Act) at their NAV, less such redemption charge, if any, as might be in effect at the time of a redemption. The Fund expects to pay all such redemption requests in cash, but intends to reserve the right to pay redemption requests in a combination of cash or securities. If such partial payment in securities were made, investors may incur brokerage costs in converting such securities to cash. If the Fund were converted to an open-end management investment company, it is likely that new common shares would be sold at NAV plus a sales load.

CUSTODIAN, TRANSFER AGENT, DIVIDEND PAYING AGENT AND REGISTRAR

State Street Bank & Trust Company, 2 Avenue de Lafayette, Boston, MA 02111, is the custodian of the Fund and maintains custody of the Fund’s securities, cash and other assets. DST serves as the Fund’s transfer agent, dividend paying agent and registrar. ALPS maintains the Fund’s general ledger and computes NAV per share daily.

LEGAL MATTERS

Certain legal matters in connection with the common shares will be passed upon for the Fund by Dechert LLP, New York, New York.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Deloitte & Touche LLP is the Fund’s independent registered public accounting firm and audits the Fund’s financial statements.

CONTROL PERSONS

Based on a review of Schedule 13D and Schedule 13G filings as of the date of this Prospectus, there are no persons who control the Fund. For purposes of the foregoing statement, “control” means (1) the beneficial ownership, either directly or through one or more controlled companies, of more than 25% of the voting securities of a company; (2) the acknowledgment or assertion by either the controlled or controlling party of the existence of control; or (3) an adjudication under Section 2(a)(9) of the 1940 Act, which has become final, that control exists.

ADDITIONAL INFORMATION

The Fund is subject to the informational requirements of the Securities Exchange Act of 1934 and the 1940 Act and in accordance therewith files reports and other information with the SEC. Reports, proxy statements and other information filed by the Fund with the SEC pursuant to the informational requirements of such Acts can be inspected and copied at the public reference facilities maintained by the SEC, 100 F Street, N.E., Washington, D.C. 20549. The SEC maintains a web site at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants, including the Fund, that file electronically with the SEC.

This Prospectus constitutes part of a Registration Statement filed by the Fund with the SEC under the Securities Act and the 1940 Act. This Prospectus omits certain of the information contained in the Registration Statement, and reference is hereby made to the Registration Statement and related exhibits for further information with respect to the Fund and the Common Shares offered hereby. Any statements contained herein concerning the provisions of any document are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the SEC. Each such statement is qualified in its entirety by such reference. The complete Registration Statement may be obtained from the SEC upon payment of the fee prescribed by its rules and regulations or free of charge through the SEC’s website (http://www.sec.gov).

INCORPORATION BY REFERENCE

This Prospectus is part of a registration statement that the Fund has filed with the SEC. The Fund is permitted to “incorporate by reference” the information that it files with the SEC, which means that the Fund can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this Prospectus, and later information that the Fund files with the SEC will automatically update and supersede this information.

The documents listed below, and any reports and other documents subsequently filed with the SEC pursuant to Rule 30(b)(2) under the 1940 Act and Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering, are incorporated by reference into this Prospectus and deemed to be part of this Prospectus from the date of the filing of such reports and documents:

●	the Fund’s Statement of Additional Information, dated November 24, 2021, filed with this Prospectus (“SAI”);

●	the Fund’s Annual Report on Form N-CSR for the fiscal year ended October 31, 2020, filed with the SEC on January 5, 2021 (“Annual Report”);

●	the Fund’s Semi-Annual Report on Form N-CSRS for the period ended April 30, 2021, filed with the SEC on July 7, 2021;

●	the Fund’s definitive proxy statement on Schedule 14A for our 2021 annual meeting of shareholders, filed with the SEC on February 22, 2021 (“Proxy Statement”); and

●	the Fund’s description of common shares contained in our Registration Statement on Form 8-A (File No. 333-109089) filed with the SEC on February 20, 2004.

To obtain copies of these filings, see “Where You Can Find More Information.”

TABLE OF CONTENTS OF
STATEMENT OF ADDITIONAL INFORMATION

A Statement of Additional Information dated as of November 24, 2021 (“Statement of Additional Information”), has been filed with the SEC and is incorporated by reference into this Prospectus. The Statement of Additional Information may be obtained without charge by writing to the Fund at its address at 1290 Broadway, Suite 1000, Denver, Colorado 80203 or by calling the Fund toll-free at (800) 644-5571. The Table of Contents of the Statement of Additional Information is as follows:

THE FUND’S PRIVACY POLICY

The Fund is committed to ensuring your financial privacy. This notice is being sent to comply with privacy regulations of the SEC. The Fund has in effect the following policy with respect to nonpublic personal information about its customers:

●	Only such information received from you, through application forms or otherwise, and information about your Fund transactions will be collected.

●	None of such information about you (or former customers) will be disclosed to anyone, except as permitted by law (which includes disclosure to employees necessary to service your account).

●	Policies and procedures (including physical, electronic and procedural safeguards) are in place that are designed to protect the confidentiality of such information.

For more information about the Fund’s privacy policies call (800) 644-5571 (toll-free).

Reaves Utility Income Fund

PROSPECTUS

November 24, 2021

STATEMENT OF ADDITIONAL INFORMATION

November 24, 2021

Reaves Utility Income Fund

1290 Broadway, Suite 1000

Denver, Colorado 80203

(800) 644-5571

This Statement of Additional Information is not a prospectus and is authorized for distribution to prospective investors only if preceded or accompanied by the prospectus of the Reaves Utility Income Fund (the “Fund”) dated November 24, 2021, as may be supplemented from time to time (the “Prospectus”), which is incorporated herein by reference. This Statement of Additional Information should be read in conjunction with the Prospectus, a copy of which may be obtained without charge by contacting your financial intermediary or calling the Fund at (800) 644-5571.

Capitalized terms used in this Statement of Additional Information and not otherwise defined have the meanings given them in the Prospectus.

ADDITIONAL INVESTMENT INFORMATION AND RESTRICTIONS

Primary investment strategies are described in the Prospectus. The following is a description of the various investment policies that may be engaged in, whether as a primary or secondary strategy, and a summary of certain attendant risks. W.H. Reaves & Co., Inc. (“Reaves” or the “Adviser”) may not buy any of the following instruments or use any of the following techniques unless it believes that doing so will help to achieve the Fund’s investment objective.

Derivative Instruments

Derivative instruments (which are instruments that derive their value from another instrument, security, index or currency) may be purchased or sold to enhance return (which may be considered speculative), to hedge against fluctuations in securities prices, market conditions or currency exchange rates, or as a substitute for the purchase or sale of securities or currencies. Such transactions may be in the U.S. or abroad and may include the purchase or sale of futures contracts on indices and options on stock index futures, the purchase of put options and the sale of call options on securities held, equity swaps and the purchase and sale of currency futures and forward foreign currency exchange contracts. Transactions in derivative instruments involve a risk of loss or depreciation due to: unanticipated adverse changes in securities prices, interest rates, indices, the other financial instruments’ prices or currency exchange rates; the inability to close out a position; default by the counterparty; imperfect correlation between a position and the desired hedge; tax constraints on closing out positions; and portfolio management constraints on securities subject to such transactions. The loss on derivative instruments (other than purchased options) may substantially exceed an investment in these instruments. In addition, the entire premium paid for purchased options may be lost before they can be profitably exercised. Transaction costs are incurred in opening and closing positions. Derivative instruments may sometimes increase or leverage exposure to a particular market risk, thereby increasing price volatility. Over-the-counter (“OTC”) derivative instruments, equity swaps and forward sales of stocks involve an enhanced risk that the issuer or counterparty will fail to perform its contractual obligations. Some derivative instruments are not readily marketable or may become illiquid under adverse market conditions. In addition, during periods of market volatility, a commodity exchange may suspend or limit trading in an exchange-traded derivative instrument, which may make the contract temporarily illiquid and difficult to price. Commodity exchanges may also establish daily limits on the amount that the price of a futures contract or futures option can vary from the previous day’s settlement price. Once the daily limit is reached, no trades may be made that day at a price beyond the limit. This may prevent the closing out of positions to limit losses. The staff of the Securities and Exchange Commission (“SEC”) takes the position that certain OTC derivatives, and assets used as cover for certain OTC derivatives, are illiquid. The ability to terminate OTC derivative transactions may depend on the cooperation of the counterparties to such contracts. For thinly traded derivative instruments, the only source of price quotations may be the selling dealer or counterparty. In addition, certain provisions of the Code limit the use of derivative instruments. There can be no assurance that the use of derivative instruments will be advantageous.

Derivatives involve special risks, including possible default by the other party to the transaction, illiquidity and, to the extent Reaves’ view as to certain market movements is incorrect, the risk that the use of derivatives could result in significantly greater losses than if it had not been used. Losses resulting from the use of derivatives will reduce a Fund’s net asset value, and possibly income, and the losses may be significantly greater than if derivatives had not been used. The degree of a Fund’s use of derivatives may be limited by certain provisions of the Internal Revenue Code of 1986, as amended (the “Code”). When used, derivatives may increase the amount and affect the timing and character of taxes payable by shareholders. See “Taxes.”

Foreign exchange traded futures contracts and options thereon generally may be used only if Reaves determines that trading on such foreign exchange does not entail risks, including credit and liquidity risks, that are materially greater than the risks associated with trading on exchanges regulated by the Commodity Futures Trading Commission (“CFTC”).

Regulatory developments affecting the exchange-traded and OTC derivatives markets may impair the Fund’s ability to manage or hedge its investment portfolio through the use of derivatives. The Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) and the rules promulgated thereunder may limit the ability of the Fund to enter into one or more exchange-traded or OTC derivatives transactions.

Reaves has claimed, with respect to the Fund, an exclusion from the definition of the term “commodity pool operator” (“CPO”) pursuant to CFTC Regulation 4.5, as promulgated under the Commodity Exchange Act (“CEA”). Therefore, Reaves (with respect to the Fund) is not subject to registration or regulation as a commodity pool or CPO under the CEA. If the Fund becomes subject to these requirements, the Fund may incur additional compliance and other expenses. The Fund’s use of derivatives may also be limited by the requirements of the Code, for qualification as a regulated investment company for U.S. federal income tax purposes.

Under CFTC Regulation 4.5, if an investment company such as the Fund uses swaps, commodity futures, commodity options or certain other derivatives used for purposes other than bona fide hedging purposes, it must meet one of the following tests: The aggregate initial margin and premiums required to establish an investment company’s positions in such investments may not exceed five percent (5%) of the liquidation value of the investment company’s portfolio (after accounting for unrealized profits and unrealized losses on any such investments). Alternatively, the aggregate net notional value of such instruments, determined at the time of the most recent position established, may not exceed one hundred percent (100%) of the liquidation value of the investment company’s portfolio (after accounting for unrealized profits and unrealized losses on any such positions). In addition to meeting one of the foregoing trading limitations, the investment company may not market itself as a commodity pool or otherwise as a vehicle for trading in the commodity futures, commodity options or swaps and derivatives markets. In the event that Reaves is required to register as a CPO, the disclosure and operations of the Fund would need to comply with all applicable CFTC regulations. Compliance with these additional registration and regulatory requirements would increase operational expenses. Other potentially adverse regulatory initiatives could also develop.

Foreign exchange traded futures contracts and options thereon generally may be used only if Reaves determines that trading on such foreign exchange does not entail risks, including credit and liquidity risks, that are materially greater than the risks associated with trading on exchanges regulated by the CFTC.

See also “Certain Investment Techniques” and “Hedging Strategy” below.

Certain Investment Techniques

The Fund may from time to time employ certain investment techniques, including those described below and under “Investment Techniques” in the Prospectus, in an effort to hedge against fluctuations in the price of portfolio securities, enhance total return or provide a substitute for the purchase or sale of securities. Some of these techniques, such as purchases of put and call options, options on stock indices and stock index futures and entry into certain credit derivative transactions and short sales, are intended to be hedges against or substitutes for investments in equity investments. Other techniques such as the purchase of interest rate futures and entry into transactions involving interest rate swaps, options on interest rate swaps and certain credit derivatives are intended to be hedges against or substitutes for investments in debt securities. In general, Reaves may choose to use these techniques related to investments in debt securities where Reaves determines that such techniques are advisable to increase income or total return or to reduce risk.

Many of these investment techniques could constitute a form of potential leverage and as such are subject to the risks described below, and under “Risk Factors” and “Use of Leverage” in the Prospectus With respect to these investment techniques, the Fund generally segregates or earmarks liquid securities in an amount necessary to support its obligations under that instrument or technique, or otherwise covers or enters into offsetting positions relevant to the instrument or technique in an effort to counter the impact of any potential leveraging. Segregating or earmarking securities rather than cash may itself have a leveraging effect on the Fund.

Importantly, the Fund is permitted, but is not required to, utilize the instruments and techniques described below and in the Prospectus. Accordingly, at any given time, the Fund’s portfolio might not be hedged against, or managed to mitigate, the risks discussed below, and Reaves might choose not to seek to increase income through the use of these instruments or techniques. In addition, certain provisions of the Code, or other applicable laws, may limit the extent to which the Fund may enter into or otherwise utilize these instruments and techniques.

As a general matter, dividends received on hedged stock positions are characterized as ordinary income and are not eligible for favorable tax treatment. In addition, use of derivatives may give rise to short-term capital gains and other income that would not qualify for payments by the Fund of tax-advantaged dividends.

Options on Securities

In an effort to hedge against adverse market shifts, the Fund may purchase put and call options on securities. In addition, the Fund may seek to increase its income or may hedge a portion of its portfolio investments through writing (i.e., selling) covered put and call options. A put option embodies the right of its purchaser to compel the writer of the option to purchase from the option holder an underlying security or its equivalent at a specified price at any time during the option period. In contrast, a call option gives the purchaser the right to buy the underlying security or its equivalent covered by the option or its equivalent from the writer of the option at the stated exercise price.

The Fund would receive a premium when it writes put and call options, which increases the Fund’s return on the underlying security in the event the option expires unexercised or is closed out at a profit. By writing a call, the Fund will limit its opportunity to profit from an increase in the market value of the underlying security above the exercise price of the option for as long as the Fund’s obligation as the writer of the option continues. Upon the exercise of a put option written by the Fund, the Fund may suffer an economic loss equal to the difference between the price at which the Fund is required to purchase the underlying security and its market value at the time of the option exercise, less the premium received for writing the option. Upon the exercise of a call option written by the Fund, the Fund may suffer an economic loss equal to an amount not less than the excess of the security’s market value at the time of the option exercise over the Fund’s acquisition cost of the security, less the sum of the premium received for writing the option and the difference, if any, between the call price paid to the Fund and the Fund’s acquisition cost of the security. Thus, in some periods the Fund might receive less total return and in other periods greater total return from its hedged positions than it would have received from leaving its underlying securities unhedged.

The Fund may purchase and write options on securities that are listed on national securities exchanges or are traded over the counter, although it expects, under normal circumstances, to effect such transactions on national securities exchanges.

As a holder of a put option, the Fund would have the right to sell the securities underlying the option and as the holder of a call option, the Fund would have the right to purchase the securities underlying the option, in each case at their exercise price at any time prior to the option’s expiration date. The Fund may choose to exercise the options it holds, permit them to expire or terminate them prior to their expiration by entering into closing sale transactions. In entering into a closing sale transaction, the Fund would sell an option of the same series as the one it has purchased. The ability of the Fund to enter into a closing sale transaction with respect to options purchased and to enter into a closing purchase transaction with respect to options sold depends on the existence of a liquid secondary market. There can be no assurance that a closing purchase or sale transaction can be effected if and when the Fund so desires. The Fund’s ability to terminate option positions established in the over-the-counter market may be more limited than in the case of exchange-traded options and may also involve the risk that securities dealers participating in such transactions would fail to meet their obligations to the Fund. Similarly, because foreign security exchanges are generally not as liquid as U.S. exchanges, it may be more difficult for the Fund to terminate any options positions that are listed solely on a foreign securities exchange.

In purchasing a put option, the Fund would generally seek to benefit from a decline in the market price of the underlying security, while in purchasing a call option, the Fund would generally seek to benefit from an increase in the market price of the underlying security. If an option purchased is not sold or exercised when it has remaining value, or if the market price of the underlying security remains equal to or greater than the exercise price, in the case of a put, or remains equal to or below the exercise price, in the case of a call, during the life of the option, the option will expire worthless. For the purchase of an option to be profitable, the market price of the underlying security must decline sufficiently below the exercise price, in the case of a put, and must increase sufficiently above the exercise price, in the case of a call, to cover the premium and transaction costs. Because option premiums paid by the Fund are small in relation to the market value of the instruments underlying the options, buying options can result in large amounts of leverage. The leverage offered by trading in options could cause the Fund’s net asset value to be subject to more frequent and wider fluctuations than would be the case if the Fund did not invest in options.

A put option on a security generally may be written only if Reaves intends to acquire the security. Call options written on securities generally are covered by ownership of the securities subject to the call option or an offsetting option. As the writer of a put option, the Fund may be compelled by the purchaser of the put option to purchase from the option holder an underlying security or its equivalent at a specified price at any time during the option period. Upon exercise of a put option written by the Fund, the Fund may suffer an economic loss equal to the difference between the price at which the Fund is required to purchase the underlying security and its market value at the time of the option exercise, less the premium received for writing the option. In purchasing a call option, the Fund will seek to benefit from an increase in the market price of the underlying security. If an option is purchased and not sold or exercised when it has remaining value, or the market price of the underlying security remains equal to or below the exercise price during the life of the option, the option will expire worthless.

As the writer of a covered call option, during the option’s life the Fund gives up the opportunity to profit from increases in the market value of the security covering the call option above the sum of the premium and the strike price of the call, but the Fund retains the risk of loss should the price of the underlying security decline.

The writer of an option has no control over the time when it may be required to fulfill its obligation as a writer of the option. Once an option writer has received an exercise notice, it cannot effect a closing purchase transaction in order to terminate its obligation under the option and must deliver the underlying security at the exercise price. There is no assurance that a liquid market will exist when the Fund seeks to close out an option position. If trading were suspended in an option the Fund purchased, the Fund would not be able to close out the option. If the Fund were unable to close out a covered call option that it had written on a security, the Fund would not be able to sell the underlying security unless the option expired without exercise.

Options on Stock Indices

The Fund may utilize up to 5% of its total assets to purchase put and call options on domestic stock indices in an effort to hedge against risks of market-wide price movements affecting its assets. In addition, the Fund may write covered put and call options on stock indices. A stock index measures the movement of a certain group of stocks by assigning relative values to the common stocks included in the index. Options on stock indices are similar to options on securities. Because no underlying security can be delivered, however, the option represents the holder’s right to obtain from the writer, in cash, a fixed multiple of the amount by which the exercise price exceeds (in the case of a put) or is less than (in the case of a call) the closing value of the underlying index on the exercise date. The advisability of using stock index options to hedge against the risk of market-wide movements generally depends on the extent of diversification of the Fund’s investments and the sensitivity of its investments to factors influencing the underlying index. The effectiveness of purchasing or writing stock index options as a hedging technique generally depends upon the extent to which price movements in the Fund’s securities investments correlate with price movements in the stock index selected. In addition, any successful use by the Fund of options on stock indices is subject to the ability of Reaves to predict correctly changes in the relationship of the underlying index to the Fund’s portfolio holdings. No assurance can be given that Reaves’ judgment in this respect will be correct.

Interest Rate Swaps, Swaptions, and Credit Derivatives (General)

As described in the Prospectus, the Fund may, from time to time, choose to utilize interest rate swaps and swaptions for hedging purposes. The pricing and valuation terms of interest rate swaps, swaptions and credit derivatives are not standardized, in the case of swaptions and certain other limited circumstances, and there may be no clearinghouse whereby a party to the agreement can enter into an offsetting position to close out a contract. Interest rate swaps, swaptions and credit derivatives are usually (1) between an institutional investor and a broker-dealer firm or bank or (2) between institutional investors. In addition, substantially all over-the-counter swaps are entered into subject to the standards set forth by the International Swaps & Derivatives Association (“ISDA”). ISDA represents participants in the privately negotiated derivatives industry. It helps formulate the investment industry’s position on regulatory and legislative issues, develops international contractual standards and offers arbitration on disputes concerning market practice.

Under the rating agency guidelines imposed in connection with any future issuance of preferred shares by the Fund, it is expected that the Fund will be authorized to enter into swaptions and to purchase credit default swaps without limitation but will be subject to limitations on entering into interest rate swap agreements or selling credit protection. Certain rating agency guidelines may be changed from time to time, and it is expected that those relating to interest rate swaps, swaptions, and credit derivatives would be able to be revised by the Board, without a shareholder vote, so long as the relevant rating agency has given written notice that such revisions would not adversely affect the rating of the Fund’s preferred shares then in effect.

The Fund’s use of any interest rate and credit swaps and swaptions is currently limited as follows: (1) swaps and swaptions must be U.S. dollar denominated and used for hedging purposes only; (2) no more than 5% of the Fund’s total assets, at the time of purchase, may be invested in time premiums paid for swaptions; (3) swaps and swaptions must conform to the standards of the ISDA Master Agreement; and (4) the counterparty must be a bank, broker-dealer firm, swap dealer, security-based swap dealer, derivatives clearing organization or clearing agency that, in each case, is regulated under the laws of the United States of America that is (a) on a list approved by the Board, (b) with capital of at least $100 million, and (c) which is rated investment grade by both Moody’s and S&P. These criteria can be modified by the Board at any time in its discretion.

The market value of the Fund’s investments in credit derivatives and/or premiums paid therefor as a buyer of credit protection generally will not exceed 10% of the Fund’s total assets, and the notional value of the credit exposure to which the Fund is subject when it sells credit derivatives generally will not exceed 33⅓% of the Fund’s total assets.

The Fund is generally subject to initial and subsequent mark-to-market collateral requirements. These requirements help insure that the party who is a net obligor at current market value has pledged for safekeeping, for the benefit of the counterparty or its agent, sufficient collateral to cover any losses should the obligor become incapable, for whatever reason, of fulfilling its commitments under the swap or swaption agreements. This is analogous, in many respects, to the collateral requirements in place on regular futures and options exchanges. The Fund is responsible for monitoring the market value of all derivative transactions to insure that they are properly collateralized.

If Reaves determines it is advisable for the Fund to enter into such transactions, the Fund will institute procedures for valuing interest rate swap, swaption, or credit derivative positions to which it is party. Interest rate swaps, swaptions, and credit derivatives are valued in the first instance by the counterparty to the swap or swaption in question. Such valuation is then be compared with the valuation provided by a broker-dealer or bank that is not a party to the contract. In the event of material discrepancies, the Fund has procedures in place for valuing the swap or swaption, subject to the direction of the Board, which include reference to (1) third-party information services, such as Bloomberg, and (2) comparison with Reaves’ valuation models.

The use of interest rate swaps, swaptions and credit derivatives, as the foregoing discussion suggests, is subject to risks and complexities beyond what might be encountered in standardized, exchange-traded options and futures contracts. Such risks include operational risks, valuation risks, credit risks and/or counterparty risk (i.e., the risk that the counterparty (whether a clearing corporation in the case of exchange-traded instruments or another third party in the case of over-the-counter instruments) cannot or will not perform its obligations under the agreement). In addition, at the time the interest rate swap, swaption or credit derivative reaches its scheduled termination date, there is a risk that the Fund will not be able to obtain a replacement transaction or that the terms of the replacement will not be as favorable as on the expiring transaction. If this occurs, it could have a negative impact on the performance of the Fund.

While the Fund may utilize interest rate swaps, swaptions and credit derivatives for hedging purposes, their use might result in poorer overall performance for the Fund than if it had not engaged in any such transactions. If, for example, the Fund had insufficient cash, it might have to sell or pledge a portion of its underlying portfolio of securities in order to meet daily mark-to-market collateralization requirements at a time when it might be disadvantageous to do so. There may be an imperfect correlation between the Fund’s portfolio holdings and swaps, swaptions, or credit derivatives entered into by the Fund, which may prevent the Fund from achieving the intended hedge or expose the Fund to risk of loss. Further, the Fund’s use of swaps, swaptions, and credit derivatives to reduce risk involves costs and will be subject to Reaves’ ability to predict correctly changes in interest rate relationships, volatility, credit quality, liquidity, market conditions or other factors. No assurance can be given that Reaves’ judgment in this respect will be correct.

Credit Derivatives

The Fund may enter into credit derivative transactions, in an effort to either hedge credit exposure or gain exposure to an issuer or group of issuers more economically than can be achieved by investing directly in preferred or debt securities. Credit derivatives fall into two broad categories: credit default swaps and market spread swaps, both of which can reference either a single issuer or obligor or a portfolio of preferred and/or debt securities. In a credit default swap, which is the most common form of credit derivative, the purchaser of credit protection makes a periodic payment to the seller (swap counterparty) in exchange for a payment by the seller should a referenced security or loan, or a specified portion of a portfolio of such instruments, default during the life of the swap agreement. If there were a default event as specified in the swap agreement, the buyer either (i) would receive from the seller the difference between the par (or other agreed-upon) value of the referenced instrument(s) and the then-current market value of the instrument(s) or (ii) have the right to make delivery of the reference instrument(s) to the counterparty in exchange for the par (or other agreed-upon) value of the reference instrument(s). If there were no default, the buyer of credit protection would have spent the stream of payments and received no benefit from the contract. Market spread swaps are based on relative changes in market rates, such as the yield spread between a preferred security and a benchmark Treasury security, rather than default events. To the extent the Fund sells a credit default swap, the Fund will segregate assets to cover the full notional amount of any obligation under a credit default swap.

In a market spread swap, two counterparties agree to exchange payments at future dates based on the spread between a reference security (or index) and a benchmark security (or index). The buyer (fixed-spread payer) would receive from the seller (fixed-spread receiver) the difference between the market rate and the reference rate at each payment date, if the market rate were above the reference rate. If the market rate were below the reference rate, then the buyer would pay to the seller the difference between the reference rate and the market rate. The Fund may utilize market spread swaps to “lock in” the yield (or price) of a security or index without having to purchase the reference security or index. Market spread swaps may also be used to mitigate the risk associated with a widening of the spread between the yield or price of a security in the Fund’s portfolio relative to a benchmark Treasury security. Market spread options, which are analogous to swaptions, give the buyer the right but not the obligation to buy (in the case of a call) or sell (in the case of a put) the referenced market spread at a fixed price from the seller. Similarly, the seller of a market spread option has the obligation to sell (in the case of a call) or buy (in the case of a put) the referenced market spread at a fixed price from the buyer. Credit derivatives are highly specialized investments for which liquid secondary markets (such as the regulated exchanges on which securities are traded) do not exist.

Short Sales

The Fund may sell a security short if it owns at least an equal amount of the security sold short or another security convertible or exchangeable for an equal amount of the security sold short without payment of further compensation (a short sale against-the-box). In a short sale against-the-box, the short seller is exposed to the risk of being forced to deliver stock that it holds to close the position if the borrowed stock is called in by the lender, which would cause gain or loss to be recognized on the delivered stock. The Fund expects normally to close its short sales against-the-box by delivering newly acquired stock.

The ability to use short sales against-the-box strategies as a tax-efficient management technique with respect to holdings of appreciated securities is limited to circumstances in which the hedging transaction is closed out within thirty days of the end of the Fund’s taxable year and the underlying appreciated securities position is held unhedged for at least the next sixty days after the hedging transaction is closed. Not meeting these requirements would trigger the recognition of gain on the underlying appreciated securities position under the federal tax laws applicable to constructive sales. Dividends received on securities with respect to which the Fund is obligated to make related payments (pursuant to short sales or otherwise) will be treated as fully taxable ordinary income. Purchasing securities to close out a short position can itself cause the price of the securities to rise further, thereby exacerbating the loss. Short-selling exposes the Fund to unlimited risk with respect to that security due to the lack of an upper limit on the price to which an instrument can rise.

Futures Contracts and Options on Futures Contracts

The Fund may enter into interest rate and stock index futures contracts and may purchase and sell put and call options on such futures contracts. The Fund may enter into such transactions for hedging and other appropriate risk-management purposes or in an effort to increase return.

An interest rate futures contract is a standardized contract for the future delivery of a specified security (such as a U.S. Treasury Bond or U.S. Treasury Note) or its equivalent at a future date at a price set at the time of the contract. A stock index futures contract is an agreement to take or make delivery of an amount of cash equal to the difference between the value of the index at the beginning and at the end of the contract period. The Fund may only enter into futures contracts traded on regulated commodity exchanges.

Parties to a futures contract must make “initial margin” deposits to secure performance of the contract. There are also requirements to make “variation margin” deposits from time to time as the value of the futures contract fluctuates.

The Fund may either accept or make delivery of cash or the underlying instrument specified at the expiration of an interest rate futures contract or cash at the expiration of a stock index futures contract or, prior to expiration, enter into a closing transaction involving the purchase or sale of an offsetting contract. Closing transactions with respect to futures contracts are effected on the exchange on which the contract was entered into (or a linked exchange).

The Fund may purchase and write put and call options on interest rate futures contracts and stock index futures contracts in order to hedge all or a portion of its investments and may enter into closing purchase transactions with respect to options written by the Fund in order to terminate existing positions. There is no guarantee that such closing transactions can be effected at any particular time or at all. In addition, daily limits on price fluctuations on exchanges on which the Fund conducts its futures and options transactions may prevent the prompt liquidation of positions at the optimal time, thus subjecting the Fund to the potential of greater losses.

An option on an interest rate futures contract or stock index futures contract, as contrasted with the direct investment in such a contract, gives the purchaser of the option the right, in return for the premium paid, to assume a position in a stock index futures contract or interest rate futures contract at a specified exercise price at any time on or before the expiration date of the option. Upon exercise of an option, the delivery of the futures position by the writer of the option to the holder of the option will be accompanied by delivery of the accumulated balance in the writer’s futures margin account, which represents the amount by which the market price of the futures contract exceeds, in the case of a call, or is less than, in the case of a put, the exercise price of the option on the futures contract. The potential loss related to the purchase of an option on a futures contract is limited to the premium paid for the option (plus transaction costs).

With respect to options purchased by the Fund, there are no daily cash payments made by the Fund to reflect changes in the value of the underlying contract; however, the value of the option does change daily and that change would be reflected in the net asset value of the Fund.

The use of options and futures transactions entails risks. In particular, the variable degree of correlation between price movements of futures contracts and price movements in the related portfolio position of the Fund could create the possibility that losses on the derivative will be greater than gains in the value of the Fund’s position. In addition, futures and options markets could be illiquid in some circumstances and certain OTC options could have no markets. The Fund might not be able to close out certain positions without incurring substantial losses. While the Fund may intend to enter into certain futures contracts and options on futures contracts for hedging purposes, the use of such futures contracts and options on futures contracts might result in a poorer overall performance for the Fund than if it had not engaged in any such transactions. If, for example, the Fund had insufficient cash, it might have to sell a portion of its underlying portfolio of securities in order to meet daily variation margin requirements on its futures contracts or options on futures contracts at a time when it might be disadvantageous to do so. There may be an imperfect correlation between the Fund’s portfolio holdings and futures contracts or options on futures contracts entered into by the Fund, which may prevent the Fund from achieving the intended hedge or expose the Fund to risk of loss. Further, the Fund’s use of futures contracts and options on futures contracts to reduce risk involves costs and will be subject to Reaves’ ability to predict correctly changes in interest rate relationships or other factors. No assurance can be given that Reaves’ judgment in this respect will be correct.

When-Issued, Delayed Delivery and Forward Commitment Transactions

New issues of preferred and debt securities may be offered on a when-issued, forward commitment or delayed delivery basis, which means that delivery and payment for the security normally take place within a certain period of time (e.g., 45 days) after the date of the commitment to purchase. The payment obligation and the dividends that will be received on the security are fixed at the time the buyer enters into the commitment. The Fund would make commitments to purchase securities on a when-issued, forward or delayed delivery basis only with the intention of acquiring the securities, but may sell these securities before the settlement date if Reaves deems it advisable. No additional when-issued, forward or delayed delivery commitments would be made if more than 20% of the Fund’s total assets would be so committed.

Securities purchased on a when-issued, forward or delayed delivery basis may be subject to changes in value based upon the public’s perception of the creditworthiness of the issuer and changes, real or anticipated, in the level of interest rates. Securities purchased or sold on a when-issued, forward or delayed delivery basis may expose the Fund to risk because they may experience these fluctuations prior to their actual delivery. The Fund would not accrue income with respect to a debt security it has purchased on a when-issued, forward commitment or delayed delivery basis prior to its stated delivery date but would accrue income on a delayed delivery security it has sold. Purchasing or selling securities on a when-issued, forward or delayed delivery basis can involve the additional risk that the yield available in the market when the delivery takes place actually may be higher than that obtained in the transaction itself.

Foreign Currency Transactions

The value of foreign assets as measured in U.S. dollars may be affected favorably or unfavorably by changes in foreign currency rates and exchange control regulations. Currency exchange rates can also be affected unpredictably by intervention by U.S. or foreign governments or central banks, or the failure to intervene, or by currency controls or political developments in the United States or abroad. Foreign currency exchange transactions may be conducted on a spot (i.e., cash) basis at the spot rate prevailing in the foreign currency exchange market or through entering into derivative currency transactions. Currency futures contracts are exchange-traded and change in value to reflect movements of a currency or a basket of currencies. Settlement must be made in a designated currency.

Forward foreign currency exchange contracts are individually negotiated and privately traded so they are dependent upon the creditworthiness of the counterparty. Such contracts may be used when a security denominated in a foreign currency is purchased or sold, or when the Fund anticipates receipt in a foreign currency of dividend or interest payments on such a security. A forward contract can then “lock in” the U.S. dollar price of the security or the U.S. dollar equivalent of such dividend or interest payment, as the case may be. Additionally, when Reaves believes that the currency of a particular foreign country may suffer a substantial decline against the U.S. dollar, it may enter into a forward contract to sell, for a fixed amount of dollars, the amount of foreign currency approximating the value of some or all of the securities held that are denominated in such foreign currency. The precise matching of the forward contract amounts and the value of the securities involved will not generally be possible. In addition, it may not be possible to hedge against long-term currency changes. The Fund may engage in cross-hedging by using forward contracts in one currency (or basket of currencies) to hedge against fluctuations in the value of securities denominated in a different currency if Reaves determines that there is an established historical pattern of correlation between the two currencies (or the basket of currencies and the underlying currency). Use of a different foreign currency magnifies exposure to foreign currency exchange rate fluctuations. The Fund may use forward contracts to shift exposure to foreign currency exchange rate changes from one currency to another. Short-term hedging provides a means of fixing the dollar value of only a portion of portfolio assets.

Currency transactions are subject to the risk of a number of complex political and economic factors applicable to the countries issuing the underlying currencies. Furthermore, unlike trading in many other types of instruments, there is no systematic reporting of last sale information with respect to the foreign currencies underlying the derivative currency transactions. As a result, available information may not be complete. In an over-the-counter trading environment, there are no daily price fluctuation limits. There may be no liquid secondary market to close out options purchased or written, or forward contracts entered into, until their exercise, expiration or maturity. There is also the risk of default by, or the bankruptcy of, the financial institution serving as a counterparty.

Corporate Bonds and Other Debt Securities

The Fund may invest in corporate bonds including below investment grade quality, commonly known as “junk bonds” (“Non-Investment Grade Bonds”). Investments in Non-Investment Grade Bonds generally provide greater income and increased opportunity for capital appreciation than investments in higher quality securities, but they also typically entail greater price volatility and principal and income risk, including the possibility of issuer default and bankruptcy. Non-Investment Grade Bonds are regarded as predominantly speculative with respect to the issuer’s continuing ability to meet principal and interest payments. Debt securities in the lowest investment grade category also may be considered to possess some speculative characteristics by certain rating agencies. In addition, analysis of the creditworthiness of issuers of Non-Investment Grade Bonds may be more complex than for issuers of higher quality securities.

Non-Investment Grade Bonds may be more susceptible to real or perceived adverse economic and competitive industry conditions than investment grade securities. A projection of an economic downturn or of a period of rising interest rates, for example, could cause a decline in Non-Investment Grade Bond prices because the advent of recession could lessen the ability of an issuer to make principal and interest payments on its debt obligations. If an issuer of Non-Investment Grade Bonds defaults, in addition to risking payment of all or a portion of interest and principal, the Fund may incur additional expenses to seek recovery. In the case of Non-Investment Grade Bonds structured as zero-coupon, step-up or payment-in-kind securities, their market prices will normally be affected to a greater extent by interest rate changes, and therefore tend to be more volatile than securities which pay interest currently and in cash. Reaves seeks to reduce these risks through diversification, credit analysis and attention to current developments in both the economy and financial markets.

The secondary market on which Non-Investment Grade Bonds are traded may be less liquid than the market for investment grade securities. Less liquidity in the secondary trading market could adversely affect the net asset value of the Shares. Adverse publicity and investor perceptions, whether or not based on fundamental analysis, may decrease the values and liquidity of Non-Investment Grade Bonds, especially in a thinly traded market. When secondary markets for Non-Investment Grade Bonds are less liquid than the market for investment grade securities, it may be more difficult to value the securities because such valuation may require more research, and elements of judgment may play a greater role in the valuation because there is no reliable, objective data available. During periods of thin trading in these markets, the spread between bid and asked prices is likely to increase significantly and the Fund may have greater difficulty selling these securities. The Fund will be more dependent on Reaves’ research and analysis when investing in Non-Investment Grade Bonds. Reaves seeks to minimize the risks of investing in all securities through in-depth credit analysis and attention to current developments in interest rate and market conditions.

A general description of the ratings of securities by Standard & Poor’s Financial Services LLP, a subsidiary of The McGraw-Hill Companies, Inc. (“S&P”), Fitch, Inc. (“Fitch”) and Moody’s Investors Service, Inc. (“Moody’s”) is set forth in Appendix A to this Statement of Additional Information. Such ratings represent these rating organizations’ opinions as to the quality of the securities they rate. It should be emphasized, however, that ratings are general and are not absolute standards of quality. Consequently, debt obligations with the same maturity, coupon and rating may have different yields while obligations with the same maturity and coupon may have the same yield. For these reasons, the use of credit ratings as the sole method of evaluating Non-Investment Grade Bonds can involve certain risks. For example, credit ratings evaluate the safety or principal and interest payments, not the market value risk of Non-Investment Grade Bonds. Also, credit rating agencies may fail to change credit ratings in a timely fashion to reflect events since the security was last rated. Reaves does not rely solely on credit ratings when selecting securities for the Fund, and develops its own independent analysis of issuer credit quality.

In the event that a rating agency or Reaves downgrades its assessment of the credit characteristics of a particular issue, the Fund is not required to dispose of such security. In determining whether to retain or sell a downgraded security, Reaves may consider such factors as Reaves’ assessment of the credit quality of the issuer of such security, the price at which such security could be sold and the rating, if any, assigned to such security by other rating agencies. However, analysis of the creditworthiness of issuers of Non-Investment Grade Bonds may be more complex than for issuers of high quality debt securities.

Temporary Investments

The Fund may invest temporarily in cash, money market funds or cash equivalents. Cash equivalents are highly liquid, short-term securities such as commercial paper, certificates of deposit, short-term notes and short-term U.S. Government obligations.

Foreign Securities

Investments in securities of foreign issuers may be subject to risks not usually associated with owning securities of U.S. issuers. For example, the value of foreign securities is affected by changes in currency rates, foreign tax laws (including withholding tax), government policies (in this country or abroad), relations between nations and trading, settlement, custodial and other operational risks. In addition, the costs of investing abroad are generally higher than in the United States, and foreign securities markets may be less liquid, more volatile and less subject to governmental supervision than markets in the United States. As an alternative to holding foreign-traded securities, the Fund may invest in dollar-denominated securities of foreign companies that trade on U.S. exchanges or in the U.S. over-the-counter market (including depositary receipts, which evidence ownership in underlying foreign securities).

Because foreign companies are not subject to uniform accounting, auditing and financial reporting standards, practices and requirements comparable to those applicable to U.S. companies, there may be less publicly available information about a foreign company than about a domestic company. Volume and liquidity in most foreign debt markets is less than in the United States and securities of some foreign companies are less liquid and more volatile than securities of comparable U.S. companies. There is generally less government supervision and regulation of securities exchanges, broker-dealers and listed companies than in the United States. Mail service between the United States and foreign countries may be slower or less reliable than within the United States, thus increasing the risk of delayed settlements of portfolio transactions or loss of certificates for portfolio securities. Payment for securities before delivery may be required. In addition, with respect to certain foreign countries, there is the possibility of expropriation or confiscatory taxation, political or social instability, or diplomatic developments, which could affect investments in those countries. Moreover, individual foreign economics may differ favorably or unfavorably from the U.S. economy in such respects as growth of gross national product, rate of inflation, capital reinvestment, resource self-sufficiency and balance of payments position. Foreign securities markets, while growing in volume and sophistication, are generally not as developed as those in the United States, and securities of some foreign issuers (particularly those located in developing countries) may be less liquid and more volatile than securities of comparable U.S. companies.

The Fund may purchase American Depositary Receipts (“ADRs”), European Depositary Receipts (“EDRs”) and Global Depositary Receipts (“GDRs”). ADRs, EDRs and GDRs are certificates evidencing ownership of shares of foreign issuers and are alternatives to purchasing directly the underlying foreign securities in their national markets and currencies. However, they continue to be subject to many of the risks associated with investing directly in foreign securities. These risks include foreign exchange risk as well as the political and economic risks of the underlying issuer’s country. ADRs, EDRs and GDRs may be sponsored or unsponsored. Unsponsored receipts are established without the participation of the issuer. Unsponsored receipts may involve higher expenses, they may not pass-though voting or other shareholder rights, and they may be less liquid.

Master Limited Partnerships

The Fund may invest in master limited partnership (“MLP”) common units. MLPs are typically structured such that common units and general partner interests have first priority to receive quarterly cash distributions up to an established minimum amount (“minimum quarterly distributions” or “MQD”). Common and general partner interests also accrue arrearages in distributions to the extent the MQD is not paid. Once common and general partner interests have been paid, subordinated units receive distributions of up to the MQD; however, subordinated units do not accrue arrearages. Distributable cash in excess of the MQD paid to both common and subordinated units is distributed to both common and subordinated units generally on a pro rata basis.

The general partner is also eligible to receive incentive distributions if the general partner operates the business in a manner that results in distributions paid per common unit surpassing specified target levels. As the general partner increases cash distributions to the limited partners, the general partner receives an increasingly higher percentage of the incremental cash distributions. A common arrangement provides that the general partner can reach a tier where it receives 50% of every incremental dollar paid to common and subordinated unit holders. These incentive distributions encourage the general partner to streamline costs, increase capital expenditures and acquire assets in order to increase the partnership’s cash flow and raise the quarterly cash distribution in order to reach higher tiers. Such results benefit all security holders of the MLP.

To qualify as a partnership for U.S. federal income tax purposes, an MLP must receive at least 90% of its income from qualifying sources such as interest, dividends, real estate rents, gain from the sale or disposition of real property, income and gain from mineral or natural resources activities, income and gain from the transportation or storage of certain fuels, gain from the sale or disposition of a capital asset held for the production of income described in the foregoing and, in certain circumstances, income and gain from commodities or futures, forwards and options with respect to commodities. Mineral or natural resources activities include exploration, development, production, mining, refining, marketing and transportation (including pipelines), of oil and gas, minerals, geothermal energy, fertilizer, timber or industrial source carbon dioxide. Currently, most MLPs operate in the energy, natural resources or real estate sectors. Due to their partnership structure, MLPs generally do not pay income taxes. Thus, unlike investors in corporate securities, direct MLP investors are generally not subject to double taxation (i.e. corporate level tax and tax on corporate dividends).

MLP Common Units. MLP common units represent a limited partnership interest in the MLP. Common units are listed and traded on U.S. securities exchanges or OTC, with their value fluctuating predominantly based on prevailing market conditions and the success of the MLP. We may purchase common units in market transactions as well as directly from the MLP or other parties. Unlike owners of common stock of a corporation, owners of common units have limited voting rights and have no ability annually to elect directors. MLPs generally distribute all available cash flow (cash flow from operations less maintenance capital expenditures) in the form of quarterly distributions. Common units along with general partner units, have first priority to receive quarterly cash distributions up to the MQD and have arrearage rights. In the event of liquidation, common units have preference over subordinated units, but not debt or preferred units, to the remaining assets of the MLP.

I-Shares. I-Shares represent an ownership interest issued by an affiliated party of an MLP. The MLP affiliate uses the proceeds from the sale of I-Shares to purchase limited partnership interests in the MLP in the form of i-units. I-units have similar features as MLP common units in terms of voting rights, liquidation preference and distributions. However, rather than receiving cash, the MLP affiliate receives additional i-units in an amount equal to the cash distributions received by MLP common units. Similarly, holders of I-Shares will receive additional I-Shares, in the same proportion as the MLP affiliates receipt of i-units, rather than cash distributions. I-Shares themselves have limited voting rights which are similar to those applicable to MLP common units. The MLP affiliate issuing the I-Shares is structured as a corporation for U.S. federal income tax purposes. I-Shares are traded on the New York Stock Exchange.

Hedging Strategy

Certain of the investment techniques that the Fund may employ for hedging or, under certain circumstances, to increase income will expose the Fund to risks.

There are economic costs of hedging reflected in the pricing of futures, swaps, options, and swaption contracts which can be significant, particularly when long-term interest rates are substantially above short-term interest rates. The desirability of moderating these hedging costs is a factor (but not the only factor) in Reaves’s choice of hedging strategies (and whether to employ a hedging strategy at all). In addition, the Fund may select individual investments based upon their potential for appreciation without regard to the effect on current income in an attempt to mitigate the impact on the Fund’s assets of the expected normal cost of hedging.

There may be an imperfect correlation between changes in the value of the Fund’s portfolio holdings and hedging positions entered into by the Fund, which may prevent the Fund from achieving an intended hedge or expose the Fund to risk of loss. In addition, the Fund’s success in using hedge instruments will be subject to Reaves’s ability to predict correctly changes in the relationships of such hedge instruments to the Fund’s portfolio holdings, and we cannot assure you that Reaves’s judgment in this respect will be accurate. Consequently, any use of hedging transactions might result in a poorer overall performance for the Fund, whether or not adjusted for risk, than if the Fund had not hedged its portfolio holdings.

Cyber Security

In connection with the increased use of technologies such as the Internet and the dependence on computer systems to perform necessary business functions, the Fund is susceptible to operational, information security, and related risks due to the possibility of cyber-attacks or other incidents. Cyber incidents may result from deliberate attacks or unintentional events. Cyber-attacks include, but are not limited to, infection by computer viruses or other malicious software code, gaining unauthorized access to systems, networks, or devices that are used to service the Fund’s operations through hacking or other means for the purpose of misappropriating assets or sensitive information, corrupting data, or causing operational disruption. Cyber-attacks may also be carried out in a manner that does not require gaining unauthorized access, such as causing denial-of-service attacks (which can make a website unavailable) on the Fund’s website. In addition, authorized persons could inadvertently or intentionally release confidential or proprietary information stored on the Fund’s systems.

Cyber security failures or breaches by the Fund’s third party service providers (including, but not limited to, ALPS, the custodian and transfer agent) or the NYSE American, may cause disruptions and impact the service providers’ and the Fund’s business operations, potentially resulting in financial losses, the inability of Fund shareholders to transact business or process transactions, inability to calculate the Fund’s net asset value, violations of applicable privacy and other laws, regulatory fines, penalties, reputational damage, reimbursement or other compensation costs, and/or additional compliance costs. The Fund and its shareholders could be negatively impacted as a result of successful cyber-attacks against, or security breakdowns of, the Fund or its third party service providers.

The Fund may incur substantial costs to prevent or address cyber incidents in the future. In addition, there is a possibility that certain risks have not been adequately identified or prepared for. Furthermore, the Fund cannot directly control any cyber security plans and systems put in place by third party service providers. Cyber security risks are also present for issuers of securities in which the Fund invests, which could result in material adverse consequences for such issuers, and may cause the Fund’s investment in such securities to lose value.

Investment Restrictions

The following investment restrictions of the Fund are designated as fundamental policies and as such cannot be changed without the approval of the holders of a majority of the Fund’s outstanding voting securities, which as used in this Statement of Additional Information means the lesser of (a) 67% of the shares of the Fund present or represented by proxy at a meeting if the holders of more than 50% of the outstanding shares are present or represented at the meeting or (b) more than 50% of outstanding shares of the Fund. As a matter of fundamental policy the Fund may not:

(1)

Borrow money, except as permitted by the Investment Company Act of 1940, as amended (the “1940 Act”) and the rules promulgated thereunder, as in effect from time to time, or interpretations or modifications thereof by the SEC, the staff of the SEC or any other authority with appropriate jurisdiction;

(2)

Issue senior securities, as defined in the 1940 Act, other than (a) preferred shares which immediately after issuance will have asset coverage of at least 200%, (b) indebtedness which immediately after issuance will have asset coverage of at least 300% or (c) the borrowings permitted by investment restriction (1) above. The 1940 Act currently defines “senior security” as any bond, debenture, note or similar obligation or instrument constituting a security and evidencing indebtedness, and any stock of a class having priority over any other class as to distribution of assets or payment of dividends. Debt and equity securities issued by a closed-end investment company meeting the foregoing asset coverage provisions are excluded from the general 1940 Act prohibition on the issuance of senior securities;

(3)

Purchase securities on margin (but the Fund may obtain such short-term credits as may be necessary for the clearance of purchases and sales of securities). The purchase of investment assets with the proceeds of a permitted borrowing or securities offering will not be deemed to be the purchase of securities on margin;

(4)	Underwrite securities issued by other persons, except insofar as it may technically be deemed to be an underwriter under the Securities Act in selling or disposing of a portfolio investment;

(5)

Make loans to other persons, except by (a) the acquisition of loan interests, debt securities and other obligations in which the Fund is authorized to invest in accordance with its investment objectives and policies, (b) entering into repurchase agreements and (c) lending its portfolio securities;

(6)

Purchase or sell real estate, although it may purchase and sell securities which are secured by interests in real estate and securities of issuers which invest or deal in real estate. The Fund reserves the freedom of action to hold and to sell real estate acquired as a result of the ownership of securities; and

(7)

Purchase or sell physical commodities or contracts for the purchase or sale of physical commodities. Physical commodities do not include futures contracts with respect to securities, securities indices, currencies, interest or other financial instruments.

In addition, as a matter of fundamental policy and as discussed in the Prospectus, the Fund will concentrate its investments in the Utility Industry.

The Fund may borrow money as a temporary measure for extraordinary or emergency purposes, including the payment of dividends and the settlement of securities transactions which otherwise might require untimely dispositions of Fund securities. The 1940 Act currently requires that the Fund have 300% asset coverage with respect to all borrowings other than temporary borrowings.

The Fund has adopted the following nonfundamental investment policy which may be changed by the Board without approval of the Fund’s shareholders. As a matter of nonfundamental policy, the Fund may not make short sales of securities or maintain a short position, unless at all times when a short position is open it either owns an equal amount of such securities or owns securities convertible into or exchangeable, without payment of any further consideration, for securities of the same issue as, and equal in amount to, the securities sold short.

Whenever an investment policy or investment restriction set forth in the Prospectus or this Statement of Additional Information states a maximum percentage of assets that may be invested in any security or other assets or describes a policy regarding quality standards, such percentage limitation or standard shall be determined immediately after and as a result of the Fund’s acquisition of such security or asset. Accordingly, any later increase or decrease resulting from a change in values, assets or other circumstances or any subsequent rating change made by a rating service (or as determined by Reaves if the security is not rated by a rating agency) will not compel the Fund to dispose of such security or other asset. Notwithstanding the foregoing, the Fund must always be in compliance with the borrowing policies set forth above.

TRUSTEES AND OFFICERS

The Trustees of the Fund are responsible for the overall management and supervision of the affairs of the Fund. The Trustees and officers of the Fund are listed below. The “Non-interested Trustees” or “Independent Trustees” consist of those Trustees who are not “interested persons” of the Fund, as that term is defined under the 1940 Act. These Trustees are also “independent trustees or directors” as defined under NYSE American Listing Standards. The address of each of the persons listed below is: 1290 Broadway, Suite 1000, Denver, Colorado 80203. No Trustee oversees any other portfolios in the fund complex.

Name, Position(s) Held with the Fund, Address,[1] and Year of Birth	Term of Office and Length of Time Served[2]	Principal Occupation(s) During Past Five Years	Number of Portfolio in Fund Complex Overseen by Trustee	Other Directorships Held by Trustee or Nominee[3]
	Non-Interested Trustees
Mary K. Anstine Trustee 1940	Since Inception***	Ms. Anstine is also a Trustee of A.V. Hunter Trust. Ms. Anstine was formerly a Director of the Bank of Colorado (later purchased and now known as Northern Trust Bank), and a member of the American Bankers Association and Trust Executive Committee.	1	Ms. Anstine is a Trustee of ALPS ETF Trust (17 funds); Financial Investors Trust (31 funds); and ALPS Variable Investment Trust (7 funds) .
Jeremy W. Deems Chairman and Trustee 1976	Chairman Since 2017 Trustee Since 2008**	Mr. Deems is the Co-Founder, Chief Financial Officer of Green Alpha Advisors, LLC, a registered investment adviser, and Co-Portfolio Manager of the Shelton Green Alpha Fund. Prior to joining Green Alpha Advisors, Mr. Deems was Chief Financial Officer and Treasurer of Forward Management, LLC, ReFlow Management, Co., LLC, ReFlow Fund, LLC, a private investment fund, and Sutton Place Management, LLC, an administrative services company from 2004 to 2007.	1	Mr. Deems is a Trustee of ALPS ETF Trust (17 funds); Financial Investors Trust (31 funds); Clough Funds Trust (1); and ALPS Variable Investment Trust (7 funds).
Michael F. Holland Trustee 1944	Since Inception***	Mr. Holland is Chairman of Holland & Company, an investment management company.	1

Mr. Holland is a Director/Trustee of Blackstone Real Estate Income Funds (2 Funds); Blackstone Credit Funds (3 Funds); Blackstone Real Estate Income Master Fund (1 fund); Blackstone Floating Rate Enhanced Income Fund (1 Fund); and State Street Master Funds (5 funds).

Name, Position(s) Held with the Fund, Address,[1] and Year of Birth	Term of Office and Length of Time Served[2]	Principal Occupation(s) During Past Five Years	Number of Portfolio in Fund Complex Overseen by Trustee	Other Directorships Held by Trustee or Nominee[3]
E. Wayne Nordberg Trustee 1938	Since 2012*	Mr. Nordberg is currently the Chairman and Co-Chief Investment Officer of Hollow Brook Wealth Management, LLC, a private investment management firm and is a Director/Trustee for Riley Exploration Permian. Mr. Nordberg was formerly a Senior Director at Ingalls & Snyder LLC, a privately owned registered investment adviser.	1	Director/Trustee for Riley Exploration Permian
Larry W. Papasan Trustee 1940	Since Inception*	Mr. Papasan is currently a Director/Trustee of Bio Nova Medical, Inc. and Cagenix Inc., each a medical services company.	1	Mr. Papasan is a Director/Trustee of Bio Nova, Inc. and Cagenix Inc.
	Officers
Joseph Rhame, III President 1981	President Since 2021	Mr. Rhame is currently the CEO at Reaves Asset Management. and prior to 2019 was Portfolio Manager and Analyst at Reaves.	N/A	N/A
Sareena Khwaja-Dixon Secretary 1980	Secretary Since 2021

Ms. Khwaja-Dixon joined ALPS in August 2015 and is currently Principal Legal Counsel and Vice President of ALPS Fund Services, Inc. Ms. Khwaja-Dixon is also Secretary of Clough Dividend and Income Fund, Clough Global Opportunities Fund, Clough Global Equity Fund, Liberty All-Star Equity Fund, Liberty All-Star Growth Fund, Inc. and Clough Funds Trust and Assistant Secretary of RiverNorth Specialty Finance Corp, RiverNorth/DoubleLine Strategic Opportunity Fund, Inc., RiverNorth Flexible Municipal Income Fund, Inc., RiverNorth Flexible Municipal Income Fund II, Inc., RiverNorth Managed Duration Municipal Income Fund, Inc., and RiverNorth Opportunistic Municipal Income  Fund, Inc.

			N/A	N/A

Name, Position(s) Held with the Fund, Address,[1] and Year of Birth	Term of Office and Length of Time Served[2]	Principal Occupation(s) During Past Five Years	Number of Portfolio in Fund Complex Overseen by Trustee	Other Directorships Held by Trustee or Nominee[3]
Jennell Panella Treasurer 1974	Treasurer Since 2021

Ms. Panella joined ALPS in June 2012 and is currently Vice President and Fund Controller of ALPS Fund Services, Inc. Ms. Panella is also Treasurer of Financial Investors Trust. Prior to joining ALPS, Ms. Panella served as Financial Reporting Manager for Parker Global Strategies, LLC (2009-2012).

			N/A	N/A
Ted W. Uhl Chief Compliance Officer 1974	Chief Compliance Officer Since 2015

Mr. Uhl joined ALPS Fund Services in October 2006, and is currently Deputy Compliance Officer of ALPS. Mr. Uhl is also CCO of the Boulder Growth & Income Fund, Inc., Centre Funds, Financial Investors Trust, GraniteShares ETF Trust, and XAI Octagon Credit Opportunities Alternative Registered Trust.

			N/A	N/A

(1)	Address: 1290 Broadway, Suite 1000, Denver, Colorado 80203.

(2)

The Fund commenced operations on February 24, 2004. The Fund’s Board of Trustees is divided into three classes, each class serves for a term of three years. Each year the term of office of one class expires and the successors elected to such class serve for a term of three years.

*	Term expires at the Fund’s 2024 Annual Meeting of Shareholders.

**	Term expires at the Fund’s 2022 Annual Meeting of Shareholders.

***	Term expires at the Fund’s 2023 Annual Meeting of Shareholders.

(3)	The numbers enclosed in the parentheticals represent the number of funds overseen in each respective directorship held by the Trustee.

Additional Information About Each Trustee’s Professional Experience And Qualifications

Provided below is a brief summary of the specific experience, qualifications, attributes or skills for each Trustee that warranted their consideration as a Trustee candidate to the Board, which is structured as an individual investment company under the 1940 Act.

Non-Interested Trustees

Mary K. Anstine – Ms. Anstine was President and Chief Executive Officer of HealthOne Alliance in Denver, Colorado from 1995 to 2004. Ms. Anstine has also served in various executive positions with several philanthropic organizations such as the AV Hunter Trust, Colorado Uplift Board. Prior to that, Ms. Anstine was an Executive Vice President of First Interstate Bank of Denver, Colorado and formerly a Director of Trust Bank of Colorado. In addition, Ms. Anstine served on the Executive Committee of the American Bankers Association. Ms. Anstine also currently serves as a Trustee of ALPS ETF Trust, Financial Investors Trust, and ALPS Variable Investment Trust. Ms. Anstine has served as a Trustee for the Fund since its inception. Ms. Anstine also serves as a member of the Fund’s Audit Committee and Nominating and Corporate Governance Committee. Ms. Anstine has further enhanced her experience and skills, in conjunction with the other Trustees, through the Board’s oversight of the Fund’s officers in dealing with a diverse range of topics, to include but not limited to, portfolio management, legal and regulatory matters, compliance oversight, preparation of financial statements and oversight of the Fund’s multiple service providers. The Board, in its judgment of Ms. Anstine’s professional experience in management and oversight of a variety corporate and non-profit organization and as a Trustee of several other investment companies, believes Ms. Anstine contributes a seasoned perspective to the Board.

Jeremy W. Deems – Mr. Deems is currently Co-Founder and Chief Financial Officer of Green Alpha Advisors, LLC, an investment management firm, and a co-portfolio manager of the Shelton Green Alpha Fund. Mr. Deems was formerly the Chief Financial Officer and Treasurer of Forward Management, LLC, an investment management firm, ReFlow Management Co., LLC, a liquidity resourcing company, and ReFlow Fund, LLC, a private investment fund. Mr. Deems was also Chief Financial Officer and Treasurer of Sutton Place Management, LLC, an administrative services company, from 2004 and 2007. Prior to that, Mr. Deems served as Controller of Forward Management, LLC, ReFlow Management Co., LLC, ReFlow Fund, LLC and Sutton Place Management, LLC. Mr. Deems currently serves as a Trustee of ALPS ETF Trust, Financial Investors Trust, ALPS Variable Investment Trust and Clough Funds Trust. In addition, Mr. Deems held a Certified Public Accountant license from August 2001 to February 2017. Mr. Deems has been a Trustee since 2008 for the Fund. Mr. Deems also serves as a Chairman of the Fund’s Audit Committee and as a member of the Fund’s Nominating and Corporate Governance Committee. Mr. Deems has further enhanced his experience and skills, in conjunction with the other Trustees, through the Board’s oversight of the Fund officers in dealing with a diverse range of topics, to include but not limited to, portfolio management, legal and regulatory matters, compliance oversight, preparation of financial statements and oversight of the Fund’s multiple service providers. The Board, in its judgment of Mr. Deems’ professional experience in management and oversight of firms specializing in financial services and as a Trustee of several other investment companies with diverse product lines, believes Mr. Deems contributes an extensive experience in investment company operations and accounting oversight to the Board.

Michael F. Holland – Mr. Holland is currently the Chairman of Holland & Company, an investment management firm, since 1995 and has over 40 years of experience in the financial services industry. Mr. Holland also currently serves as Co-Chairman and Trustee of State Street Master Funds, and as a Director or Trustee of Blackstone Real Estate Income Fund, Blackstone Real Estate Income Funds, Blackstone Credit Funds, Blackstone Floating Rate Enhanced Income Fund and Blackstone Real Estate Income Master Fund. Mr. Holland began his career at J.P. Morgan in 1968 spending twelve years managing both equity and fixed income assets for major institutional clients and high net worth individuals. He also served as Chief Executive Officer of First Boston Asset Management in the early 1980’s and later served as Chairman of Salomon Brothers Asset Management. He has also been a General Partner of the Blackstone Group, Chief Executive Officer of Blackstone Alternative Asset Management and a former Vice Chairman of Oppenheimer & Co., Inc. Mr. Holland has served as a Trustee for the Fund since its inception. Mr. Holland also serves as a member of the Fund’s Audit Committee and Nominating and Corporate Governance Committee. Mr. Holland has further enhanced his experience and skills, in conjunction with the other Trustees, through the Board’s oversight of the Fund officers in dealing with a diverse range of topics, to include but not limited to, portfolio management, legal and regulatory matters, compliance oversight, preparation of financial statements and oversight of the Fund’s multiple service providers. The Board, in its judgment of Mr. Holland’s professional experience in efficient and effective operations of an investment adviser and oversight of closed-end investment companies, believes Mr. Holland contributes a wealth of industry experience in investment company operations to the Board.

E. Wayne Nordberg – Mr. Nordberg is currently the Chairman and Chief Investment Officer of Hollow Brook Wealth Management, LLC, a private investment management firm serving family offices, foundations, charities and pensions. He has over 50 years of experience in investment research and portfolio management. In addition, he is also currently serving on the Board of Directors of Riley Exploration Permian, an oil and gas exploration company. From 2003 to 2007, Mr. Nordberg was a Senior Director at Ingalls & Snyder LLC, a privately owned registered investment advisor. He also formerly served on the Board of Directors of Lord, Abbett & Co., a mutual fund family, from 1988 to 1998. Mr. Nordberg has served as Trustee of the Fund since 2012. Mr. Nordberg also serves as a member of the Fund’s Audit Committee and Nominating and Corporate Governance Committee. The Board, in its judgment of Mr. Nordberg’s extensive experience in senior management positions with a variety of portfolio management firms and as a board director for a variety of companies, believes that Mr. Nordberg contributes a tenured perspective to the Board.

Larry W. Papasan – Mr. Papasan is currently a Trustee or Director of Bionova, Inc., and Cagenix Inc., each a medical services company. Mr. Papasan was a former Trustee of First Funds mutual fund complex from 1992 to 2005, Chairman and President of Smith & Nephew, Inc. from 1991 to 2002 and President of Memphis Light Gas and Water Division during his 28 year tenure. Mr. Papasan has further enhanced his experience and skills, in conjunction with the other Trustees, through the Board’s ongoing oversight of the Fund officers in dealing with a diverse range of topics, to include but not limited to, portfolio management, legal and regulatory matters, compliance oversight, preparation of financial statements and oversight of the Fund’s multiple service providers. Mr. Papasan has served as a Trustee for the Fund since its inception. Mr. Papasan also serves as a member of the Fund’s Audit Committee and the Nominating and Corporate Governance Committee. The Board, in its consideration of Mr. Papasan’s nearly 40 years of professional experience in a variety of senior management positions in a diverse group of industries at numerous stages of the corporate lifecycle, believes Mr. Papasan’s experiences complements the professional composition of the current Board.

 Leadership Structure of the Board

The Board, which has overall responsibility for the oversight of the Fund’s investment programs and business affairs, believes that it has structured itself in a manner that allows it to effectively perform its oversight obligations. Mr. Deems, the Chairman of the Board (“Chairman”), is an Independent Trustee. The Trustees also complete an annual self-assessment during which the Trustees review their overall structure and consider where and how its structure remains appropriate in light of the Fund’s current circumstances. The Chairman’s role is to preside at all meetings of the Board and in between Board meetings to generally act as the liaison between the Board and the Fund’s officers, attorneys and various other service providers, including but not limited to, the Fund’s investment adviser, administrator and other such third parties servicing the Fund.

The Board has two standing committees, each of which enhances the leadership structure of the Board: the Audit Committee and the Nominating and Corporate Governance Committee. The Audit Committee and Nominating and Corporate Governance Committee are each chaired by, and composed of, members who are Independent Trustees.

Audit Committee. The role of the Fund’s Audit Committee is to assist the Board in its oversight of (i) the quality and integrity of the Fund’s financial statements, reporting process and the independent registered public accounting firm (the “independent accountants”) and reviews thereof, (ii) the Fund’s accounting and financial reporting policies and practices, its internal controls and, as appropriate, the internal controls of certain service providers, (iii) the Fund’s compliance with legal and regulatory requirements, and (iv) the independent accountants’ qualifications, independence and performance. The Audit Committee is also required to prepare an audit committee report pursuant to the rules of the SEC for inclusion in the Fund’s annual proxy statement. The Audit Committee operates pursuant to the Audit Committee Charter (the “Charter”) that was most recently reviewed and approved by the Board on September 16, 2021. The Charter is available at the Fund’s website, www.utilityincomefund.com. As set forth in the Charter, management is responsible for maintaining appropriate systems for accounting and internal control, and the Fund’s independent accountants are responsible for planning and carrying out proper audits and reviews. The independent accountants are ultimately accountable to the Board and to the Audit Committee, as representatives of shareholders. The independent accountants for the Fund report directly to the Audit Committee.

The Audit Committee met three times during the fiscal year ended October 31, 2021. The Audit Committee is composed of all five of the Fund’s Independent Trustees (as such term is defined by the NYSE American listing standards); namely, Ms. Mary K. Anstine and Messrs. Jeremy W. Deems, Michael F. Holland, E. Wayne Nordberg and Larry W. Papasan. None of the members of the Audit Committee is an “interested person” of the Fund.

Nominating and Corporate Governance Committee. The Board has a Nominating and Corporate Governance Committee composed of all five Independent Trustees as such term is defined by the NYSE American listing standards; namely, Ms. Mary K. Anstine and Messrs. Jeremy W. Deems, Michael F. Holland, E. Wayne Nordberg, and Larry W. Papasan. The Nominating and Corporate Governance Committee met twice during the fiscal year ended October 31, 2021. None of the members of the Nominating and Corporate Governance Committee are “interested persons” of the Fund. The Nominating and Corporate Governance Committee is responsible for identifying and recommending to the Board individuals believed to be qualified to become Trustees in the event that a position is vacated or created.

The Nominating and Corporate Governance Committee will consider Trustee candidates recommended by shareholders. In considering candidates submitted by shareholders, the Nominating and Corporate Governance Committee will take into consideration the needs of the Board, the qualifications of the candidate and the interests of shareholders. The Nominating and Corporate Governance Committee has not determined any minimum qualifications necessary to serve as a Trustee of the Fund, nor has it adopted a formal diversity policy, but it may consider diversity of professional experience, education and skills when evaluating potential nominees. Any notice by a shareholder that the shareholder wishes to recommend a person for election as a Trustee must include: (i) a brief description of the business desired to be brought before the annual or special meeting and the reasons for conducting such business at the annual or special meeting; (ii) the name and address, as they appear on the Fund’s books, of the shareholder proposing such business or nomination; (iii) a representation that the shareholder is a holder of record of stock of the Fund entitled to vote at such meeting and intends to appear by conference call or by proxy at the meeting to present such proposal or nomination; (iv) the class and number of shares of the capital stock of the Fund, which are beneficially owned by the shareholder and, if applicable, the proposed nominee to the Board; (v) any material interest of the shareholder or nominee in such business; (vi) the extent to which such shareholder (including such shareholder’s principals) or the proposed nominee to the Board has entered into any hedging transaction or other arrangement with the effect or intent of mitigating or otherwise managing profit, loss or risk of changes in the value of the common stock or the daily quoted market price of the Fund held by such shareholder (including such shareholder’s principals) or the proposed nominee, including independently verifiable information in support of the foregoing; and (vii) in the case of a nomination of any person for election as a Trustee, such other information regarding such nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to Regulation 14A under the 1934 Act (the “1934 Act”).

The shareholder recommendation described above must be sent to the Fund’s Secretary c/o ALPS Fund Services, Inc. The Fund’s Nominating and Corporate Governance Committee has adopted a charter and is available on the Fund’s website (http://www.utilityincomefund.com).

Oversight of Risk Management

The Fund is confronted with a multitude of risks, such as investment risk, counter party risk, valuation risk, political risk, risk of operational failures, business continuity risk, regulatory risk, legal risk and other risks not listed here. The Board recognizes that not all risk that may affect the Fund can be known, eliminated or even mitigated. In addition, there are some risks that may not be cost effective or an efficient use of the Fund’s limited resources to moderate. As a result of these realities, the Board, through its oversight and leadership, has and will continue to deem it necessary for shareholders of the Fund to bear certain and undeniable risks, such as investment risk, in order for the Fund to operate in accordance with its Prospectus, Statement of Additional Information and other related documents.

However, as required under the 1940 Act, the Board has adopted on the Fund’s behalf a risk program that mandates the Funds various service providers, including the investment adviser, to adopt a variety of processes, procedures and controls to identify various risks, mitigate the likelihood of such adverse events from occurring and/or attempt to limit the effects of such adverse events on the Fund. The Board fulfills its leadership role by receiving a variety of quarterly written reports prepared by the Fund’s CCO that (1) evaluate the operation, policies and procedures of the Fund’s service providers, (2) makes known any material changes to the policies and procedures adopted by the Fund or its service providers since the CCO’s last report, and (3) disclose any material compliance matters that occurred since the date of the last CCO report. In addition, the Independent Trustees meet quarterly in executive sessions without the presence of any Interested Trustees, the investment adviser, the administrator, or any of their affiliates. This configuration permits the Independent Trustees to effectively receive information and have private discussions necessary to perform its risk oversight role, exercise independent judgment, and allocate areas of responsibility between the full Board, its various committees and certain officers of the Fund. Furthermore the Independent Trustees have engaged independent legal counsel and auditors to assist the Independent Trustees in performing their oversight responsibilities. As discussed above and in consideration of other factors not referenced herein, the Board has determined its leadership role concerning risk management, as one of oversight and not active management of the Fund’s day-to-day risk management operations.

Fund Share Ownership

Set forth in the table below is the dollar range of equity securities held in the Fund by each of the Fund’s Trustees as of December 31, 2020. Since the Fund is not affiliated or associated with any “Fund Complex,” as defined under the 1940 Act, the aggregate dollar range of equity securities in the Fund Complex beneficially owned by each Trustee and nominee for election as Trustee is not applicable to the Fund.

Name of Trustee	Dollar Range of Equity Securities Held in the Fund[1,2]
Non-Interested Trustees
Mary K. Anstine	$50,001-$100,000
Jeremy W. Deems	None
Michael F. Holland	$10,001-$50,000
E. Wayne Nordberg	$100,001-$500,000
Larry W. Papasan	$100,001-$500,000

(1)

This information has been furnished by each Trustee and Nominee for election as Trustee as of December 31, 2020. “Beneficial Ownership” is determined in accordance with Section 16a-1(a)(2) of the Securities Exchange Act of 1934, as amended (the “1934 Act”).

(2)	Ownership amount constitutes less than 1% of the total shares outstanding.

Independent Trustee Transactions/Relationships with Fund Affiliates

As of December 31, 2020, neither the Independent Trustees nor members of their immediate families owned securities, beneficially or of record, of the Adviser, or an affiliate or person directly or indirectly controlling, controlled by, or under common control with the Adviser. In addition, over the past five years, neither independent Trustees nor members of their immediate families have had any direct or indirect interest, the value of which exceeds $120,000, in the Adviser or any of its affiliates. Further, during each of the last two fiscal years, neither independent Trustees nor members of their immediate families have conducted any transactions (or series or transactions) or maintained any direct or indirect relationship in which the amount involved exceeds $120,000 and to which the Adviser or any of its affiliates was a party.

Compensation of Officers and Trustees

The following table sets forth certain information regarding the compensation of the Trustees for the fiscal year ended October 31, 2021. Trustees and Officers of the Fund who are employed by ALPS (such as the Fund’s chief compliance officer) or Reaves receive no compensation from the Fund. The Fund is not a member or affiliate of any Fund Complex.

Compensation Table For The Fiscal Year Ended October 31, 2021

Name of Person and Position*	Aggregate Compensation Paid From the Fund*
Non-Interested Trustees
Mary K. Anstine	$55,000
Trustee
Jeremy W. Deems	$75,000
Chairman of the Board and Trustee
Michael F. Holland	$55,000
Trustee
E. Wayne Nordberg	$42,500
Trustee
Larry Papasan	$50,000
Trustee
Interested Trustee
Jeremy O. May**	$26,666.67
Trustee

*	Represents the total compensation paid to such persons during the fiscal year ended October 31, 2021 by the Fund. The Fund is not a member or affiliate of any Fund Complex.

**	Mr. May resigned as a trustee of the Board effective April 15, 2021 and was considered to be an “interested person” (as defined in the 1940 Act) because of his prior affiliation with ALPS, which acts as the Fund's administrator.

Effective January 1, 2020, the Fund paid each Independent Trustee and any Interested Trustee an annual retainer of $30,000 plus $5,000 per meeting attended in person and by telephone, together with the Trustee’s actual out-of-pocket expenses relating to their attendance at such meetings. Mr. Deems receives an additional per meeting fee equal to $2,000 per meeting attended in person and by telephone as Chairman of the Board and an additional per meeting fee equal to $2,000 per meeting attended in person and by telephone as the Audit Committee Chairman. Prior to January 1, 2020 , the Fund paid each Independent Trustee not affiliated with ALPS or the Adviser or their affiliate an annual retainer of $20,000, plus $2,500 for each meeting attended in person and by telephone, together with the Trustee’s actual out-of-pocket expenses relating to their attendance at such meetings. Mr. Deems received an additional per meeting fee equal to $2,000 per meeting attended in person and by telephone as Chairman of the Board and an additional per meeting fee equal to $1,000 Chairman of the Audit Committee. The aggregate remuneration (not including out-of-pocket expenses) paid by the Fund to all Trustees during the fiscal year ended October 31, 2021 amounted to $277,500.

During the fiscal year ended October 31, 2021, the Trustees of the Fund met five times. Each Trustee then serving in such capacity attended at least 75% of the meetings of Trustees and of any committee of which he or she is a member.

Codes of Ethics

Reaves and the Fund have each adopted a code of ethics governing personal securities transactions. Under Reaves’ code of ethics, Reaves employees may purchase and sell securities (including securities held or eligible for purchase by the Fund), subject to certain pre-clearance and reporting requirements and other procedures. The Fund’s code of ethics permits personnel subject thereto to invest in securities, including securities that may be purchased or held by the Fund. However, the Fund’s code of ethics generally prohibits, among other things, persons subject thereto from purchasing or selling securities if they know at the time of such purchase or sale that the security is being considered for purchase or sale by the Fund or is being purchased or sold by the Fund.

The codes of ethics can be reviewed on the EDGAR Database on the SEC’s Internet site (http://www.sec.gov) and copies may be obtained from the SEC, after paying a fee, by electronic request at the following e-mail address: publicinfo@sec.gov.

Proxy Voting Policy

Subject to the right of a majority of the Fund’s non-interested Trustees to give Reaves written instructions as to the voting or non-voting of proxies on any specific matter, including a matter presenting an actual or potential conflict of interest as described below, the Fund has delegated the voting of proxies with respect to securities owned by it to Reaves. In the absence of such written instructions, Reaves will vote proxies in a manner that it deems to be in the best interests of the Fund. Reaves will consider only those factors that relate to the Fund’s investment in the securities to be voted, including how the vote will economically impact and affect the value of the Fund’s investment in such securities (keeping in mind that, after conducting an appropriate cost/benefit analysis, not voting at all on a particular matter may be in the best interest of the Fund). In general, Reaves believes that voting proxies in accordance with the policies described below will be in the best interests of the Fund.

Reaves will generally vote to support management recommendations relating to routine matters such as the election of directors (where no corporate governance issues are implicated), the selection of independent auditors, an increase in or reclassification of common shares, the addition or amendment of indemnification provisions in the company’s charter or by-laws, changes in the board of directors and compensation of outside directors. Reaves will generally vote in favor of management or shareholder proposals that Reaves believes will maintain or strengthen the shared interests of shareholders and management, increase shareholder value, maintain or increase shareholder influence over the company’s board of directors and management and maintain or increase the rights of shareholders.

On non-routine matters, Reaves will generally vote in favor of management proposals for merger or reorganization if the transaction appears to offer fair value, against shareholder proposals that consider only non-financial impacts of mergers or reorganizations and against anti-greenmail provisions.

If a proxy includes a routine matter that implicates corporate governance changes, a non-routine matter to which none of the specific policies described above is applicable, or a matter involving an actual or potential conflict of interest as described below, Reaves may engage an independent third party to determine whether and how the proxy should be voted.

In exercising its voting discretion, Reaves and its employees will seek to avoid any direct or indirect conflict of interest presented by the voting decision. If any substantive aspect or foreseeable result of the matter to be voted on presents an actual or potential conflict of interest involving Reaves (or an affiliate of Reaves), any issuer of a security for which Reaves (or an affiliate of Reaves) acts as sponsor, advisor, manager, custodian, distributor, underwriter, broker or other similar capacity or any person with whom Reaves (or an affiliate of Reaves) has an existing material contract or business relationship not entered into in the ordinary course of business (Reaves and such other persons having an interest in the matter being called “Interested Persons”), Reaves will make written disclosure of the conflict to the disinterested Trustees of the Fund indicating how Reaves proposes to vote on the matter and its reasons for doing so. If Reaves does not receive timely written instructions as to voting or non-voting on the matter from the Fund’s disinterested Trustees, Reaves may take any of the following actions which it deems to be in the best interests of the Fund: (i) engage an independent third party to determine whether and how the proxy should be voted and vote or refrain from voting on the matter as determined by the third party; (ii) vote on the matter in the manner proposed to the disinterested Trustees if the vote is against the interests of all Interested Persons; or (iii) refrain from voting on the matter.

Information regarding how the Fund voted proxies relating to portfolio securities during the most recent 12-month period ended June 30 is available without charge, upon request, by calling (800) 644-5571, or on the SEC’s website at www.sec.gov.

INVESTMENT ADVISORY AND OTHER SERVICES

Reaves has been managing assets of investment companies since 1993. Reaves maintains a staff of experienced investment professionals to service the needs of its clients.

Except as provided in the administration agreement between ALPS and the Fund (the “Administration Agreement”), the Fund will be responsible for all of its costs and expenses not expressly stated to be payable by Reaves under the Investment Advisory and Management Agreement between Reaves and the Fund (the “Advisory Agreement’) or ALPS under the Administration Agreement. Such costs and expenses to be borne by the Fund include, without limitation: advisory fees, administration fees, trustees’ fees, chief compliance officer fees, portfolio transaction expenses, litigation expenses, taxes, costs of preferred shares, costs of borrowings, expenses of conducting repurchase offers for the purpose of repurchasing Fund shares and extraordinary expenses.

The Advisory Agreement became effective on August 26, 2010 for an initial period of two years and continues in effect from year to year thereafter so long as such continuance is approved at least annually (i) by the vote of a majority of the noninterested Trustees of the Fund or of Reaves cast in person at a meeting specifically called for the purpose of voting on such approval and (ii) by the Board or by vote of a majority of the outstanding Shares of the Fund. The agreement may be terminated at any time without penalty on sixty (60) days’ written notice by the Trustees of the Fund or Reaves, as applicable, or by vote of the majority of the outstanding shares of the Fund. The agreement will terminate automatically in the event of its assignment. The agreement provides that, in the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations or duties to the Fund under such agreements on the part of Reaves, or a loss resulting from a breach of fiduciary duty by Reaves with respect to the receipt of compensation for services (in which case damages shall be limited by the 1940 Act), Reaves shall not be liable to the Fund or any shareholder for any loss incurred, to the extent not covered by insurance.

Reaves is an employee-owned corporation organized under the laws of Delaware. It is registered with the SEC as an investment adviser under the Investment Advisers Act of 1940, as amended. As of October 31, 2021, Reaves had approximately $3.5 billion in assets under management. Messrs. John P. Bartlett, Joseph Rhame III, David M. Pass are controlling persons of Reaves by virtue of their respective positions as President; Chief Executive Officer; and Chief Operating Officer of Reaves.

The total dollar amounts paid to Reaves by the Fund under the Advisory Agreement for the last three fiscal years ended October 31, 2021, 2020 and 2019 were $13,561,200, $6,207,291 and $12,109,922, respectively.

Investment Advisory Services

Under the general supervision of the Board, Reaves will carry out the investment and reinvestment of the assets of the Fund, will furnish continuously an investment program with respect to the Fund, will determine which securities should be purchased, sold or exchanged, and will implement such determinations. Reaves will furnish to the Fund investment advice and provide related office facilities and personnel for servicing the investments of the Fund. Reaves will compensate all Trustees and officers of the Fund who are members of the Reaves organization and who render investment services to the Fund, and will also compensate all other Reaves personnel who provide research and investment services to the Fund.

Portfolio Managers

Other Accounts Managed by Portfolio Managers. There may be certain inherent conflicts of interest that arise in connection with the portfolio managers’ management of the Fund’s investments and the investments of any other accounts they manage. Such conflicts could include aggregation of orders for all accounts managed by a particular portfolio manager, the allocation of purchases across all such accounts, the allocation of IPOs and any soft dollar arrangements that the Fund’s investment adviser may have in place that could benefit the Fund and/or such other accounts. The investment adviser has adopted policies and procedures designed to address any such conflicts of interest to ensure that all management time, resources and investment opportunities are allocated equitably.

The table below identifies (as of October 31, 2021), for each portfolio manager, the number of accounts, other than the Fund for which he or she has day-to-day management responsibilities and the total assets in such accounts, within each of the following categories: registered investment companies, other pooled investment vehicles, and other accounts. Unless noted otherwise, none of the accounts shown are subject to fees based on performance.

	Registered Investment Companies[1]		Other Pooled Investment Vehicles[2]		Other Accounts[3]
Name of Portfolio Manager	Number of Accounts	Total Assets	Number of Accounts	Total Assets	Number of Accounts	Total Assets
John P. Bartlett	2	$ 301,199,062	0	$0	0	$0
Timothy O. Porter	2	$ 321,917,446	0	$0	685	$ 513,898,075

(1)

Registered Investment Companies include all open and closed-end mutual funds. For Registered Investment Companies, assets represent net assets of all open-end investment companies and gross assets of all closed-end investment companies.

(2)	Other Pooled Investment Vehicles include, but are not limited to, securities of issuers exempt from registration under Section 3(c) of the 1940 Act, such as private placements and hedge funds.

(3)	Other Accounts include, but are not limited to, individual managed accounts, separate accounts, institutional accounts, pension funds and collateralized bond obligations.

Compensation of Portfolio Managers. Compensation paid by the Adviser to the portfolio managers is designed to be competitive and attractive, and primarily consists of a fixed base salary, based on market factors and each person’s level of responsibility, and a bonus. The amount of the bonus is based on the overall after-tax profitability of the Firm, each fiscal-year, and the contribution of each portfolio manager to the Firm’s overall performance.

Individual compensation is designed to reward the overall contribution of portfolio managers to the performance of the Adviser. To date, the Adviser has not linked bonuses to the performance of any particular portfolio. Compensation levels are set by senior management following a review of overall performance. From time to time, the Adviser has engaged industry consultants to ensure that compensation remains competitive and to identify and plan for new and emerging compensation trends. Equity holders within the Adviser, including the portfolio managers, receive only a modest return on their capital investment, usually a mid-single digit percentage of their share of the Adviser’s book value. The Adviser believes this practice is consistent with industry standards and that it allows the Adviser to maximize the incentive compensation pool. This pool is critical in the Adviser’s ability to continue to attract and retain professionals of the highest quality while simultaneously growing the intrinsic value of the Adviser. The Adviser has no deferred compensation, stock option or other equity programs. Given the portfolio manager compensation policy described above and the fact that the Adviser has no performance-based advisory relationships, the Adviser does not believe that any material compensation conflicts exist.

Certain Conflicts of Interest. The investment strategy for the Fund includes securities that could also be found in different investment strategies utilized by the Adviser for other clients. As such, securities bought and sold for the Fund may be held and transacted for other clients of the Adviser. No trades are executed between clients of the Adviser (cross trades), including the Fund. The Adviser has policies and procedures in place to manage these investment activities.

Consistent with its fiduciary duties, the Adviser allocates trades on an equitable basis with respect to both its investment company and non-investment company clients (including clients in which the Adviser or a person associated with the Adviser may have an interest). No advisory client, including those clients in which the Adviser or persons associated with the Adviser have a direct or indirect beneficial interest is favored by the Adviser over any other client, and each client who participates in an aggregated order participates at the average share price, with transaction costs charged to each such client in accordance with its then in effect commission schedule.

The Adviser’s allocation policies apply to fully and partially filled orders as directed by the Portfolio Manager(s) of the applicable accounts.

The Adviser does not aggregate transactions unless it believes that aggregation is consistent with its duty to seek best execution (which includes the duty to seek best price) for its clients and is consistent with the terms of the Adviser’s investment advisory agreement with each client for which trades are being aggregated. No advisory client is favored over any other client, and each client that participates in an aggregated order participates at an average share price for all such transactions in that security on a given business day, with transactions costs charged to each such client in accordance with its then in effect commission schedule.

Although, the Adviser rarely participates in Initial Public Offerings (“IPOs”), IPO allocations, whenever possible, will be allocated on a pro-rata basis among all accounts that such allocation would be deemed appropriate given each account’s investment strategy and other factors pursuant to the Adviser’s policies and procedures.

As a result of such allocations, there may be instances where the Fund will not participate in a transaction that is allocated among other accounts. Additionally, trades executed by different firms, including Reaves, will not be aggregated and allocated as to price; thus, there may be instances where the Fund does not pay or receive the same price as other investment accounts managed by the Adviser. While these aggregation and allocation policies could have a detrimental effect on the price or amount of the securities available to the Fund from time to time, it is the opinion of the Trustees of the Fund that the benefits received from Reaves’ organization outweigh any disadvantage that may arise from exposure to simultaneous transactions.

Portfolio Manager Ownership of Fund Securities. The following table sets forth the dollar range of equity securities in the Fund beneficially owned, as of October 31, 2021, by each of the portfolio managers identified in the Fund’s Prospectus.

Name of Portfolio Manager	Dollar Range of Equity Securities in the Fund[1]
John P. Bartlett	$100,001 - $500,000
Timothy O. Porter	$10,001 - $50,000

(1)	“Beneficial Ownership” is determined in accordance with Section 16a-1(a)(2) of the Securities Exchange Act of 1934, as amended.

Administrative Services

Under the Administration Agreement, ALPS Fund Services, Inc. (“ALPS”) is responsible for calculating the net asset value of the common shares, and generally managing the business affairs of the Fund, subject to the supervision of the Board. ALPS will furnish to the Fund all office facilities, equipment and personnel for administering the affairs of the Fund. ALPS will compensate all Trustees and officers of the Fund who are members of the ALPS organization and who render executive and administrative services to the Fund, and will also compensate all other ALPS personnel who perform management and administrative services for the Fund. ALPS’ administrative services include, preparation and filing of documents required to comply with federal and state securities laws, supervising the activities of the Fund’s custodian and transfer agent, providing assistance in connection with the Trustees and shareholders’ meetings, providing services in connection with repurchase offers, if any, and other administrative services necessary to conduct the Fund’s business. Under the Administration Agreement, ALPS is also obligated to pay all expenses incurred by the Fund, with the exception of advisory fees, portfolio transaction expenses, chief compliance officer fees, trustees’ fees, litigation expenses, taxes, costs of preferred shares, costs of borrowings, expenses of conducting repurchase offers for the purpose of repurchasing Fund shares and extraordinary expenses.

For its services under the Administration Agreement ALPS receives a monthly fee at the annual rate of 0.265% on the first $2.5 billion of the average daily total assets of the Fund and 0.240% on any amount in excess of $2.5 billion of the average daily total assets of the Fund. The total dollar amounts paid by the Fund to ALPS under the Administration Agreement for the last three fiscal years ended October 31, 2021, 2020 and 2019 were $6,249,742, $2,861,160 and $5,581,068, respectively.

Under a Chief Compliance Officer Services Agreement (“CCO Services Agreement”) between the Fund and ALPS, ALPS is responsible for rendering to the Fund such advice and services as are required to be performed by a Chief Compliance Officer of the Fund (“CCO”) pursuant to Rule 38a-1 under the 1940 Act (“Rule 38a-1”). The services include, but are not limited to: the appointment of an employee of ALPS to serve as CCO, subject to the Board’s approval of the same; reviewing and revising the written compliance policies and procedures of the Fund (the “Compliance Program”); administering and enforcing the Fund’s Compliance Program; reviewing and monitoring the compliance policies and procedures of the Fund’s key service providers; and performing an annual evaluation of the Fund’s Compliance Program, and the service providers’ compliance policies and procedures, as required under Rule 38a-1. Pursuant to the terms and conditions of the CCO Services Agreement, the Fund has agreed to share in the allocation of expenses for receipt of the aforementioned services performed by ALPS in an annual amount not to exceed $39,000 per year. The CCO Services Agreement can be immediately terminated by the Fund under certain circumstances, such as if the individual appointed by ALPS to serve as CCO is not acceptable, or becomes unacceptable, to the Fund.

ADDITIONAL INFORMATION ABOUT NET ASSET VALUE

For purposes of determining the net asset value of the Fund’s common shares, exchange traded options are valued at the last reported sale price at the close of the principal exchange or board of trade on which such option or contract is traded, or in the absence of a sale, at the mean between the last reported bid and asked prices. Non-exchange traded options are also valued at the mean between the last reported bid and asked prices. Forward currency contracts are valued at the mean between reported bid and asked prices. Financial futures contracts listed on commodity exchanges and exchange-traded options are valued at closing settlement prices.

Generally, the Fund completes its trading in foreign securities (if any) each day at various times prior to the close of the NYSE American. The values of these securities used in determining the net asset value of the Fund’s common shares generally are computed as of such times. Occasionally, events affecting the value of foreign securities may occur between such times and the close of the NYSE American which will not be reflected in the computation of the Fund’s net asset value (unless the Fund deems that such events would materially affect its net asset value, in which case an adjustment would be made and reflected in such computation). Foreign securities and currency held by the Fund will be valued in U.S. dollars; such values will be computed by the custodian based on foreign currency exchange rate quotations supplied by an independent quotation service.

PORTFOLIO TRADING

Decisions concerning the execution of portfolio security transactions, including the selection of the market and the executing firm, are made by Reaves. Reaves is also responsible for the execution of transactions for all other accounts managed by it. Reaves places the portfolio security transactions of the Fund and of all other accounts managed by it for execution with many firms. While Reaves, as a registered broker-dealer, regularly acts as executing broker in equity securities transactions for other clients, it generally will not act as executing broker for the Fund. Whether Reaves acts as executing broker or places transactions for execution with other firms, Reaves uses its best efforts to obtain execution of portfolio security transactions at prices which are advantageous to the Fund and at reasonably competitive spreads or (when a disclosed commission is being charged) at reasonably competitive commission rates. In seeking such execution, Reaves will use its best judgment in evaluating the terms of a transaction, and will give consideration to various relevant factors, including without limitation the full range and quality of the executing firm’s services, the value of the brokerage and research services provided, the responsiveness of the firm to Reaves, the size and type of the transaction, the nature and character of the market for the security, the confidentiality, speed and certainty of effective execution required for the transaction, the general execution and operational capabilities of the executing firm, the reputation, reliability, experience and financial condition of the firm, the value and quality of the services rendered by the firm in this and other transactions, and the reasonableness of the spread or commission, if any.

Transactions on stock exchanges and other agency transactions involve the payment of negotiated brokerage commissions. Such commissions vary among different broker-dealer firms, and a particular broker-dealer may charge different commissions according to such factors as the difficulty and size of the transaction and the volume of business done with such broker-dealer. Transactions in foreign securities often involve the payment of brokerage commissions, which may be higher than those in the United States. There is generally no stated commission in the case of securities traded in the over-the- counter markets, but the price paid or received usually includes an undisclosed dealer markup or markdown. In an underwritten offering the price paid often includes a disclosed fixed commission or discount retained by the underwriter or dealer.

Fixed income obligations which may be purchased and sold by the Fund are generally traded in the over-the-counter market on a net basis (i.e., without commission) through broker-dealers or banks acting for their own account rather than as brokers, or otherwise involve transactions directly with the issuers of such obligations. The Fund may also purchase fixed income and other securities from underwriters, the cost of which may include undisclosed fees and concessions to the underwriters.

Although spreads or commissions paid on portfolio security transactions will, in the judgment of Reaves, be reasonable in relation to the value of the services provided, commissions exceeding those which another firm might charge may be paid to broker-dealers who were selected to execute transactions on behalf of Reaves’ clients in part for providing brokerage and research services to Reaves.

As authorized in Section 28(e) of the 1934 Act, a broker or dealer who executes a portfolio transaction on behalf of the Fund may receive a commission which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction. Accordingly, Reaves may utilize brokers or dealers that provide additional brokerage or research services and charge commissions in excess of other brokers or dealers (soft dollar arrangements) if it determines in good faith that such compensation was reasonable in relation to the value of the brokerage and research services provided. This determination may be made on the basis of that particular transaction or on the basis of overall responsibilities which Reaves and its affiliates have for accounts over which they exercise investment discretion. In making any such determination, Reaves will not attempt to place a specific dollar value on the brokerage and research services provided or to determine what portion of the commission should be related to such services. Brokerage and research services may include advice as to the value of securities, the advisability of investing in, purchasing, or selling securities, and the availability of securities or purchasers or sellers of securities; furnishing analyses and reports concerning issuers, industries, securities, economic factors and trends, portfolio strategy and the performance of accounts; effecting securities transactions and performing functions incidental thereto (such as clearance and settlement); and the “Research Services” referred to in the next paragraph.

It is a common practice of the investment advisory industry and of the advisers of investment companies, institutions and other investors to receive research, analytical, statistical and quotation services, data, information and other services, products and materials which assist such advisers in the performance of their investment responsibilities (“Research Services”) from broker-dealer firms which execute portfolio transactions for the clients of such advisers and from third parties with which such broker-dealers have arrangements. Consistent with this practice, Reaves receives Research Services from many broker-dealer firms with which Reaves places the Fund’s transactions. These Research Services include such matters as general economic, political, business and market information, industry and company reviews, evaluations of securities and portfolio strategies and transactions, proxy voting data and analysis services, technical analysis of various aspects of the securities market, recommendations as to the purchase and sale of securities and other portfolio transactions, financial, industry and trade publications, news and information services, pricing and quotation equipment and services, and research oriented computer hardware, software, data bases and services. Any particular Research Service obtained through a broker-dealer may be used by Reaves in connection with client accounts other than those accounts which pay commissions to such broker-dealer. Any such Research Service may be broadly useful and of value to Reaves in rendering investment advisory services to all or a significant portion of its clients, or may be relevant and useful for the management of only one client’s account or of a few clients’ accounts, or may be useful for the management of merely a segment of certain clients’ accounts, regardless of whether any such account or accounts paid commissions to the broker-dealer through which such Research Service was obtained. The advisory fee paid by the Fund is not reduced because Reaves receives such Research Services. Reaves evaluates the nature and quality of the various Research Services obtained through broker-dealer firms and attempts to allocate sufficient portfolio security transactions to such firms to ensure the continued receipt of Research Services which Reaves believes are useful or of value to it in rendering investment advisory services to its clients.

Reaves may also receive Research Services from underwriters and dealers in fixed-price offerings, which Research Services are reviewed and evaluated by Reaves in connection with its investment responsibilities. The investment companies advised by Reaves or its affiliates may allocate trades in such offerings to acquire information relating to the performance, fees and expenses of such companies and other mutual funds, which information is used by the Trustees of such companies to fulfill their responsibility to oversee the quality of the services provided by various entities, including Reaves, to such companies. Such companies may also pay cash for such information.

Subject to the requirement that Reaves shall use its best efforts to seek and execute portfolio security transactions at advantageous prices and at reasonably competitive spreads or commission rates, Reaves is authorized to consider as a factor in the selection of any broker-dealer firm with whom portfolio orders may be placed the fact that such firm has sold or is selling shares of the Fund or of other investment companies advised by Reaves.

Securities considered as investments for the Fund may also be appropriate for other investment accounts managed by Reaves or its affiliates. Whenever decisions are made to buy or sell securities by the Fund and one or more of such other accounts simultaneously, Reaves will allocate the security transactions (including “hot” issues) in a manner which it believes to be equitable under the circumstances. As a result of such allocations, there may be instances where the Fund will not participate in a transaction that is allocated among other accounts. Additionally, trades executed by different firms, including Reaves, will not be aggregated and allocated as to price; thus, there may be instances where the Fund does not pay or receive the same price as other investment accounts managed by Reaves. While these aggregation and allocation policies could have a detrimental effect on the price or amount of the securities available to the Fund from time to time, it is the opinion of the Trustees of the Fund that the benefits received from Reaves’ organization outweigh any disadvantage that may arise from exposure to simultaneous transactions.

The Fund paid brokerage commissions in the aggregate amounts of $359,619, $603,778 and $390,828 during fiscal years ended October 31, 2021, 2020 and 2019, respectively, not including the gross underwriting spread on securities purchased in underwritten public offerings.

The Fund did not pay any brokerage commissions during fiscal years ended October 31, 2021, 2020 or 2019 to any broker that (1) is an affiliated person of the Fund, (2) is an affiliated person of an affiliated person of the Fund or (3) has an affiliated person that is an affiliated person of the Fund or the investment adviser.

During the Fund’s last fiscal year, pursuant to agreements or understandings with brokers or otherwise through an internal allocation procedure, the investment adviser directed certain of the Fund’s brokerage transactions to certain brokers because of the research services provided by those brokers as described above. The aggregate principal amount of the transactions involved was $$441,949,514 and the aggregate amount of the related commissions was $107,307 for fiscal year ended October 31, 2021.

The Fund had not acquired during its most recent fiscal year securities of its regular brokers or dealers as defined in Rule 10b-1 under the 1940 Act, or their parents.

PRINCIPAL SHAREHOLDERS AND CONTROL PERSONS

As of November 8, 2021, no persons beneficially owned five percent or more of the Fund’s outstanding common shares.

As of November 8, 2021, the officers and Trustees of the Fund, as a group, own less than 1% of the Fund’s outstanding voting securities.

TAXES

The Fund has elected to be treated and has qualified each year as a regulated investment company (a “RIC”) under the Code, and the Fund intends to so qualify in the future. Accordingly, the Fund must, among other things, (i) derive in each taxable year at least 90% of its gross income (including tax-exempt interest) from dividends, interest, payments with respect to certain securities loans, and gains from the sale or other disposition of stock, securities or foreign currencies, or other income (including but not limited to gain from options, futures and forward contracts) derived with respect to its business of investing in such stock, securities or currencies; (ii) diversify its holdings so that, at the end of each quarter of each taxable year (a) at least 50% of the market value of the Fund’s total assets is represented by cash and cash items, U.S. government securities, the securities of other regulated investment companies and other securities, with such other securities limited, in respect of any one issuer, to an amount not greater than 5% of the value of the Fund’s total assets and not more than 10% of the outstanding voting securities of such issuer and (b) not more than 25% of the market value of the Fund’s total assets is invested in the securities of any issuer (other than U.S. government securities and the securities of other regulated investment companies) or of any two or more issuers that the Fund controls and that are determined to be engaged in the same business or similar or related trades or businesses and (iii) distribute substantially all of its net income and net short-term and long-term capital gains (after reduction by any available capital loss carryforwards) in accordance with the timing requirements imposed by the Code, so as to maintain its RIC status and to avoid paying any federal income or excise tax. To the extent it qualifies for treatment as a RIC and satisfies the above-mentioned distribution requirements, the Fund will not be subject to federal income tax on income paid to its shareholders in the form of dividends or capital gain distributions.

In order to avoid incurring a federal excise tax obligation, the Code requires that the Fund distribute (or be deemed to have distributed) by December 31 of each calendar year an amount at least equal to the sum of (i) 98% of its ordinary income for such year (taking into account certain deferrals and elections) and (ii) 98.2% of its capital gain net income (which is the excess of its realized net long-term capital gain over its realized net short-term capital loss), generally computed on the basis of the one-year period ending on October 31 of such year, after reduction by any available capital loss carryforwards, plus (iii) 100% of any ordinary income and capital gain net income from the prior year (as previously computed) that were not paid out during such year and on which the Fund paid no federal income tax. A regulated investment company which fails to meet these requirements is liable for a nondeductible 4% excise tax on the portion of the undistributed amounts of such income that are less than the required distributions. For these purposes, the Fund will be deemed to have distributed any income or gain on which it paid U.S. federal income tax.

If the Fund does not qualify as a RIC for any taxable year, the Fund’s taxable income will be subject to corporate income taxes, and all distributions from earnings and profits, including distributions of net capital gain (if any), will be taxable to the shareholder as ordinary income. Such distributions generally will be eligible (i) for the dividends received deduction in the case of corporate shareholders and (ii) for treatment as “qualified dividends” in the case of individual shareholders. In addition, in order to requalify for taxation as a RIC, the Fund may be required to recognize unrealized gains, pay substantial taxes and interest, and make certain distributions.

Distributions from the Fund generally will be taxable to common shareholders as dividend income to the extent derived from investment income and net short-term capital gains, as described below, and as determined at the end of the year. Distributions of net capital gains (that is, the excess of net gains from the sale of capital assets held more than one year over net losses from the sale of capital assets held for not more than one year) properly designated as “capital gain dividends” will be taxable to common shareholders as long-term capital gain, regardless of how long a common shareholder has held the shares in the Fund.

If a common shareholder’s distributions are automatically reinvested pursuant to the Plan and the Plan Administrator invests the distribution in shares acquired on behalf of the shareholder in open-market purchases, for U.S. federal income tax purposes, the common shareholder will generally be treated as having received a taxable distribution in the amount of the cash dividend that the common shareholder would have received if the shareholder had elected to receive cash. If a common shareholder’s distributions are automatically reinvested pursuant to the Plan and the Plan Administrator invests the distribution in newly issued shares of the Fund, the common shareholder will generally be treated as receiving a taxable distribution equal to the fair market value of the stock the common shareholder receives.

Certain income distributions paid by the Fund to individual taxpayers are taxed at rates equal to those applicable to net long-term capital gains (currently subject to a maximum rate of 20%). This tax treatment applies only if certain holding period requirements and other requirements are satisfied by the common shareholder and the dividends are attributable to qualified dividends received by the Fund itself. For this purpose, “qualified dividends” means dividends received by the Fund from U.S. corporations and qualifying foreign corporations, provided that the Fund satisfies certain holding period and other requirements in respect of the stock of such corporations. In the case of securities lending transactions, payments in lieu of dividends are not qualified dividends. Dividends received by the Fund from REITs are qualified dividends eligible for this lower tax rate only in limited circumstances.

A dividend will not be treated as qualified dividend income (whether received by the Fund or paid by the Fund to a shareholder) if (1) the dividend is received with respect to any share held for fewer than 61 days during the 121-day period beginning on the date which is 60 days before the date on which such share becomes ex-dividend with respect to such dividend, (2) to the extent that the recipient is under an obligation (whether pursuant to a short sale or otherwise) to make related payments with respect to positions in substantially similar or related property or (3) if the recipient elects to have the dividend treated as investment income for purposes of the limitation on deductibility of investment interest. Distributions of income by the Fund other than qualified dividend income and distributions of net realized short-term gains (on stocks held for one year or less) are taxed as ordinary income, at rates currently up to 37%.

The benefits of the reduced tax rates applicable to long-term capital gains and qualified dividend income may be impacted by the application of the alternative minimum tax to individual shareholders.

Under recent tax legislation, individuals and certain other noncorporate entities are generally eligible for a 20% deduction with respect to ordinary dividends received from REITs (“qualified REIT dividends”) and certain taxable income from MLPs. The IRS has recently issued proposed regulations permitting a regulated investment company to pass through to its shareholders qualified REIT dividends eligible for the 20% deduction. However, the proposed regulations do not provide a mechanism for a regulated investment company to pass through to its shareholders income from MLPs that would be eligible for such deduction if received directly by the shareholders.

The Fund’s investment in zero coupon and certain other securities will cause it to realize income prior to the receipt of cash payments with respect to these securities. Such income will be accrued daily by the Fund and, in order to avoid a tax payable by the Fund, the Fund may be required to liquidate securities that it might otherwise have continued to hold in order to generate cash so that the Fund may make required distributions to its shareholders.

Investments in lower rated or unrated securities may present special tax issues for the Fund to the extent that the issuers of these securities default on their obligations pertaining thereto. The Code is not entirely clear regarding the federal income tax consequences of the Fund’s taking certain positions in connection with ownership of such distressed securities.

Any recognized gain or income attributable to market discount on long-term debt obligations (i.e., obligations with a term of more than one year except to the extent of a portion of the discount attributable to original issue discount) purchased by the Fund is taxable as ordinary income. A long-term debt obligation is generally treated as acquired at a market discount if purchased after its original issue at a price less than (i) the stated principal amount payable at maturity, in the case of an obligation that does not have original issue discount or (ii) in the case of an obligation that does have original issue discount, the sum of the issue price and any original issue discount that accrued before the obligation was purchased, subject to a de minimis exclusion.

The Fund’s investments in options, futures contracts, hedging transactions, forward contracts (to the extent permitted) and certain other transactions will be subject to special tax rules (including mark-to-market, constructive sale, straddle, wash sale, short sale and other rules), the effect of which may be to accelerate income to the Fund, defer Fund losses, cause adjustments in the holding periods of securities held by the Fund, convert capital gain into ordinary income and convert short-term capital losses into long-term capital losses. These rules could therefore affect the amount, timing and character of distributions to shareholders. The Fund may be required to limit its activities in options and futures contracts in order to enable it to maintain its RIC status.

The Fund’s transactions in foreign currencies, foreign currency-denominated debt obligations and certain foreign currency options, futures contracts and forward contracts (and similar instruments) may give rise to ordinary income or loss to the extent such income or loss results from fluctuations in the value of the foreign currency concerned.

Income received by the Fund from sources within foreign countries may be subject to withholding and other taxes imposed by such countries. Tax conventions between certain countries and the U.S. may reduce or eliminate such taxes. Common shareholders generally will not be entitled to claim a credit or deduction with respect to foreign taxes.

If the Fund acquires any equity interest in certain foreign corporations that receive at least 75% of their annual gross income from passive sources (such as interest, dividends, certain rents and royalties, or capital gains) or that hold at least 50% of their assets in investments producing such passive income (“passive foreign investment companies”), the Fund could be subject to U.S. federal income tax and additional interest charges on “excess distributions” received from such companies or on gain from the sale of stock in such companies, even if all income or gain actually received by the Fund is timely distributed to its shareholders. The Fund would not be able to pass through to its shareholders any credit or deduction for such a tax. An election may generally be available that would ameliorate these adverse tax consequences, but any such election could require the Fund to recognize taxable income or gain (subject to tax distribution requirements) without the concurrent receipt of cash. These investments could also result in the treatment of associated capital gains as ordinary income. The Fund may limit and/or manage its holdings in passive foreign investment companies to limit its tax liability or maximize its return from these investments.

The sale, exchange or redemption of Fund shares may give rise to a gain or loss. In general, any gain or loss realized upon a taxable disposition of shares will be treated as long-term capital gain or loss if the shares have been held for more than twelve months. Otherwise, the gain or loss on the taxable disposition of Fund shares will be treated as short-term capital gain or loss. Long-term capital gain rates applicable to individuals have been reduced, in general, to 20% (or a lower rate for certain individuals in lower tax brackets). The deductibility of capital losses is subject to limitations under the Code. Any loss realized upon the sale or exchange of Fund shares with a holding period of 6 months or less will be treated as a long-term capital loss to the extent of any capital gain distributions received with respect to such shares. In addition, all or a portion of a loss realized on a redemption or other disposition of Fund shares may be disallowed under “wash sale” rules to the extent the shareholder acquires other shares of the same Fund (whether through the reinvestment of distributions or otherwise) within the period beginning 30 days before the redemption of the loss shares and ending 30 days after such date. Any disallowed loss will result in an adjustment to the shareholder’s tax basis in some or all of the other shares acquired.

Sales charges paid upon a purchase of shares cannot be taken into account for purposes of determining gain or loss on a sale of the shares before the 91st day after their purchase to the extent a sales charge is reduced or eliminated in a subsequent acquisition of shares of the Fund (or of another fund) on or before January 31 of the following calendar year pursuant to the reinvestment or exchange privilege. Any disregarded amounts will result in an adjustment to the shareholder’s tax basis in some or all of any other shares acquired.

Dividends and distributions on the Fund’s shares are generally subject to federal income tax as described herein to the extent they do not exceed the Fund’s realized income and gains, even though such dividends and distributions may economically represent a return of a particular shareholder’s investment. Such distributions are likely to occur in respect of shares purchased at a time when the Fund’s net asset value reflects gains that are either unrealized, or realized but not distributed. Such realized gains may be required to be distributed even when the Fund’s net asset value also reflects unrealized losses. Certain distributions declared in October, November or December and paid in the following January will be taxed to shareholders as if received on December 31 of the year in which they were declared. In addition, certain other distributions made after the close of a taxable year of the Fund may be “spilled back” and treated as paid by the Fund (except for purposes of the 4% excise tax) during such taxable year. In such case, shareholders will be treated as having received such dividends in the taxable year in which the distributions were actually made.

In addition to the taxes set forth above, a tax of 3.8% is imposed on the “net investment income” of certain individuals, trusts and estates. Among other items, net investment income generally includes gross income from both ordinary income dividends as well as capital gains dividends.

Amounts paid by the Fund to individuals and certain other shareholders who have not provided the Fund with their correct taxpayer identification number (“TIN”) and certain certifications required by the Internal Revenue Service (the “IRS”) as well as shareholders with respect to whom the Fund has received certain information from the IRS or a broker may be subject to “backup” withholding of federal income tax arising from the Fund’s taxable dividends and other distributions as well as the gross proceeds of sales of shares, (currently, at a rate equal to 24%). An individual’s TIN is generally his or her social security number. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from payments made to a Shareholder may be refunded or credited against such Shareholder’s U.S. federal income tax liability, if any, provided that the required information is furnished to the IRS.

The foregoing discussion does not address the special tax rules applicable to certain classes of investors, such as tax-exempt entities, foreign investors, insurance companies and financial institutions. Shareholders should consult their own tax advisers with respect to special tax rules that may apply in their particular situations, as well as the state, local, and, where applicable, foreign tax consequences of investing in the Fund.

The Fund will inform shareholders of the source and tax status of all distributions promptly after the close of each calendar year. The IRS has taken the position that if a RIC has more than one class of shares, it may designate distributions made to each class in any year as consisting of no more than that class’s proportionate share of particular types of income for that year, including ordinary income and net capital gain. A class’s proportionate share of a particular type of income for a year is determined according to the percentage of total dividends paid by the RIC during that year to the class. Accordingly, the Fund intends to designate a portion of its distributions in capital gain dividends in accordance with the IRS position.

Shareholders are advised to consult with their own tax advisers for more detailed information concerning U.S. federal, state, local and foreign income or other taxes.

State and Local Taxes

Under current law, provided that the Fund qualifies as a RIC for federal income tax purposes, the Fund should not be liable for any income, corporate excise or franchise tax in the state of Delaware.

Shareholders should consult their own tax advisers as to the state or local tax consequences of investing in the Fund.

OTHER INFORMATION

The Fund is an organization of the type commonly known as a “Delaware statutory trust.” Under Delaware law, shareholders of such a trust may, in certain circumstances, be held personally liable as partners for the obligations of the trust. The Declaration of Trust contains an express disclaimer of shareholder liability in connection with the Fund property or the acts, obligations or affairs of the Fund. The Declaration of Trust also provides for indemnification out of the Fund property of any shareholder held personally liable for the claims and liabilities to which a shareholder may become subject by reason of being or having been a shareholder. Thus, the risk of a shareholder incurring financial loss on account of shareholder liability is limited to circumstances in which the Fund itself is unable to meet its obligations. The Fund has been advised by its counsel that the risk of any shareholder incurring any liability for the obligations of the Fund is remote.

The Declaration of Trust provides that the Trustees will not be liable for actions taken in good faith in the reasonable belief that such actions were in the best interests of the Fund or, in the case of any criminal proceeding, as to which a Trustee did not have reasonable cause to believe that such actions were unlawful; but nothing in the Declaration of Trust protects a Trustee against any liability to the Fund or its shareholders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office. Voting rights are not cumulative, which means that the holders of more than 50% of the shares voting for the election of Trustees can elect 100% of the Trustees and, in such event, the holders of the remaining less than 50% of the shares voting on the matter will not be able to elect any Trustees.

The Declaration of Trust provides that no person shall serve as a Trustee if shareholders holding two-thirds of the outstanding shares entitled to vote on the election of such trustee have voted to remove him from that office.

The Fund’s Prospectus and this Statement of Additional Information do not contain all of the information set forth in the Registration Statement that the Fund has filed with the SEC. The complete Registration Statement may be obtained from the SEC upon payment of the fee prescribed by its rules and regulations.

INDEPENDENT Registered Public Accounting Firm

Deloitte & Touche LLP is the Fund’s independent registered public accounting firm, providing audit and tax services to the Fund.

CUSTODIAN, TRANSFER AGENT, DIVIDEND PAYING AGENT AND REGISTRAR

State Street Bank and Trust Company (“State Street”), 2 Avenue de Lafayette, Boston, MA 02111, is the Fund’s custodian and as such maintains custody of the Fund’s securities, cash and other assets. State Street is a global financial services company that provides various financial services to institutions, corporations and individuals. DST Systems, Inc. (“DST”), 333 West 11th Street, 5th Floor, Kansas City, MO 64105, serves as the Fund’s transfer agent, dividend paying agent, and registrar. DST also serves as the plan administrator for the Fund’s Dividend Reinvestment Plan.

INCORPORATION BY REFERENCE

This Prospectus is part of a registration statement that the Fund has filed with the SEC. The Fund is permitted to “incorporate by reference” the information that it files with the SEC, which means that the Fund can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this Prospectus, and later information that the Fund files with the SEC will automatically update and supersede this information.

The documents listed below, and any reports and other documents subsequently filed with the SEC pursuant to Rule 30(b)(2) under the 1940 Act and Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering, are incorporated by reference into this Prospectus and deemed to be part of this Prospectus from the date of the filing of such reports and documents:

●	the Fund’s Statement of Additional Information, dated November 24, 2021, filed with this Prospectus (“SAI”);

●	the Fund’s Annual Report on Form N-CSR for the fiscal year ended October 31, 2020, filed with the SEC on January 5, 2021 (“Annual Report”);

●	the Fund’s Semi-Annual Report on Form N-CSRS for the period ended April 30, 2021, filed with the SEC on July 7, 2021;

●	the Fund’s definitive proxy statement on Schedule 14A for our 2021 annual meeting of shareholders, filed with the SEC on February 22, 2021 (“Proxy Statement”); and

●	the Fund’s description of common shares contained in our Registration Statement on Form 8-A (File No. 333-109089) filed with the SEC on February 20, 2004.

FINANCIAL STATEMENTS

 The Fund's financial statements for the fiscal year ended October 31, 2020, incorporated in this Statement of Additional Information by reference to the Fund's Annual Report to Shareholders, have been audited by Deloitte & Touche LLP (“Deloitte”), an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing. The address of Deloitte is 1601 Wewatta Street, Suite 400 Denver, CO 80202. The services Deloitte, or one of its affiliates, provides include examination of the financial statements of the Fund, services relating to filings by the Fund with the SEC, and consultation on matters related to the preparation and filing of tax returns. The Fund’s unaudited Semi-Annual Report for the fiscal period ended April 30, 2021, is incorporated by reference in this Statement of Additional Information. A copy of the Fund’s Annual Report and unaudited Semi-Annual Report are available on the SEC’s website at www.sec.gov. Copies may also be obtained free of charge by writing to the Fund at its address at 1290 Broadway, Suite 1000, Denver, Colorado 80203 or by calling the Fund’ toll free at (800) 644-5571.

APPENDIX A

CREDIT RATINGS

MOODY’S RATINGS

Long-Term Obligation Ratings

Moody’s long-term ratings are assigned to issuers or obligations with an original maturity of one year or more and reflect both on the likelihood of a default or impairment on contractual financial obligations and the expected financial loss suffered in the event of default or impairment.

Aaa: Obligations rated Aaa are judged to be of the highest quality, subject to the lowest level of credit risk.

Aa: Obligations rated Aa are judged to be of high quality and are subject to very low credit risk.

A: Obligations rated A are considered upper-medium grade and are subject to low credit risk.

Baa: Obligations rated Baa are judged to be medium-grade and subject to moderate credit risk and as such may possess certain speculative characteristics.

Ba: Obligations rated Ba are judged to be speculative and are subject to substantial credit risk.

B: Obligations rated B are considered speculative and are subject to high credit risk.

Caa: Obligations rated Caa are judged to be speculative of poor standing and are subject to very high credit risk.

Ca: Obligations rated Ca are highly speculative and are likely in, or very near, default, with some prospect of recovery of principal and interest.

C: Obligations rated C are the lowest rated class and are typically in default, with little prospect for recovery of principal or interest.

Note: Moody’s appends numerical modifiers 1, 2, and 3 to each generic rating classification from Aa through Caa. The modifier 1 indicates that the obligation ranks in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking; and the modifier 3 indicates a ranking in the lower end of that generic rating category. Additionally, a “(hyb)” indicator is appended to all ratings of hybrid securities issued by banks, insurers, finance companies, and securities firms.

Short-Term Obligations Ratings

Moody’s short-term ratings are assigned to obligations with an original maturity of thirteen months or less and reflect both on the likelihood of a default or impairment on contractual financial obligations and the expected financial loss suffered in the event of default or impairment.

Moody’s employs the following designations to indicate the relative repayment ability of rated issuers:

P-1: Issuers (or supporting institutions) rated Prime-1 have a superior ability to repay short-term debt obligations.

P-2: Issuers (or supporting institutions) rated Prime-2 have a strong ability to repay short-term debt obligations.

P-3: Issuers (or supporting institutions) rated Prime-3 have an acceptable ability to repay short-term obligations.

NP: Issuers (or supporting institutions) rated Not Prime do not fall within any of the Prime rating categories.

STANDARD & POORS’ RATINGS

Issue Credit Rating Definitions

An S&P Global Ratings issue credit rating is a forward-looking opinion about the creditworthiness of an obligor with respect to a specific financial obligation, a specific class of financial obligations, or a specific financial program (including ratings on medium-term note programs and commercial paper programs). It takes into consideration the creditworthiness of guarantors, insurers, or other forms of credit enhancement on the obligation and takes into account the currency in which the obligation is denominated. The opinion reflects S&P Global Ratings’ view of the obligor’s capacity and willingness to meet its financial commitments as they come due, and this opinion may assess terms, such as collateral security and subordination, which could affect ultimate payment in the event of default.

Issue credit ratings can be either long-term or short-term. Short-term ratings are generally assigned to those obligations considered short-term in the relevant market. Short-term ratings are also used to indicate the creditworthiness of an obligor with respect to put features on long-term obligations. Medium-term notes are assigned long-term ratings.

Long-Term Issue Credit Ratings

Issue credit ratings are based, in varying degrees, on S&P Global Ratings’ analysis of the following considerations:

●	Likelihood of payment—capacity and willingness of the obligor to meet its financial commitment on an obligation in accordance with the terms of the obligation;

●	Nature of and provisions of the obligation, and the promise we impute; and

●

Protection afforded by, and relative position of, the obligation in the event of bankruptcy, reorganization, or other arrangement under the laws of bankruptcy and other laws affecting creditors’ rights.

An issue rating is an assessment of default risk but may incorporate an assessment of relative seniority or ultimate recovery in the event of default. Junior obligations are typically rated lower than senior obligations, to reflect lower priority in bankruptcy, as noted above. (Such differentiation may apply when an entity has both senior and subordinated obligations, secured and unsecured obligations, or operating company and holding company obligations.)

Investment Grade

AAA: An obligation rated ‘AAA’ has the highest rating assigned by S&P Global Ratings. The obligor’s capacity to meet its financial commitments on the obligation is extremely strong.

AA: An obligation rated ‘AA’ differs from the highest-rated obligations only to a small degree. The obligor’s capacity to meet its financial commitments on the obligation is very strong.

A: n obligation rated ‘A’ is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher-rated categories. However, the obligor’s capacity to meet its financial commitments on the obligation is still strong.

BBB: An obligation rated ‘BBB’ exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to weaken the obligor’s capacity to meet its financial commitments on the obligation.

Speculative Grade

BB, B, CCC, CC, and C: Obligations rated ‘BB’, ‘B’, ‘CCC’, ‘CC’, and ‘C’ are regarded as having significant speculative characteristics. ’BB’ indicates the least degree of speculation and ’C’ the highest. While such obligations will likely have some quality and protective characteristics, these may be outweighed by large uncertainties or major exposure to adverse conditions.

BB: An obligation rated ‘BB’ is less vulnerable to nonpayment than other speculative issues. However, it faces major ongoing uncertainties or exposure to adverse business, financial, or economic conditions that could lead to the obligor’s inadequate capacity to meet its financial commitments on the obligation.

B: An obligation rated ‘B’ is more vulnerable to nonpayment than obligations rated ’BB’, but the obligor currently has the capacity to meet its financial commitments on the obligation. Adverse business, financial, or economic conditions will likely impair the obligor’s capacity or willingness to meet its financial commitments on the obligation.

CCC: An obligation rated ‘CCC’ is currently vulnerable to nonpayment and is dependent upon favorable business, financial, and economic conditions for the obligor to meet its financial commitments on the obligation. In the event of adverse business, financial, or economic conditions, the obligor is not likely to have the capacity to meet its financial commitments on the obligation.

CC: An obligation rated ‘CC’ is currently highly vulnerable to nonpayment. The ’CC’ rating is used when a default has not yet occurred but S&P Global Ratings expects default to be a virtual certainty, regardless of the anticipated time to default.

C: An obligation rated ‘C’ is currently highly vulnerable to nonpayment, and the obligation is expected to have lower relative seniority or lower ultimate recovery compared with obligations that are rated higher.

D: An obligation rated ‘D’ is in default or in breach of an imputed promise. For non-hybrid capital instruments, the ’D’ rating category is used when payments on an obligation are not made on the date due, unless S&P Global Ratings believes that such payments will be made within five business days in the absence of a stated grace period or within the earlier of the stated grace period or 30 calendar days. The ’D’ rating also will be used upon the filing of a bankruptcy petition or the taking of similar action and where default on an obligation is a virtual certainty, for example due to automatic stay provisions. A rating on an obligation is lowered to ’D’ if it is subject to a distressed exchange offer.

Plus (+) or minus (-): The ratings from ‘AA’ to ‘CCC’ may be modified by the addition of a plus (+) or minus (-) sign to show relative standing within the major rating categories.

Short-Term Issue Credit Ratings

A-1: A short-term obligation rated ‘A-1’ is rated in the highest category by S&P Global Ratings. The obligor’s capacity to meet its financial commitments on the obligation is strong. Within this category, certain obligations are designated with a plus sign (+). This indicates that the obligor’s capacity to meet its financial commitments on these obligations is extremely strong.

A-2: A short-term obligation rated ‘A-2’ is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher rating categories. However, the obligor’s capacity to meet its financial commitments on the obligation is satisfactory.

A-3: A short-term obligation rated ‘A-3’ exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to weaken an obligor’s capacity to meet its financial commitments on the obligation.

B: A short-term obligation rated ‘B’ is regarded as vulnerable and has significant speculative characteristics. The obligor currently has the capacity to meet its financial commitments; however, it faces major ongoing uncertainties that could lead to the obligor’s inadequate capacity to meet its financial commitments.

C: A short-term obligation rated ‘C’ is currently vulnerable to nonpayment and is dependent upon favorable business, financial, and economic conditions for the obligor to meet its financial commitments on the obligation.

D: A short-term obligation rated ‘D’ is in default or in breach of an imputed promise. For non-hybrid capital instruments, the ‘D’ rating category is used when payments on an obligation are not made on the date due, unless S&P Global Ratings believes that such payments will be made within any stated grace period. However, any stated grace period longer than five business days will be treated as five business days. The ‘D’ rating also will be used upon the filing of a bankruptcy petition or the taking of a similar action and where default on an obligation is a virtual certainty, for example due to automatic stay provisions. A rating on an obligation is lowered to ‘D’ if it is subject to a distressed exchange offer.

FITCH’S RATINGS

International Issuer and Credit Rating Scales

The Primary Credit Rating Scales (those featuring the symbols ‘AAA’-’D’ and ‘F1’-’D’) are used for debt and financial strength ratings.

Long-Term Credit Ratings – Issuer Credit Rating Scales

Rated entities in a number of sectors, including financial and non-financial corporations, sovereigns, insurance companies and certain sectors within public finance, are generally assigned Issuer Default Ratings (IDRs). IDRs are also assigned to certain entities or enterprises in global infrastructure, project finance and public finance. IDRs opine on an entity’s relative vulnerability to default (including by way of a distressed debt exchange) on financial obligations. The threshold default risk addressed by the IDR is generally that of the financial obligations whose non-payment would best reflect the uncured failure of that entity. As such, IDRs also address relative vulnerability to bankruptcy, administrative receivership or similar concepts.

In aggregate, IDRs provide an ordinal ranking of issuers based on the agency’s view of their relative vulnerability to default, rather than a prediction of a specific percentage likelihood of default.

Investment Grade

AAA: Highest credit quality. “AAA” ratings denote the lowest expectation of default risk. They are assigned only in case of exceptionally strong capacity for payment of financial commitments. This capacity is highly unlikely to be adversely affected by foreseeable events.

AA: Very high credit quality. “AA” ratings denote expectations of very low default risk. They indicate very strong capacity for payment of financial commitments. This capacity is not significantly vulnerable to foreseeable events.

A: High credit quality. “A” ratings denote expectations of low default risk. The capacity for payment of financial commitments is considered strong. This capacity may, nevertheless, be more vulnerable to adverse business or economic conditions than is the case for higher ratings.

BBB: Good credit quality. “BBB” ratings indicate that expectations of default risk are currently low. The capacity for payment of financial commitments is considered adequate, but adverse business or economic conditions are more likely to impair this capacity.

Speculative Grade

BB: Speculative. “BB” ratings indicate an elevated vulnerability to default risk, particularly in the event of adverse changes in business or economic conditions over time; however, business or financial flexibility exists which supports the servicing of financial commitments.

B: Highly speculative. “B” ratings indicate that material default risk is present, but a limited margin of safety remains. Financial commitments are currently being met; however, capacity for continued payment is vulnerable to deterioration in the business and economic environment.

CCC: Substantial credit risk. Default is a real possibility.

CC: Very high levels of credit risk. Default of some kind appears probable.

C: Near default. A default or default-like process has begun, or the issuer is in standstill, or for a closed funding vehicle, payment capacity is irrevocably impaired. Conditions that are indicative of a ‘C’ category rating for an issuer include: (a) the issuer has entered into a grace or cure period following non-payment of a material financial obligation; (b) the issuer has entered into a temporary negotiated waiver or standstill agreement following a payment default on a material financial obligation; (c) the formal announcement by the issuer or their agent of a distressed debt exchange; and (d) a closed financing vehicle where payment capacity is irrevocably impaired such that it is not expected to pay interest and/or principal in full during the life of the transaction, but where no payment default is imminent.

RD: Restricted Default: ‘RD’ ratings indicate an issuer that in Fitch Ratings’ opinion has experienced an uncured payment default on a bond, loan or other material financial obligation but which has not entered into bankruptcy filings, administration, receivership, liquidation or other formal winding-up procedure, and which has not otherwise ceased operating. This would include: (a) the selective payment default on a specific class or currency of debt; (b) the uncured expiry of any applicable grace period, cure period or default forbearance period following a payment default on a bank loan, capital markets security or other material financial obligation; or (c) the extension of multiple waivers or forbearance periods upon a payment default on one or more material financial obligations, either in series or in parallel.

D. Default: ‘D’ ratings indicate an issuer that in Fitch Ratings’ opinion has entered into bankruptcy filings, administration, receivership, liquidation or other formal winding-up procedure, or which has otherwise ceased business.

Default ratings are not assigned prospectively to entities or their obligations; within this context, non-payment on an instrument that contains a deferral feature or grace period will generally not be considered a default until after the expiration of the deferral or grace period, unless a default is otherwise driven by bankruptcy or other similar circumstance, or by a distressed debt exchange.

In all cases, the assignment of a default rating reflects the agency’s opinion as to the most appropriate rating category consistent with the rest of its universe of ratings and may differ from the definition of default under the terms of an issuer’s financial obligations or local commercial practice.

Note: The modifiers “+” or “-” may be appended to a rating to denote relative status within major rating categories. Such suffixes are not added to ‘AAA’ ratings and ratings below the ‘CCC’ category.

Limitations of the Issuer Credit Rating Scale:

Specific limitations relevant to the issuer credit rating scale include:

●	The ratings do not predict a specific percentage of default likelihood over any given time period.

●	The ratings do not opine on the market value of any issuer’s securities or stock, or the likelihood that this value may change.

●	The ratings do not opine on the liquidity of the issuer’s securities or stock.

●	The ratings do not opine on the possible loss severity on an obligation should an issuer (or an obligation with respect to structured finance transactions) default, except in the following cases:

○	Ratings assigned to individual obligations of issuers in corporate finance, banks, non-bank financial institutions, insurance and covered bonds.

○

In limited circumstances for U.S. public finance obligations where Chapter 9 of the Bankruptcy Code provides reliably superior prospects for ultimate recovery to local government obligations that benefit from a statutory lien on revenues or during the pendency of a bankruptcy proceeding under the Code if there is sufficient visibility on potential recovery prospects.

●	The ratings do not opine on the suitability of an issuer as counterparty to trade credit.

●

The ratings do not opine on any quality related to an issuer’s business, operational or financial profile other than the agency’s opinion on its relative vulnerability to default or in the case of bank Viability Ratings on its relative vulnerability to failure. For the avoidance of doubt, not all defaults will be considered a default for rating purposes. Typically, a default relates to a liability payable to an unaffiliated, outside investor.

●

The ratings do not opine on any quality related to a transaction‘s profile other than the agency‘s opinion on the relative vulnerability to default of an issuer and/or of each rated tranche or security.

●	The ratings do not predict a specific percentage of extraordinary support likelihood over any given period.

●	The ratings do not opine on the suitability of any security for investment or any other purposes.

Ratings assigned by Fitch Ratings articulate an opinion on discrete and specific areas of risk. The above list is not exhaustive, and is provided for the reader’s convenience.

Short-Term Ratings Assigned to Issuers and Obligations

A short-term issuer or obligation rating is based in all cases on the short-term vulnerability to default of the rated entity and relates to the capacity to meet financial obligations in accordance with the documentation governing the relevant obligation. Short-term deposit ratings may be adjusted for loss severity. Short-Term Ratings are assigned to obligations whose initial maturity is viewed as "short term" based on market convention. Typically, this means up to 13 months for corporate, sovereign, and structured obligations and up to 36 months for obligations in U.S. public finance markets.

F1: Highest short-term credit quality. Indicates the strongest intrinsic capacity for timely payment of financial commitments; may have an added “+” to denote any exceptionally strong credit feature.

F2: Good short-term credit quality. Good intrinsic capacity for timely payment of financial commitments.

F3: Fair short-term credit quality. The intrinsic capacity for timely payment of financial commitments is adequate.

B: Speculative short-term credit quality. Minimal capacity for timely payment of financial commitments, plus heightened vulnerability to near-term adverse changes in financial and economic conditions.

C: High short-term default risk. Default is a real possibility.

RD: Restricted Default. Indicates an entity that has defaulted on one or more of its financial commitments, although it continues to meet other financial obligations. Typically applicable to entity ratings only.

D: Default. Indicates a broad-based default event for an entity, or the default of a short-term obligation.

Limitations of the Short-Term Ratings Scale:

Specific limitations relevant to the Short-Term Ratings Scale include:

●	The ratings do not predict a specific percentage of default likelihood over any given time period.

●	The ratings do not opine on the market value of any issuer’s securities or stock, or the likelihood that this value may change.

●	The ratings do not opine on the liquidity of the issuer’s securities or stock.

●	The ratings do not opine on the possible loss severity on an obligation should an issuer (or an obligation with respect to structured finance transactions) default, except in the following cases:

○	Ratings assigned to individual obligations of issuers in corporate finance, banks, non-bank financial institutions, insurance and covered bonds.

○

In limited circumstances for U.S. public finance obligations where Chapter 9 of the Bankruptcy Code provides reliably superior prospects for ultimate recovery to local government obligations that benefit from a statutory lien on revenues or during the pendency of a bankruptcy proceeding under the Code if there is sufficient visibility on potential recovery prospects.

●	The ratings do not opine on the suitability of an issuer as counterparty to trade credit.

●

The ratings do not opine on any quality related to an issuer’s business, operational or financial profile other than the agency’s opinion on its relative vulnerability to default or in the case of bank Viability Ratings on its relative vulnerability to failure. For the avoidance of doubt, not all defaults will be considered a default for rating purposes. Typically, a default relates to a liability payable to an unaffiliated, outside investor.

●

The ratings do not opine on any quality related to a transaction‘s profile other than the agency‘s opinion on the relative vulnerability to default of an issuer and/or of each rated tranche or security.

●	The ratings do not predict a specific percentage of extraordinary support likelihood over any given period.

●	The ratings do not opine on the suitability of any security for investment or any other purposes.

Ratings assigned by Fitch Ratings articulate an opinion on discrete and specific areas of risk. The above list is not exhaustive, and is provided for the reader’s convenience.

ADDITIONAL INFORMATION:

‘NR’: This action is used when an issue has reached its redemption date and rating coverage is discontinued. This indicates that a previously rated issue has been repaid, but other issues of the same program (rated or unrated) may remain outstanding. For the convenience of investors, Fitch may also include issues relating to a rated issuer or transaction that are not and have not been rated on its section of the web page relating to the respective issuer or transaction. Such issues will also be denoted ‘NR’.

‘Withdrawn’: The rating has been withdrawn and the issue or issuer is no longer rated by Fitch. Withdrawals may occur for one or several of the following reasons:

○	Incorrect or insufficient information.
○	Bankruptcy of the rated entity, debt restructuring or default.
○	Reorganization of rated entity (e.g. merger or acquisition of rated entity or rated entity no longer exists).
○	The debt instrument was taken private.
○	Withdrawal of a guarantor rating.
○	An expected rating that is no longer expected to convert to a final rating.
○	Criteria or policy change.
○	Bonds were pre-refunded, repaid early (off schedule), or canceled. This includes cases where the issuer has no debt outstanding and is no longer issuing debt.
○	Ratings are no longer considered relevant to the agency’s coverage.
○	Commercial reasons.
○	Other reasons.

When a public rating is withdrawn, Fitch will issue a Rating Action Commentary that details the current rating and Outlook or Watch status (if applicable), a statement that the rating is withdrawn and the reason for the withdrawal.

Withdrawals cannot be used to forestall a rating action. Every effort is therefore made to ensure that the rating opinion upon withdrawal reflects an updated view. Where significant elements of uncertainty remain (for example, a rating for an entity subject to a takeover bid) or where information is otherwise insufficient to support a revised opinion, the agency attempts when possible to indicate in the withdrawal disclosure the likely direction and scale of any rating movement had coverage been maintained.

Ratings that have been withdrawn will be indicated by the symbol ‘WD’.

* * * * * * * *

Notes: Bonds which are unrated expose the investor to risks with respect to capacity to pay interest or repay principal which are similar to the risks of lower-rated speculative bonds. The Fund is dependent on the Adviser’s judgment, analysis and experience in the evaluation of such bonds.

Investors should note that the assignment of a rating to a bond by a rating service may not reflect the effect of recent developments on the issuer’s ability to make interest and principal payments.

The ratings indicated herein are believed to be the most recent ratings available at the date of this Statement of Additional Information for the securities listed. Ratings are generally given to securities at the time of issuance. While the rating agencies may from time to time revise such ratings, they undertake no obligation to do so, and the ratings indicated do not necessarily represent ratings which would be given to these securities on the date of the Fund’s fiscal year end.